As filed with the Securities and Exchange Commission on May 22, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LendingClub Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0605731
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
LendingClub Corporation
71 Stevenson St., Suite 300
San Francisco, CA 94105
(415) 632-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Sanborn, Chief Executive Officer
LendingClub Corporation
71 Stevenson St., Suite 300
San Francisco, CA 94105
(415) 632-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Russell S. Elmer, General Counsel
LendingClub Corporation
71 Stevenson St., Suite 300
San Francisco, CA 94105
(415) 632-5600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Member Payment Dependent Notes	(1)	(1)

(1)
The registrant filed a registration statement on Form S-3ASR (File No. 333-198323) on August 25, 2014 and previously paid an aggregate of $2,067,350 in registration fees to list $18,724,409,764 in Member Payment Dependent Notes. As of April 28, 2017, $15,539,153,805 in Member Payment Dependent Notes were unsold. Accordingly, the previous registration fees paid with respect to the listed but unsold Member Payment Dependent Notes are being carried forward for application in connection with the offerings under this registration statement. An indeterminate amount of securities to be offered at indeterminate prices are being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

Prospectus

Member Payment Dependent Notes

We may from time to time offer and sell Member Payment Dependent Notes issued by Lending Club. We refer to our Member Payment Dependent Notes as the “Notes.”
We will issue the Notes in series. Each series will correspond to a single consumer loan facilitated through our platform to a borrower. In this prospectus, we refer to these consumer loans as “member loans,” “consumer loans,” “Prime Loans” or “Standard Program Loans.” We refer to each borrower or other obligor who is obligated under the member loan as the “borrower,” and we refer to the member loan funded with the proceeds we receive from a particular series of Notes as the “corresponding member loan” for the series.
Important terms of the Notes include the following, each of which is described in detail in this prospectus:

•
Our obligation to make payments on a Note will be limited to an amount equal to the investor’s pro rata share of amounts we receive with respect to the corresponding member loan for that Note, net of our 1.00% service fee. We do not guarantee payment of the Notes or the corresponding member loans, and the Notes are not obligations of our borrowers.

•
The Notes will have a stated, fixed interest rate, which will be the rate for the corresponding member loan. The current range of interest rates is from 5.32%-30.99% and is based upon a formula described in this prospectus.

•	All Notes will bear interest from the date of issuance, be fully amortizing and be payable monthly.

•	The Notes will have the initial maturities and final maturities as set forth in the table below:

	Initial Maturity	Final Maturity
Three-Year Term	Three years from the date of issuance	Five years from the date of issuance
Five-Year Term	Five years from the date of issuance	Five years from the date of issuance
The extension of the maturity date for three-year Notes is described in this prospectus.
Except as may be provided otherwise for a particular series of Notes, we will issue Notes in denominations of $25 and integral multiples of $25. The minimum Note amount is $25 and the maximum Note amount is $40,000. Notes from $1,000 to $9,975 are only issued with three (3) year terms, unless the loan request comes from a partner that allows borrower applicants to select the amount and term, which selections will be honored.

•	We will offer all Notes at 100% of their principal amount. All Notes will be offered only through our website to our members, and there will be no underwriters or underwriting discounts.

•
All Notes will be issued in electronic form only and will not be listed on any securities exchange. Notes will generally not be transferable except through the third-party secondary Note trading platform operated by Folio Investments, Inc. (FOLIOfn), an unaffiliated registered broker-dealer, which we also refer to as the “secondary trading platform.” There can be no assurance, however; that an active market for any Notes will develop on the secondary trading platform or that the secondary trading platform will be available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity.

We will provide a prospectus supplement each time we issue Notes, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with any documents that we incorporate herein or therein by reference, carefully before you invest.

This offering is highly speculative and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 15.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2017

ABOUT THIS PROSPECTUS

This prospectus describes our offering of our Member Payment Dependent Notes, which we refer to in this prospectus as the “Notes.” This prospectus is part of a registration statement filed with the Securities and Exchange Commission, which we refer to as the “SEC.” This prospectus, and the registration statement of which it forms a part, speak only as of the date of this prospectus. We will supplement this registration statement from time to time as described below.

Unless the context otherwise requires, we use the terms “Lending Club,” “LC,” “the Company,” “our company,” “we,” “us” and “our” in this prospectus to refer to LendingClub Corporation, a Delaware corporation, and, where appropriate, its wholly owned subsidiaries:

•
LC Advisors, LLC and its wholly owned subsidiaries (LCA), a registered investment advisor with the SEC that acts as the general partner for certain private funds and as advisor to separately managed accounts.

•	Springstone Financial, LLC (Springstone), a company that facilitates education and patient finance loans.

The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (Securities Act). We offer Notes continuously, and sales of Notes through our platform occur on a daily basis. Before we post a loan request on our website and thereby offer the series of Notes corresponding to that member loan, as described in “About the Platform and Marketplace,” we prepare a supplement to this prospectus, which we refer to as a “listing supplement.” In that listing supplement, we provide information about the series of Notes offered for sale on our website that correspond to the posted member loan, if it is funded and closed, as well as information about any other series of Notes then being offered for sale on our website. We file these listing supplements pursuant to Rule 424(b) under the Securities Act within two business days of the initial posting of each loan request. We also make at least weekly filings of supplements to this prospectus pursuant to Rule 424(b) under the Securities Act, which we refer to as “sales supplement,” in which we report sales of Notes we have issued since the filing of our most recent sales supplement. The sales supplements include information about the principal amount, loan grade of the corresponding member loan, maturity and interest rate of each series of Notes sold. The sales supplements are also posted to our website.

We may prepare prospectus supplements to update this prospectus for other purposes, such as to disclose changes to the terms of our offering of the Notes. We will file these prospectus supplements with the SEC pursuant to Rule 424(b) and post them on our website. When required by SEC rules, such as when there is a “fundamental change” in our offering or the information contained in this prospectus, we will file post-effective amendments to the registration statement. We will disclose these changes in prospectus supplements posted on our website at the time the post-effective amendment becomes effective.

The Notes are not available for offer and sale to residents of every state. Our website will indicate the states where residents may purchase Notes. We will post on our website any special suitability standards or other conditions applicable to purchases of Notes in certain states that are not otherwise set forth in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s internet site at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits to the registration statement filed as part of the registration statement or the documents incorporated therein by reference. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference in the registration statement.

INFORMATION INCORPORATED BY REFERENCE

We incorporate into this prospectus the following documents or information filed with the SEC and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), prior to the termination of the offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules and not otherwise specifically incorporated by reference):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on February 28, 2017 (File No. 001-36771) (Annual Report);

(2)	Definitive Proxy Statement relating to the 2017 annual meeting of stockholders filed on April 24, 2017 (File No. 001-36771).

(3)	Current Reports on Form 8-K filed on March 9, 2017, May 4, 2017 and May 19, 2017 (File No. 001-36771).

(4)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed on May 5, 2017 (File Nos. 001-36771).

(5)
The description of our Member Payment Dependent Notes contained in our registration statement on Form 8-A filed with the SEC on June 28, 2012 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

(6)
Prospectus Supplements that are filed pursuant to Rule 424 (i) four (4) times a business day for loan listings (listing supplements) and that are filed on or after the date of this prospectus and before the termination of the offering of securities under this prospectus. These supplements can be found at https://www.lendingclub.com/info/sales-reports.action; and

(7)
Sales supplements that are filed pursuant to Rule 424 weekly, which either contain new or updated loan listings or loan issuances (sales supplements) and that are filed on or after the date of this prospectus and before the termination of the offering of securities under this prospectus. These supplements can be found at https://www.lendingclub.com/info/sales-reports.action.

This means that we disclose important information to you by referring to these periodic reports. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

You may request a copy of any or all of the reports or documents that have been incorporated by reference, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Investor Relations, 71 Stevenson St, Suite 300, San Francisco, CA 94105; telephone number (415) 632-5600; or emailed to ir@lendingclub.com. In addition, these reports or documents are also available on our website at www.lendingclub.com.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or in the documents incorporated by reference. You should read the following summary together with the more detailed information appearing in this prospectus and the documents incorporated by reference, including our financial statements and related notes, and the risk factors beginning on page 15 before deciding whether to purchase our Notes.

Overview

Lending Club is America's largest online marketplace connecting borrowers and investors. We believe our technology-powered marketplace is the best way to make capital more accessible to borrowers and investors. Our marketplace increases efficiency and improves the borrower and investor experience with ease of use and accessibility by substantially reducing the need for physical infrastructure and manual processes that exist in the traditional banking system.

Qualified consumers and small business owners borrow through Lending Club to lower the cost of their credit and enjoy a more seamless and transparent experience than that provided by traditional banks. We believe the range of loan products we facilitate is simple, fair and responsible, making it easier for consumers to budget for monthly repayment and meet their financial goals.

Investors use Lending Club to earn solid risk-adjusted returns from an asset class that has generally been closed to many investors and only available on a limited basis to large institutional investors. Through our marketplace, we are able to make more assets available to more investors, including retail investors, high-net-worth individuals and family offices, banks and finance companies, insurance companies, hedge funds, foundations, pension plans and university endowments.

We have developed our proprietary technology platform to support our marketplace and offer a variety of our issuing banks’ loan products to interested investors. Our proprietary technology automates key aspects of our operations, including the borrower application process, data gathering, credit decisioning and scoring, loan funding, investing and servicing, regulatory compliance and fraud detection. Our platform offers sophisticated analytical tools and data to enable investors to make informed decisions and assess their portfolios. Our extensible technology platform has allowed us to expand our offerings from personal loans to include small business loans, and to expand investor classes from individuals to institutions and create various investment vehicles.

About the Marketplace

Through our marketplace, investors have the opportunity to buy Notes issued by Lending Club and designate the corresponding loans to be facilitated through our marketplace. The Notes will be special, limited obligations of Lending Club only and not obligations of any borrower. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans, or in any other assets of Lending Club or the underlying borrower.

We will pay principal and interest on each Note in a series in an amount equal to each such Note’s pro rata portion of the principal and interest payments, if any, Lending Club receives on the corresponding member loan funded by the proceeds of that series, net of our 1.00% servicing fee. Lending Club will also pay to investors any other amounts Lending Club receives on each Note, including late fees and prepayments, subject to the 1.00% servicing fee, except that Lending Club will not pay to investors any unsuccessful payment fees, check processing and other processing fees, collection fees we or a collection agency charge and any payments due to Lending Club on account of the portion of the corresponding member loan, if any, that Lending Club has funded itself. If Lending Club were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have a general unsecured claim, equal to or senior in priority to, Lending Club’s stockholders and that may or may not be limited in recovery to borrower payments in respect of the corresponding member loan. See “Risk Factors – If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited and suspended or stopped. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans. The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by us in accounts “in trust for” the holders of Notes may potentially be at risk.”

We rely on issuing banks to originate all loans and to comply with various federal, state and other laws. Our primary issuing bank is WebBank, which handles a variety of consumer and commercial financing programs. Consumer loans issued by WebBank are unsecured obligations of the borrower facilitated through our marketplace, have a fixed interest rate and either a three-year or five-year maturity. Consumer loans that have a FICO score of at least 660 and meet other credit criteria as discussed in this prospectus are classified as Standard Program Loans. Custom Program Loans, which are loans that do not satisfy the Standard Program credit policy, are not publicly available and not included in this prospectus. Except in the instances in which we perform income verification, and such verified income is within an acceptable range of stated income, or employment verification, member loans are made without obtaining any documentation of the borrower applicant’s ability to afford the loan. Where we are able to verify the borrower applicant’s income within an acceptable range of stated income, we denote that the borrower applicant’s income was verified with an asterisk on borrower loan listing. A borrower applicant’s stated income may differ from the amount we are able to verify. If a borrower applicant’s verified income is still sufficient to qualify for the loan, the loan may be approved. The decision to verify income or employment is made by our credit team and they do not verify information solely at the request of an investor. Although we may perform income verification, the platform's underwriting, credit and pricing decisioning may be based on stated borrower income, rather than the verified income. Each loan is facilitated through our website and originated and funded by WebBank at closing. WebBank serves as the lender for all member loans. Following the closing of a member loan facilitated through our marketplace, WebBank may sell us the loan without recourse two business days after they originate the loan, in exchange for the aggregate purchase price we have received from investors who have committed to purchase Notes dependent on payments to be received on such member loan plus any amounts of the member loan that we have funded ourselves. WebBank has no obligation to purchasers of the Notes. See “About the Platform and Marketplace — How Our Platform Operates — Purchases of Notes and Loan Closings.”

Corporate Information

We were incorporated in Delaware as SocBank Corporation in October 2006 and changed our name to LendingClub Corporation in November 2006. Unless expressly indicated or the context requires otherwise, the terms “Lending Club,” “company,” “we,” “us,” and “our” in this prospectus refer to LendingClub Corporation, a Delaware corporation, and, where appropriate, its wholly owned subsidiaries. Our principal executive offices are located at 71 Stevenson Street, Suite 300, San Francisco, California 94105, and our telephone number is (415) 632-5600. Our website address is www.lendingclub.com. The information on or that can be accessed through our website is not part of this prospectus.

LendingClub Corporation, the Lending Club logo and other Lending Club formative marks are trademarks of LendingClub Corporation in the United States. This prospectus also includes other trademarks of Lending Club and trademarks of other persons. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners.

THE OFFERING

Issuer	LendingClub Corporation.

Notes offered	Member Payment Dependent Notes, issued in series, with each series of Notes related to one corresponding member loan.

Offering price	100% of principal amount of each Note.

Initial maturity date	Three or five years following the date of issuance.

Final maturity date	For all Notes, the final maturity date is five years from the date of issuance.

Three-year Notes — extension of maturity date
Each three-year Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding member loan remain due and payable to Lending Club upon the initial maturity date, in which case the maturity of such three-year term Note will be automatically extended to the final maturity date of five-years from the date of issuance. Any interest and principal payments we receive during this extension period will be distributed to you, subject to our 1.00% service fee and other applicable fees described elsewhere in this prospectus.

Five-year Notes — no extension of maturity date
The initial maturity date and final maturity date for five (5) year Notes are the same date, five years from the date of issuance. Unlike three-year term Notes, the term of the five-year Notes will not be extended.

Interest rate	Each series of Notes will have a stated, fixed interest rate, which is the interest rate for the corresponding member loan.

Size and Term Limitations
Except as may be provided otherwise for a particular series of Notes, we will issue Notes in denominations of $25 and integral multiples of $25. The minimum Note amount is $25 and the maximum Note amount is $40,000. Notes from $1,000 to $9,975 are only issued with three (3) year terms, unless the loan request comes from a partner that allows borrower applicants to select the amount and term, which selections will be honored.

Payments on the Notes
We will pay principal and interest on any Note you purchase in an amount equal to your pro rata portion of the principal and interest payments, if any, we receive on the corresponding member loan, net of our 1.00% service fee. We will also pay you any other amounts we receive on the corresponding member loan, including late fees, penalties, except that we will not pay to investors any unsuccessful payment fees, check or other processing fees, collection fees we or our third-party collection agency charge or any payments due to Lending Club on account of portions of the corresponding member loan, if any, funded by Lending Club itself. We will make any payments on the Notes within six business days after we receive the payments from borrowers on the corresponding member loan. The Notes are not guaranteed or insured by any third party or any governmental agency. See “Description of the Notes” for more information.

Corresponding member loans to consumer borrowers
Investors who purchase Notes of a particular series will designate Lending Club to apply the proceeds from the sale of that series of Notes to fund a corresponding member loan facilitated through our platform to a borrower. Each member loan facilitated through our platform is for a specific term (three or five years) and is a fully amortizing, unsecured consumer loan made by WebBank to the borrower. WebBank holds the loan for two business days before selling and transferring the loan to us without recourse, in exchange for the aggregate purchase price Lending Club has received from investors who have committed to purchase Notes that are dependent on payments to be received on such corresponding member loan. Accordingly, you will hold each Note purchased for less than one month before the first payment is due, making the first payment due to you slightly smaller than subsequent monthly payments. Member loans have fixed interest rates that will range from 5.32% to 30.99% and are based upon a formula set forth in this prospectus.

Member loans are repayable in monthly installments, are unsecured and will be unsubordinated. Member loans may be repaid, in full or in part, at any time by our borrowers without prepayment penalty. If a borrower makes a prepayment during the first 12 months after loan issuance, then you will receive your pro rata share of the payment less the 1% servicing fee, charged as a percentage of the monthly scheduled contractual payment amount only, regardless of the borrower’s prepayment amount. In the case of a partial prepayment of a member loan and after payment of any applicable fee, we use the remainder to automatically reduce the outstanding principal which effectively reduces the term of the loan as the monthly payment amount remains unchanged.

Except in the instances in which we perform income verification, and such verified income is within an acceptable range of stated income, or employment verification, member loans are made without obtaining any documentation of the borrower applicant’s ability to afford the loan. Where we are able to verify the borrower applicant’s income within an acceptable range of stated income, we denote that the borrower applicant’s income was verified with an asterisk on borrower loan listing. A borrower applicant’s stated income may differ from the amount we are able to verify. If a borrower applicant’s verified income is still sufficient to qualify for the loan, the loan may be approved. The decision to verify income or employment is made by our credit team and they do not verify information solely at the request of an investor. Although we may perform income verification, the platform's underwriting, credit and pricing decisioning may be based on stated borrower income, rather than the verified income. See “About the Platform and Marketplace” for more information.

Ranking
The Notes will not be contractually senior or contractually subordinated to any other indebtedness of Lending Club. The Notes will be unsecured special, limited obligations of Lending Club. Holders of any Notes do not have a security interest in the assets of Lending Club, the corresponding member loan, the proceeds of that loan or of any underlying assets of the borrower. The Notes will rank effectively junior to the rights of the holders of our existing or future secured indebtedness with respect to the assets securing such indebtedness.

In the event of a bankruptcy or similar proceeding of Lending Club, the relative rights of the holder of a Note as compared to the holders of common stock or other unsecured indebtedness of Lending Club are uncertain. If Lending Club were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have an unsecured claim, equal to or senior in priority to Lending Club’s stockholders that may or may not be limited in recovery to the corresponding member loan payments. For a more detailed description of the possible implications if Lending Club were subject to a bankruptcy or similar proceeding, see “Risk Factors — If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited and suspended or stopped.” The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans. The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by us in accounts “in trust for” the holders of Notes may potentially be at risk.”

Service fee
Prior to making any payments on a Note to you, we will deduct a service fee equal to 1.00% of that payment amount. See “About the Platform and Marketplace — Post-Closing Loan Servicing and Collection” for more information. The service fee will reduce the effective yield on your Notes below their stated interest rate.

Use of proceeds	We will use the proceeds of each series of Notes to fund the corresponding member loan facilitated through our platform from WebBank. See “About the Platform and Marketplace” for more information.

Electronic form and transferability
The Notes will be issued in electronic form only and will not be listed on any securities exchange. The Notes will not be transferable except through the secondary trading platform operated by FOLIOfn. There can be no assurance, however, that an active market for Notes will develop on the secondary trading platform, that particular Notes will be resold or that the secondary trading platform will continue to operate. The secondary trading platform is not available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity. See “About the Platform and Marketplace — Secondary trading platform.”

U.S. federal income tax consequences
Although the matter is not free from doubt, Lending Club treats the Notes as indebtedness of Lending Club for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. See “Material U.S. Federal Income Tax Considerations” for more information.

Financial suitability
Except as set forth below, to purchase Notes, investors must satisfy minimum financial suitability standards and maximum investment limits.
In states other than California, investors must either:
o    have an annual gross income of at least $70,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $70,000; or
o    have a net worth (determined with the same exclusions) of at least $250,000.
 In California, investors:
o     must have an annual gross income of at least $85,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $85,000; or
o     must have a net worth (determined with the same exclusions) of at least $200,000.
If a California investor does not satisfy either of the above tests, the investor may still invest up to, but no more than, $2,500.
In addition, no investor may purchase Notes in an amount in excess of 10% of the investor’s net worth, determined exclusive of home, home furnishings and automobile.
Investors should be aware, however, that in the future we may apply more restrictive financial suitability standards or maximum investment limits to residents of certain states. Before purchasing Notes, each investor must represent and warrant that he or she meets the applicable minimum financial suitability standards and maximum investment limits and resides in an approved state. See “Financial Suitability Requirements.” We will post on our website any special suitability standards or other conditions applicable to purchases of Notes in certain states that are not otherwise set forth in this prospectus.

The following diagram illustrates the basic structure of the Lending Club platform for a single series of Notes. This graphic does not demonstrate many details of the Lending Club platform, including the effect of prepayments, late payments, late fees or collection fees. For additional information about the structure of the Lending Club platform, see “About the Platform and Marketplace.”

QUESTIONS AND ANSWERS

Q:	What is Lending Club?

A:	Lending Club is an online financial marketplace.

Q:	What is the Lending Club marketplace?

A:
Our marketplace allows qualified borrowers to obtain unsecured loans with interest rates that they find attractive. Our marketplace also provides investors with the opportunity to invest in Notes that are dependent on loans facilitated through our platform with credit characteristics, interest rates and other terms the investors find attractive. As a part of operating our lending platform, we verify the identity of borrower applicants, obtain borrower applicants’ credit profiles from consumer reporting agencies, such as TransUnion, Experian or Equifax, and screen borrower applicants for eligibility to participate in the platform. We also service the member loans on an ongoing basis.

Q:	What are our Member Payment Dependent Notes?

A:
Investors may buy Member Payment Dependent Notes issued by Lending Club. In this prospectus, we refer to our Member Payment Dependent Notes as the “Notes.” The proceeds of each series of Notes will be designated by the investors who purchase the Notes of the series to fund a corresponding member loan facilitated through our platform to the borrower. Each series of Notes will have a stated interest rate, which is the interest rate for the corresponding member loan. We will pay principal and interest on any Note you purchase in an amount equal to your pro rata portion of the principal and interest payments, if any, we receive on the corresponding member loan, net of our 1.00% service fee. We will also pay you any other amounts we receive on the Notes, including late fees and penalties, except that we will not pay to investors any unsuccessful payment fees, check processing or other processing fees, collection fees we or our third-party collection agency charge or any payments due to Lending Club on account of portions of the corresponding member loan, if any, that Lending Club has invested in itself. The service fee will reduce the effective yield on your Notes below their stated interest rate. The Notes are special, limited obligations of Lending Club only and not the borrower. The Notes are unsecured and do not represent an ownership interest in the corresponding member loans, their proceeds, or the assets of Lending Club.

Q:	What is the Minimum Credit Criteria for borrower applicant to obtain a Standard Program Loan?

A:
WebBank operates a variety of credit policies through our platform, most of which create loans that are not publically available. To be approved for an individual Standard Program Loan, the borrower applicant must satisfy at least the following minimum credit criteria:

•	minimum FICO score of 660 (as reported by a consumer reporting agency);

•	debt-to-income ratio (excluding mortgage and the requested program loan amount) of below 40%;

•	debt-to-income ratio (including mortgage and the requested standard program loan amount) within an acceptable limit; and

•	credit report (as reported by a consumer reporting agency) reflecting:

•	at least two revolving accounts

•	five or fewer credit inquiries in the last 6 months (excluding mortgages and auto loans); and

•	a minimum credit history of 36 months.

In the case of joint application loans, the primary borrower applicant must satisfy the above credit criteria (except that the debt-to-income ratio for joint application loans is calculated using the combined debt-to-income ratio of the primary and secondary borrower without duplication of combined debt). The secondary borrower must also satisfy additional credit criteria, including a minimum FICO score of 540 and six or fewer inquiries in the last six months (excluding mortgages and auto loans). Each borrower applicant is held jointly and severally liable for the obligations under the loan.

The above debt-to-income ratios above are calculated based on (a) the borrower applicant’s debt as reported by a consumer reporting agency, subject to the exclusions or inclusions described above, and (b) the income reported by the borrower applicant, which is not verified unless we display an icon in the loan listing indicating otherwise. As noted above, joint application loan debt-to-income ratios are calculated using the combined debt-to-income ratio of the primary and secondary borrower applicant, without duplication of combined debt. The debt-to-income ratio requirement and calculation for individual borrower applicants remains the same.

Consumer loans issued by WebBank under the Standard Program and subsequently invested in by Notes may be referred to in this prospectus as a Standard Program Loan or Prime Loan. See “About the Platform — How the Lending Club Platform Operates — Standard Program: Credit Criteria and Underwriting” for a more detailed description of our scoring process and evaluation of minimum credit criteria.

Q:	What is the joint application program?

A:
The joint application loan program allows two borrower applicants to apply together, which allows borrower applicants to utilize a higher income. During the joint application process, the borrower applicant with the higher credit quality based on a risk assessment that includes FICO, “VantageScore” (a consumer credit scoring model) and proprietary internal risk scores will be deemed the primary borrower applicant. The primary borrower applicant must satisfy the minimum credit criteria described above (except the debt-to-income is calculated using the combined debt-to-income of the primary and secondary applicant). Notwithstanding this characterization, each borrower applicant is held joint and severally liable for the obligations under the corresponding loan.

Q:	What is the direct pay program?

A:
The direct pay program allows the platform to reach borrower applicants who historically have not had an acceptable debt-to-income ratio (excluding mortgage and the requested standard program loan amount) to obtain a loan through Lending Club's platform, provided certain conditions are satisfied. This program requires the applicant to authorize up to 80% of the loan proceeds to be paid directly through the platform to current outstanding debt holders.

Q:	Who are the investors in our Notes?

A:
Investors are individuals and organizations that have the opportunity to buy our Notes. Investors must register on our website. During investor registration, potential investors must agree to a credit profile authorization statement for identification purposes, a tax withholding statement and the terms and conditions of the Lending Club website, and must enter into an investor agreement with Lending Club, which will govern all purchases of Notes the investor makes. All investors must satisfy one of the following financial suitability requirements:

In states other than California, investors must either:

•	have an annual gross income of at least $70,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $70,000; or

•	have a net worth (determined with the same exclusions) of at least $250,000.
In California, investors:

•	must have an annual gross income of at least $85,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $85,000; or

•	must have a net worth (determined with the same exclusions) of at least $200,000

If a California investor does not satisfy either of the above tests,

•	the investor may still invest up to, but no more than, $2,500.
In addition, no investor may purchase Notes in an amount in excess of 10% of the investor’s net worth, determined exclusive of home, home furnishings and automobile.

Q:	What are the member loans?

A:
The member loans are unsecured obligations of the borrower with a fixed interest rate and an initial maturity of either three- or five-years; provided that loans from $1,000 to $9,975 are only issued with three (3) year terms, unless the loan request comes from a referral partner that allows borrower applicants to select the amount and term, which selections will be honored. Each member loan is facilitated through our website, funded by WebBank at closing, and sold to Lending Club two business days after closing (unless retained by WebBank) in exchange for the aggregate purchase price we have received from investors who have committed to purchase the Notes dependent on payments to be received on such member loan. A member loan may be issued to a borrower for amounts less than the requested amount if the borrower accepts the lesser amount after the end of the loan listing. Except in the instances in which we perform income verification, and such verified income is within an acceptable range of stated income, or employment verification, member loans are made without obtaining any documentation of the borrower applicant’s ability to afford the loan. Where we are able to verify the borrower applicant’s income within an acceptable range of stated income, we denote that the borrower applicant’s income was verified with an asterisk on borrower loan listing. A borrower applicant’s stated income may differ from the amount we are able to verify. If a borrower applicant’s verified income is still sufficient to qualify for the loan, the loan may be approved. The decision to verify income or employment is made by our credit team and they do not verify information solely at the request of an investor. Although we may perform income verification, the platform's underwriting, credit and pricing decisioning may be based on stated borrower income, rather than the verified income.

Q:	Do investors loan funds directly to borrowers?

A:
No. Investors do not make loans directly to borrowers. Instead, investors purchase Notes issued by Lending Club, the proceeds of which are designated by the investors who purchased the Notes to invest in a loan to the borrower facilitated through the Lending Club platform with WebBank. Even though investors do not make loans directly to borrowers, they will nevertheless be wholly dependent on borrowers for repayment of any Notes investors may purchase from Lending Club. If a borrower defaults on the borrower’s obligation to repay a corresponding member loan, Lending Club will not have any obligation to make any payments on the related Notes.

Q:	What member loan amounts are available to borrowers on our platform?

A:	Borrowers may request member loans in amounts ranging from $1,000 to $40,000. From time to time we may cease offering loans in certain states.

Q:	Who are our borrowers?

A:	Lending Club borrowers have registered on our platform and:

•	must be U.S. citizens, permanent residents or be in the United States on valid long-term visas;

•	must be at least 18 years old;

•	must have valid email accounts;

•	must satisfy our credit criteria (as described below);

•	must have U.S. social security numbers; and

•	must have an account at a U.S. financial institution with a routing transit number.

Q:	Does Lending Club invest in member loans itself on the platform?

A:
While our business model is not dependent on using our balance sheet and assuming credit risk for loans facilitated by our marketplace, we may use our own capital to fulfill regulatory or contractual purchase obligations, support short-term marketplace equilibrium, customer accommodations, or other needs. Additionally, we plan to use our capital for strategic business purposes such as investing in and holding loans on balance sheet for future sponsored securitization transactions, and investing in loans associated with the testing or initial launch of new or alternative loan terms, programs, or channels to establish a track record of performance prior to facilitating third-party investments in these loans. There is no notation in any loan listing signifying that we have participated in the investment of any loan request.

Q:	How does Lending Club verify a borrower’s identity?

A:
During borrower registration, we verify the identity of the borrower applicant by comparing supplied names, social security numbers, addresses and telephone numbers against the names, social security numbers, addresses and telephone numbers in the records of a consumer reporting agency, as well as other anti-fraud and identity verification databases. We also currently require each new borrower applicant to supply information about their bank account.

Q:	Are the member loans secured by any collateral?

A:	No. The member loans are all unsecured obligations of the borrower and are not supported by any collateral.

Q:	What are Lending Club loan grades?

A:	For borrower applicants who qualify, we assign one of 35 loan grades, from A1 through G5, to each loan request, based on the borrower applicant’s:

•	FICO score;

•
our proprietary scoring model which takes into account many of the attributes previously used by us in the application and also allows borrowers to have delinquencies (unpaid or late accounts) and public records (tax liens, bankruptcy, etc.);

•	loan term; and

•	loan amount.

Q:	What is the Lending Club scoring model?

A:
The Lending Club scoring model is a credit scoring model that has been developed by us based upon historical loan performance data. The model takes into account a number of factors that we have traditionally used in assigning a grade (number of accounts, inquires in the last six months, etc.) and it also takes into account other additional elements to arrive at a score of between 1 and 25, which then equates to a Base Risk Grade for the applicant.

Q:	How do we set interest rates on unsecured member loans?

A:
Our interest rate committee sets the interest rates applicable to our loan grades. After a loan request’s loan grade has been determined, we assign an interest rate to the loan request. For all loans, base interest rates will range between 5.32% and 30.99%. We set the interest rates we assign to borrower loan grades in three steps. First, we determine Lending Club base rates. Second, we determine an assumed default rate that attempts to project loan default rates for each grade. Third, we use the assumed default rate to calculate an upward adjustment to the base rates, which we call the “Adjustment for Risk and Volatility.” See “About the Platform and Marketplace — How the Lending Club Platform Operates — Loan Interest Rates.”

Q:	When are the final payment dates for member loans and the corresponding Notes?

A:
For three year term member loans and the corresponding Notes, the initial maturity date is three years from the date of issuance and, if payments remain outstanding, the final maturity date is an additional two years from the initial maturity date (or five years from the date of issuance).

For five year member loans and the corresponding Notes, the initial maturity date and final maturity date are the same date, which is five years from the date of issuance. The maturity date for five year term member loans and the corresponding Notes will not be extended.

Q:	Do you extend the maturity date of the three year term member loans and corresponding Notes?

A:
Yes. If a balance remains on a three year term member loan on the initial maturity date, we will extend the maturity date of the member loan and the corresponding Notes by two years so that any interest and principal payments we receive during this extension period will be distributed to you, subject to our 1.00% service fee.

Q:	Do you extend the maturity date of the five year term member loans and corresponding Notes?

A:	No. We do not extend the maturity date of any five year term member loan and corresponding Notes.

Q:	What effects do the 1.00% service fee and our retaining certain fees have on the expected return of the Notes?

A:
The 1.00% service fee reduces both the interest and principal payments you receive on your Notes. The 1.00% service fee also reduces any late fees or amounts obtained from collections (net of any collection fees or other costs charged by us or our outside collection agencies) that you may receive. Fees paid by borrowers directly in addition to their required monthly payment have no effect on the payments you receive on your Notes. For a description of our 1.00% service fee and other fees, see “About the Platform and Marketplace — Post-Closing Loan Servicing and Collection.” For illustrations of the effect of our 1.00% service fee on hypothetical Note returns, see “About the Platform and Marketplace — How Our Platform Operates — Illustration of Service fee and Annual Returns For Fully Performing Loans of Each Sub-Grade and For Sub-Grades Based on the Assumed Default Rate” and “About the Platform and Marketplace — How Our Platform Operates — Illustration of Service fee if Prepayment Occurs.”

Q:	Will Lending Club make payments on a Note if the corresponding member loan for the Note defaults?

A:
No. If the member loan corresponding to your Note defaults and the borrower does not pay Lending Club, Lending Club will not be obligated to make payments on your Note, and you will not receive any payments on your Note. We have no obligation to make any payments of principal or interest on a Note unless, and then only to the extent that, we receive payments in respect of the corresponding member loan, net of our 1.00% service fee. All payments are made on a pro rata basis, including any payments due to Lending Club on account of portions of the corresponding member loan, if any, funded by Lending Club itself. Therefore, if a borrower makes only a partial payment on a corresponding member loan and Lending Club has funded a portion of the member loan, all holders of Notes and Lending Club will be entitled to receive their pro rata portion of the payment.

Q:	If Lending Club were to become subject to a bankruptcy or similar proceeding, who would service the member loans?

A:
We have executed a limited backup and successor servicing agreement with Portfolio Financial Servicing Company (PFSC). Pursuant to this agreement, PFSC will provide limited backup servicing of the member loans upon five business days’ prior written notice from us or from the indenture trustee for the Notes. If the underlying loans are determined to be part of the Lending Club’s bankruptcy estate, PFSC may not be able to make payments on the Notes. If our agreement with PFSC were to be terminated, we would seek to replace PFSC with another backup servicer.

Q:	How do investors receive payments on the Notes?

A:
All payments on the Notes are processed through the Lending Club platform. If and when we make a payment on your Notes, the payment will be deposited in your Lending Club account. You may elect to have available balances in your Lending Club account transferred to your bank account at any time, subject to normal execution times for such transfers (generally 1-3 days).

Q:	What is the “in trust for” bank account, and how does FDIC insurance apply to it?

A:
We maintain pooled bank accounts titled in our name “in trust for” investors, which we refer to as the ITF Account. Investors’ unused fund balances are maintained in the ITF Account, including funds committed for Note purchases that have not yet closed and payments on Notes that the investor has not withdrawn or invested in additional Notes. We disclaim any economic interest in the assets in the ITF account, and no Lending Club monies are ever commingled with the assets of investors in the ITF account. Funds in the ITF account are maintained at an FDIC member financial institution, currently Wells Fargo Bank, National Association (Wells Fargo). The ITF account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each individual investor’s balance is protected by FDIC insurance, up to the limits established by the FDIC (currently $250,000). Other funds an individual investor has on deposit with Wells Fargo for example, may count against any applicable FDIC insurance limits. The ITF account is non-interest bearing. See “About the Platform and Marketplace — How Our Platform Operates — Loan Funding and Treatment of Investor Balances.”

Q:	Can investors collect on late payments themselves?

A:
No. Investors must depend on Lending Club or our third-party collection agents to pursue collection on delinquent member loans. If collection action must be taken in respect of a member loan, we or the collection agencies may charge a collection fee up to 35% of any amounts that are obtained (excluding litigation). These fees will correspondingly reduce the amounts of any payments you receive on the Notes.

Q:	What happens if a borrower repays a member loan early?

A:
We allow borrowers to make extra payments on, or prepay, their member loans in part or entirely at any time without penalty. In the event of a prepayment of the entire unpaid balance (which includes interest, fees (if any), and principal) of a member loan on which your Notes are dependent, you will receive your share of such prepayment, net of our service fee as full repayment of the Note. As a result of this prepayment, you may not receive the full return you had anticipated and will have to redeploy this capital earlier than anticipated. For examples of prepayments, please see “Illustration of Service fee if Prepayment Occurs”. If a borrower partially prepays a member loan, we will pay you your share of the prepayment amount we receive, net of our service fee, and we will then automatically reduce the outstanding principal by the pre-paid amount in excess of the current payment and penalties. If a borrower makes a prepayment during the first 12 months after loan issuance, then you will receive your pro rata share of the payment less the 1% servicing fee, charged as a percentage of the monthly scheduled contractual payment amount only, regardless of the borrower’s prepayment amount. The borrower’s monthly payment remains unchanged. With the reduced principal amount and the unchanged monthly payment, the loan will be paid in full earlier than the initial stated term of the loan, effectively reducing its term.

Q:	How does Lending Club make money from the platform and marketplace?

A:
We earn revenue from the fees we charge our borrowers and investors. We may receive transaction fees up to 6% of the original principal balance of the corresponding member loan from our issuing bank for our role in processing loan applications, upon the issuance of the loan. We charge Note investors a service fee of 1.00% of all amounts paid by Lending Club to Notes investors with respect to each Note. Member loans sold to other institutional investors or through other vehicles, such as private funds managed by our subsidiary LCA, or through vehicles such as securitizations, may earn different fees. We also earn interest on member loans to the extent that we purchase those member loans ourselves.

Q:	How are the Notes being offered?

A:
We are offering the Notes directly to our investors only through our website for a purchase price of 100% of the principal amount of the Notes. We are not using any underwriters, and there will be no underwriting discounts.

Q:	Will I receive a certificate for my Notes?

A:
No. The Notes are issued only in electronic form. This means that each Note will be stored on our internal system. You can view your Notes online and print copies for your records by visiting your secure, password-protected webpage in the “My Account” section of our website.

Q:	How are the Notes treated for United States federal income tax purposes?

A:
Although the matter is not free from doubt, Lending Club treats the Notes as indebtedness of Lending Club for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. See “Material U.S. Federal Income Tax Considerations.”

Q:	Will the Notes be listed on an exchange?

A:	No. The Notes will not be listed on any securities exchange.

Q:	Will I be able to sell my Notes?

A:
The Notes are generally not transferable except through the Note secondary trading platform operated by FOLIOfn, an unaffiliated registered broker-dealer. There can be no assurance, however, that an active market for Notes will develop on the secondary trading platform, that there will be a buyer for any particular Notes or that the secondary trading platform will continue to operate. The secondary trading platform is not available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity. During 2016, it took an average of approximately four days to sell a Note on FOLIOfn with an offer price at or below par.

See “About the Platform and Marketplace — Secondary trading platform.”

Q:	Are there any risks associated with an investment in Notes?

A:
Yes. The Notes are highly risky and speculative as you do not know the borrowers and are investing based on limited information that may be unverified or inaccurate. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. Please see “Risk Factors.” Please also see “Financial Suitability Requirements.”

Q:	What is an Automated Investing Account?

A:
An Automated Investing account is a service for accounts with at least $2,500 that automatically matches the investor investment criteria with available inventory. Investors are able to update their investment criteria and are able to turn on and off this service at any time. There is no fee for using Automated Investing. Standard servicing, asset under management and / or collection fees still apply.

Q:	Can I invest in small business loans, Custom Program Loans, auto refinance, or education and patient financing loans through this prospectus by purchasing Notes?

A:
No. Small business loans, Custom Program Loans and auto refinance loans are only available through private transactions with accredited investors and are not available through this prospectus and the purchase of Notes. Springstone offers education and patient financing options through two issuing banks that hold and service their respective issued loans. The loans facilitated by Springstone are not available through this prospectus and the purchase of Notes.

Q:	Are Standard Program loans specifically allocated across the three investment channels on the Lending Club Platform?

A:
No. When a Standard Program loan is listed on the platform all investors, regardless of the investment channel, have the opportunity to invest in such loan on a first-come-first served basis. No investment channel has any preferential access to Standard Program loans.

RISK FACTORS

Investing in our Notes involves a high degree of risk. In deciding whether to purchase Notes, you should carefully consider the following risk factors. The risks and uncertainties described below may not be the only ones we face. Any of the following risks could have a material adverse effect on the value of the Notes you purchase. If any of the risks actually occur, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the value of the Notes you purchase could decline and you may lose all or part of your initial purchase price or adversely affect future principal and interest payments you expect to receive.

RISKS RELATED TO OUR BUSINESS AND REGULATION

If we are unable to maintain our relationships with issuing banks, our business will suffer.

We rely on issuing banks to originate all loans and to comply with various federal, state and other laws. Our primary issuing bank is WebBank, a Utah-chartered industrial bank that handles a variety of consumer and commercial financing programs. Springstone Financial, LLC (Springstone), our wholly-owned subsidiary, relies on NBT Bank and Comenity Capital Bank as issuing banks for its education and patient finance loans.

Our agreements with WebBank are non-exclusive and do not prohibit WebBank from working with our competitors or from offering competing services. Our current agreements with WebBank have initial terms ending in January 2020, with two automatic, one-year renewal terms, subject to certain early termination provisions as set forth in the agreements. These agreements provide WebBank with a right to originate a certain percentage of the loans facilitated through our platform. WebBank currently offers loan programs through other online marketplaces and other alternative lenders. WebBank could decide that working with us is not in its interest, could make working with it cost prohibitive or could decide to enter into exclusive or more favorable relationships with our competitors. In addition, WebBank may not perform as expected under our agreements including potentially being unable to accommodate our projected growth in loan volume. We could in the future have disagreements or disputes with WebBank or other issuing banks, which could negatively impact or threaten our relationship.

WebBank is subject to oversight by the FDIC and the State of Utah and must comply with complex rules and regulations, licensing and examination requirements, including requirements to maintain a certain amount of regulatory capital relative to its outstanding loans. We are a service provider to WebBank, and as such, we are subject to audit by WebBank in accordance with FDIC guidance related to management of third-party vendors. We are also subject to the examination and enforcement authority of the FDIC as a bank service company covered by the Bank Service Company Act. If WebBank were to suspend, limit or cease its operations or our relationship with WebBank were to otherwise terminate, we would need to implement a substantially similar arrangement with another issuing bank, obtain additional state licenses or curtail our operations. Although we currently have a non-exclusive arrangement with Cross River Bank, another issuing bank, to date Cross River Bank has not originated any loans through our platform. If we need to enter into alternative arrangements with a different issuing bank to replace our existing arrangements, we may not be able to negotiate a comparable alternative arrangement. Transitioning loan originations to a new issuing bank is untested and may result in delays in the issuance of loans or, if our platform becomes inoperable, may result in our inability to facilitate loans through our platform. If we were unable to enter in an alternative arrangement with a different issuing bank, we would need to obtain a state license in each state in which we operate to enable us to originate loans, as well as comply with other state and federal laws, which would be costly and time-consuming. If we are unsuccessful in maintaining our relationships with WebBank or other issuing banks, our ability to provide loan products could be materially impaired and our operating results would suffer.

The regulatory framework for our business is evolving and uncertain as federal and state governments consider new laws to regulate online marketplaces such as ours. New laws and regulations, including uncertainty as to how the actions of the CFPB or any other federal or state regulator could impact our business or that of our issuing banks.

The regulatory framework for online marketplaces such as ours is evolving and uncertain. It is possible that new laws and regulations will be adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that would affect the operation of our marketplace and the way in which we interact with borrowers and investors. For a discussion of how government regulation impacts key aspects of our business, see “Part II – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Regulatory Environment” in our Annual Report.

Evolving Regulatory Framework

In July 2015 the U.S. Treasury Department (Treasury Department) issued a request for information (RFI) to study the various business models and products offered by online marketplace lenders, the potential for online marketplace lending to expand access to credit to historically underserved borrowers and how the financial regulatory framework should evolve to support the safe growth of the industry. We, along with many other interested groups, submitted responses to the Treasury Department's RFI by the September 2015 deadline.

On May 10, 2016, the Treasury Department released a white paper on the online marketplace lending industry to continue the work initiated by the RFI. The white paper includes several recommendations to the federal government and private sector participants to encourage safe growth and access to credit. We cannot predict whether any legislation or proposed rulemaking will actually be introduced or how any legislation or rulemaking will impact our business and results of operations going forward.

In December 2015, the California Department of Business Oversight (DBO) sent an online survey to fourteen marketplace lenders, including us, requesting information about our business model, online platform, loan performance and investor funding process, including information regarding referral programs. In May 2016, the DBO requested additional information from us and other survey participants, including information regarding referral programs. We submitted our response to this additional information in June 2016 and continue to cooperate with the DBO's inquiry.

In December 2016, the Officer of the Comptroller of Currency (OCC) released a whitepaper and sought public comment on whether to charter a type of special purpose national bank to facilitate the provision of core banking activities through financial technology. We, along with other interested parties, submitted responses to the OCC’s proposed special purpose charter (Fintech Charter) in January 2017. We cannot predict whether or when the OCC will begin accepting applications for Fintech Charters, if we will pursue a Fintech Charter, or how this new Fintech Charter could impact our industry, business and results of operations going forward.

Consumer Financial Protection Bureau

The CFPB, which commenced operations in July 2011, has broad authority over the businesses in which we engage. This includes authority to write regulations under federal consumer financial protection laws, such as the Truth in Lending Act and the Equal Credit Opportunity Act, and to enforce those laws against and examine large financial institutions, such as our issuing banks, for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. While we are subject to the regulatory and enforcement authority of the CFPB, as a facilitator, servicer or acquirer of consumer credit, the CFPB has recently announced that it intends to expand its supervisory authority, through the use of “larger participant rules,” to cover the markets for consumer installment loans and auto title loans. The CFPB is also considering whether rules to require registration of these or other non-depository lenders would facilitate supervision. The CFPB has not announced specifics regarding its proposed rulemaking and, consequently, there continues to be uncertainty as to how the CFPB’s strategies and priorities, including any final rules, will impact our businesses and results of operations going forward.

The announcement of our internal board review and resignation of our former Chief Executive Officer (CEO) has resulted in government inquiries, books and records demands and private litigation and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, result in substantial costs and divert management’s attention.

We are regularly subject to claims, lawsuits (including class actions and individual lawsuits), government investigations, and other proceedings in the ordinary course of business. The number and significance of these disputes and inquiries have increased as a result of our internal board review and resignation of our former CEO. Accordingly, we are and will continue to be subject to significant litigation in the near future.

As previously disclosed, we have received a grand jury subpoena from the U.S. Department of Justice (DOJ) and have been contacted by the SEC, Federal Trade Commission (FTC) and other governmental entities. We continue to cooperate with the DOJ, SEC, FTC and any other governmental or regulatory authorities or agencies. In the first and second quarter of 2016, several putative class action lawsuits and shareholder derivative actions were filed against the Company, including certain of its current and former directors and officers. No assurance can be given as to the timing or outcome of these, or other matters. Any regulatory investigation could result in significant fines or penalties and could result in consent decrees or other regulatory directives limiting the way we do business or requiring a third-party monitor to assist in overseeing compliance. This would limit our flexibility and could have a material adverse impact on our business, financial condition, and results of operation. Any litigation to which we are a party may result in onerous or unfavorable judgments that may not be reversed upon appeal or in payments of substantial monetary damages or fines, or we may decide to settle lawsuits on similarly unfavorable terms, which could adversely affect our business, financial conditions, and results of operations. In addition, responding to inquiries and lawsuits of this nature is costly and time-consuming to management, can generate negative publicity, and could have a material adverse impact on our results of operation.

Negative publicity and unfavorable media coverage could negatively affect our business.

Negative publicity about our industry or our company, including the quality and reliability of our marketplace, effectiveness of the credit decisioning or scoring models used in the marketplace, the effectiveness of our collection efforts, statements regarding investment returns, changes to our marketplace, our ability to effectively manage and resolve borrower and investor complaints, privacy and security practices, use of loan proceeds by certain borrowers of ours or other companies in our industry for illegal purposes, litigation, regulatory activity and the experience of borrowers and investors with our marketplace or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our marketplace, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners or partners of partners, other online credit marketplaces, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality, inadequate protection of borrower and investor information and compliance failures and claims.

We have also received a high degree of media coverage related to the results of our review and resignation of our former CEO. Unfavorable publicity regarding these events resulted in some investors pausing their investments through the platform, resulting in a slowdown in investor demand on our platform. If this negatively publicity were to persist or recur, it could further harm our reputation, and materially and adversely affect our business, financial conditions, and results of operations.

A decline in social and economic conditions may adversely affect our customers, which may negatively impact our business and results of operations.

As a credit marketplace, we believe our customers are more highly susceptible to uncertainties and negative trends in the markets driven by, among other factors, general social and economic conditions in the United States and abroad. Economic factors include interest rates, unemployment levels, gasoline prices, adjustments in monthly payments, adjustable-rate mortgages and other debt payments, the rate of inflation and consumer perceptions of economic conditions. Social factors include changes in consumer confidence levels and changes in attitudes with respect to incurring debt and the stigma of personal bankruptcy.

These social and economic factors may affect the ability or willingness of borrowers to make payments on their loans. Because we make payments to investors ratably only to the extent we receive the borrower’s payments on the corresponding loan, if we do not receive payments on the corresponding loan, the investor will not be entitled to any payments under the terms of the investment. Accordingly, the return for the investor would decline. Personal loans facilitated through our marketplace are not secured by any collateral, not guaranteed or insured by any third- party and not backed by any governmental authority in any way. We are therefore limited in our ability to collect on the loans if a borrower is unwilling or unable to repay.

We strive to establish a marketplace in which annual percentage rates are attractive to borrowers and returns, including the impact of credit losses, are attractive to investors. These external economic and social conditions and resulting trends or uncertainties could adversely impact our customers' ability or desire to participate on our marketplace as borrowers or investors thus adversely impacting the credit performance of the loans, notes and certificates, which could negatively affect our business and results of operations.

If our collection efforts on delinquent loans are ineffective or unsuccessful, the return on investment for investors in those loans would be adversely affected and investors may not find investing through our marketplace desirable.

Loans are unsecured obligations of borrowers, and they are not secured by any collateral, not guaranteed or insured by any third party and not backed by any governmental authority in any way. We are the loan servicer for all loans supporting notes and certificates, and we are the loan servicer for most, though not all, loans sold as whole loans. Our ability to collect on the loans is dependent on the borrower's continuing financial stability, and consequently, collections can be adversely affected by job loss, divorce, death, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on these loans. Accordingly, we and our designated third-party collection agencies may be limited in our ability to collect loans.

In addition, most investors must depend on Lending Club or our third-party collection agents to pursue collection on delinquent member loans. We generally use our in-house collections department as a first step when a borrower misses a payment. Because we make payments ratably on an investor’s investment (or whole loan buyer's loans) only if we receive the borrower’s payments on the corresponding loan, if we cannot adequately perform collection services, the investor or whole loan buyer will not be entitled to any payments under the terms of the investment. In the event that our initial in-house attempts to contact a borrower are unsuccessful, we generally refer the delinquent account to the outside collection agent. Further, if collection action must be taken in respect of a loan, we or the collection agency may charge a collection fee up to 35% of any amounts that are obtained (excluding litigation). These fees will correspondingly reduce the amounts of any payments received by an investor.

Similarly, the returns to investors may be impacted by declines in market rates for sales of charged-off loans to third party purchasers. In addition, because our servicing fees depend on the collectability of the loans, if we experience an unexpected significant increase in the number of borrowers who fail to repay their loans or an increase in the principal amount of the loans that are not repaid, we will be unable to collect our entire servicing fee for such loans and our revenue could be adversely affected.

A relatively small number of investors account for a large dollar amount of investment in loans funded through our marketplace and may exert influence over us if we experience a slowdown in a significant amount of investment capital on our platform.

Following the announcement of our board review and resignation of our former CEO, a number of investors that, in the aggregate, contributed a significant amount of funding on the platform, paused their investments in loans through the platform as they performed audit and validation tests on their portfolios, or were otherwise reluctant to invest. While many of these investors have returned, if we experience a similar slowdown of investment on our platform we may need to grant investors significant inducements to attract capital or use our own capital. In addition, because a small number of loan investors account for a large dollar amount of capital on our platform, these loan investors may exert significant influence over us, our management and operations.

If investors pause their investment activity again, we may need to provide further incentives, and enter into different additional incentive structures or terms to attract investor capital to the platform. These arrangements may have a number of different structures and terms, including equity or debt transactions, alternative fee arrangements or other inducements such as the use of our equity. Failure to attract investor capital on reasonable terms may result in us having to use additional capital to invest in loans or reduce origination volume. Such actions may have a material impact on our business and results of operations and may be costly or dilutive to existing stockholders. There is no assurance that we will be able to enter into any of these transactions if necessary, or if we do, what the final terms will be. These actions would likely have material adverse impacts on our business, financial condition (including liquidity), results of operations and ability to sustain and grow loan volume.

If these inducements or investment structures are not favorable to us, or are unsuccessful in attracting sufficient investment capital to our platform, we may use a greater amount of our own capital, compared to past experience, to fulfill regulatory or contractual purchase obligations or support short-term marketplace equilibrium as new investors complete the administrative and diligence updating processes necessary to enable their investments. Separately, we may also use our capital to invest in loans associated with the testing or initial launch of alternative loan terms, programs or channels to establish a track record of performance prior to facilitating third-party investments in these loans.

If we do not compete effectively in our target markets, increase the loan originations facilitated through our marketplace, or expand our marketplace to new markets, we may not succeed in growing our business and our business and results of operations could be adversely affected.

The consumer and small business lending market is competitive and evolving. We compete with financial products and companies that attract borrowers, investors or both. With respect to borrowers, we primarily compete with traditional financial institutions, such as banks, credit unions, credit card issuers and other consumer and specialty finance companies. With respect to investors, we primarily compete with other investment vehicles and asset classes, such as equities, bonds and short-term fixed income securities. We also compete with other online credit marketplaces. Many of our competitors have significantly greater resources than we have, operate with different business models, have different cost structures or participate selectively in different market segments.

To continue to grow our business, we must continue to increase loan originations through our marketplace by attracting a large number of new borrowers who meet our platform’s lending standards and new and existing investors to invest in these loans. Our ability to attract qualified borrowers and sufficient investors depends in large part on the success of our marketing efforts, particularly as we continue to grow our marketplace and introduce new loan products. If any of our marketing channels become less effective, or the cost of these channels were to significantly increase, we may not be able to attract new borrowers and investors in a cost-effective manner or convert potential borrowers and investors into active borrowers and investors in our marketplace. If there are not sufficient qualified loan requests, investors may be unable to deploy their capital in a timely or efficient manner and may seek other investment opportunities. If there are insufficient investor commitments or participation, borrowers may be unable to obtain investment capital for their loans and may stop using our marketplace for their borrowing needs, which will impact our business results.

Although we have historically focused on the personal loan market, our marketplace has expanded to include small business borrowers, education and patient finance loans and auto refinance loans. We incur expenses and expend resources upfront to develop, acquire and market new loan products and platform enhancements to incorporate additional features, improve functionality or otherwise make our marketplace more desirable to borrowers and investors.

Any new loan products and changes to our marketplace or platform could fail to attain sufficient market acceptance for many reasons, including:

•	our failure to predict market demand accurately and supply loan products that meet this demand in a timely fashion;

•	borrowers and investors using our marketplace may not like, find useful or agree with any changes;

•	defects, errors or failures in our platform;

•	negative publicity about our loan products or our marketplace or platform’s performance or effectiveness;

•	competition with established financial institutions;

•	delays in releasing new loan products or marketplace or platform enhancements; and

•	the introduction or anticipated introduction of competing products by our competitors.

Any failure to successfully address additional markets and loan products or develop a broader base of borrowers and investors could result in loss of market share or slower growth, which would harm our business, financial condition and results of operations. The adverse effect on our financial results may be particularly acute because of the significant development, marketing, sales and other expenses we will have incurred in connection with the new loan products or enhancements.

Credit and other information that we receive from borrowers or third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may cause us to inaccurately price loans facilitated through our marketplace.

Our ability to review and select qualified borrowers depends on obtaining borrower credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and we assign loan grades to loan requests based on our marketplace’s credit decisioning and scoring models that take into account reported credit score, other information reported by the consumer reporting agencies and the requested loan amount, in addition to a variety of other factors. A credit score or loan grade assigned to a borrower may not reflect that borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and we do not verify the information obtained from the borrower’s credit report. Additionally, there is a risk that, following the date of the credit report that we obtain and review, a borrower may have:

•	become delinquent in the payment of an outstanding obligation;

•	defaulted on a pre-existing debt obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

In addition, borrowers supply a variety of information that is included in the loan listings on our marketplace, and it may be inaccurate or incomplete. To verify a borrower’s identity, income or employment, our verification process and teams connect to various data sources, directly or through third-party service providers, contact the human resources department of the borrower’s stated employer, or request pay stubs. For example, we often do not verify a borrower’s stated tenure, job title, home ownership status or intention for the use of loan proceeds.

If borrowers default on loans that are not priced correctly because the information provided by the borrowers or third parties is inaccurate, investors may try to rescind their affected investments in these loans or the loans may not perform as expected and our reputation may be harmed.

If the credit decisioning and scoring models we use contain errors, do not adequately assess risk, or are otherwise ineffective, our reputation and relationships with borrowers and investors could be harmed and our market share could decline.

Our ability to attract borrowers and investors to, and build trust in, our marketplace is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and likelihood of default. To conduct this evaluation, we utilize credit decisioning and scoring models that assign each loan offered on our marketplace a grade and a corresponding interest rate. Our marketplace’s credit decisioning and scoring models are based on algorithms that evaluate a number of factors, including behavioral data, transactional data and employment information, which may not effectively predict future loan losses. If we are unable to effectively segment borrowers into relative risk profiles, we may be unable to offer attractive interest rates for borrowers and risk-adjusted returns for investors. Additionally, if these models fail to adequately assess the creditworthiness of our borrowers, we may experience higher than forecasted losses. We continually refine these algorithms based on new data and changing macro economic conditions. However, there is no guarantee that the credit decisioning and scoring models that we use have accurately assessed the creditworthiness of our borrowers, or will be effective in assessing creditworthiness in the future.

Similarly, if any of these credit decisioning and scoring models contain programming or other errors, are ineffective or the data provided by borrowers or third parties is incorrect or stale, our loan pricing and approval process could be negatively affected, resulting in mispriced or misclassified loans or incorrect approvals or denials of loans. While we have not incurred any material liabilities to date, if these errors were to occur in the future, investors may try to rescind their affected investments or decide not to invest in loans in the future or borrowers may seek to revise the terms of their loans or reduce the use of our marketplace for loans.

Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, internal employee or other insider misconduct, computer viruses, physical or electronic break-ins or similar disruptions.

Our business involves the collection, storage, processing and transmission of customers' personal data, including financial information. The highly automated nature of our marketplace may make it an attractive target and potentially vulnerable to cyber attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect confidential information that we have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our marketplace could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

The techniques used to obtain unauthorized, improper or illegal access to our systems, our data or customers' data, disable or degrade service, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized until after they have been launched against a target. Unauthorized parties may attempt to gain access to our systems or facilities through various means, including, among others, hacking into the systems or facilities of us or our partners or customers, or attempting to fraudulently induce our employees, partners, customers or others into disclosing user names, passwords, or other sensitive information, which may in turn be used to access our information technology systems. Certain efforts may be state-sponsored and supported by significant financial and technological resources, making them even more difficult to detect.

Federal regulators and many federal and state regulations require notice if data security breaches involve certain personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers, investors and ecosystem partners and our business and operations could be adversely affected. Additionally, our insurance policies carry a self-insured retention and coverage limits, which may not be adequate to reimburse us for losses caused by security breaches, and we may not be able to collect fully, if at all, under these insurance policies.

Any delay in the implementation of our technology systems could disrupt our operations and cause unanticipated increases in our costs.

We believe the technology platform that powers our online marketplace enables us to deliver innovative solutions to borrowers and investors and provides a significant time and cost advantage over traditional banks that run on legacy systems. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors. In addition, our future growth prospects are highly dependent on our ability to implement changes to our technology platform to support the future demands of our customers and industry. Our failure to implement changes to our technology platform and adapt to our customers’ changing technological needs and requirements or to hire and retain qualified personnel and maintain our engineering and technological expertise could have a material adverse effect on our operations.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a platform outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available on our marketplace would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors. Our platform systems are mirrored between two third-party owned and operated facilities. Our primary location is in Las Vegas, Nevada and is operated by Switch, Inc. Our secondary location is located in Santa Clara, California and is operated by CenturyLink. Our operations depend on both provider’s ability to protect its and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events. If our arrangement with either provider is terminated or if there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters, terrorism, other man-made problems, or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

Some aspects of our platform include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

Aspects of our platform include software covered by open source licenses, which may include, by way of example, GNU General Public License and the Apache License. Open source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on our business is somewhat unknown. If portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies and loan products. There can be no assurance that efforts we take to monitor the use of open source software to avoid uses in a manner that would require us to disclose or grant licenses under our proprietary source code will be successful, and such use could inadvertently occur. This could harm our intellectual property position and have a material adverse effect on our business, results of operations, cash flow, and financial condition. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with use of open source software cannot be eliminated, and could adversely affect our business.

Any failure to protect our own intellectual property rights could impair our brand, or subject us to claims for alleged infringement by third parties, which could harm our business.

We rely on a combination of copyright, trade secret, trademark and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, underwriting and credit decisioning credit data, processes and other intellectual property. However, the steps we take to protect our intellectual property rights may be inadequate. Third parties may seek to challenge, invalidate or circumvent our copyright, trade secret, trademark and other rights or applications for any of the foregoing. Our competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property relating to our industry. From time to time, third parties may claim that we are infringing on their intellectual property rights, and we may be found to be infringing on such rights. We may, however, be unaware of the intellectual property rights that others may claim cover some or all of our technology or services.

In order to protect our intellectual property rights, we may be required to spend significant resources. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. In addition, any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our loan products or operating our platform or require that we comply with other unfavorable terms. Our failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and adversely impact our business.

Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our platform and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for borrowers and investors, delay introductions of new features or enhancements, result in errors or compromise our ability to protect borrower or investor data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of borrowers or investors, loss of revenue or liability for damages, any of which could adversely affect our business and financial results.

The collection, processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

We receive, transmit and store a large volume of personally identifiable information and other user data. There are federal, state and foreign laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable information is increasingly subject to legislation and regulations in numerous U.S. and international jurisdictions, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. This regulatory framework for privacy issues worldwide is currently evolving and is likely to remain uncertain for the foreseeable future. We could be adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations. Our failure to comply with applicable privacy policies or federal, state or foreign laws and regulations or any compromise of security that results in the unauthorized release of personally identifiable information or other user data could damage our reputation, discourage potential borrowers or investors from using our marketplace or result in fines or proceedings brought against us, our issuing banks or other third parties by governmental agencies, borrowers, investors or other third parties, one or all of which could adversely affect our business, financial condition and results of operations. In addition to laws, regulations and other applicable common law rules regarding privacy and privacy advocacy, industry groups or other private parties may propose new and different privacy standards. We could also be subject to liability for the inappropriate use of information made available by us. Because the interpretation and application of privacy and data protection laws and privacy standards are still uncertain, it is possible that these laws or privacy standards may be interpreted and applied in a manner that is inconsistent with our practices. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, could result in additional cost and liability for us, damage our reputation, inhibit use of our marketplace and harm our business.

Fluctuations in interest rates could negatively affect transaction volume.

All personal and auto loans and nearly all small business loans facilitated through our marketplace are issued with fixed interest rates, and education and patient finance loans are issued with fixed or variable rates, depending on the type of loan. If interest rates continue to rise, investors who have already committed capital may lose the opportunity to take advantage of the higher rates, or may seek to invest capital in alternative investments. Additionally, potential borrowers could seek to defer loans as they wait for interest rates to settle, and borrowers of variable rate loans may be subject to increased interest rates. If interest rates decrease after a loan is made, borrowers through our marketplace may prepay their loans to take advantage of the lower rates. Investors through our marketplace would lose the opportunity to collect the above-market interest rate payable on the corresponding loan and may delay or reduce future loan investments. As a result, fluctuations in the interest rate environment may discourage investors and borrowers from participating in our marketplace and may reduce our loan originations, which may adversely affect our business.

From time to time we may evaluate and potentially consummate acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic transactions, combinations, acquisitions or alliances to enhance our existing business or develop new loan products and services. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Any acquisition will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•	difficulties in retaining, training, motivating and integrating key personnel;

•	diversion of management’s time and resources from our normal daily operations;

•	difficulties in successfully incorporating licensed or acquired technology and rights into our platform;

•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

•	risks of entering markets in which we have no or limited direct prior experience;

•
regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

•	failure to successfully further develop the acquired technology;

•
liability for activities of the acquired business before the acquisition, including patent and trademark infringement claims, violations of laws, regulatory actions, commercial disputes, tax liabilities and other known and unknown liabilities;

•	assumption of exposure to performance of any acquired loan portfolios;

•	potential disruptions to our ongoing businesses; and

•	unexpected costs and unknown risks and liabilities associated with the acquisition.

We may not make any acquisitions, or any future acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenue to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future acquisition of new businesses or technology will lead to the successful development of new or enhanced loan products and services or that any new or enhanced loan products and services, if developed, will achieve market acceptance or prove to be profitable.

Fraudulent activity associated with our marketplace could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease and our fraud losses to increase.

We are subject to the risk of fraudulent activity associated with our marketplace, issuing banks, borrowers, investors and third parties handling borrower and investor information. We have taken measures to detect and reduce the risk of fraud, but these measures need to be continually improved and may not be effective against new and continually evolving forms of fraud or in connection with new product offerings. Under our agreements with investors, we are obligated to repurchase loans in cases of confirmed identity theft. The level of our fraud charge-offs and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity or significant increases in fraudulent activity could lead to regulatory intervention, negatively impact our operating results, brand and reputation and lead us to take steps to reduce fraud risk, which could increase our costs.

Misconduct and errors by our employees and third-party service providers could harm our business and reputation.

We are exposed to many types of operational risk, including the risk of misconduct and errors by our employees, such as the change to application dates for $3.0 million in loans as described in “Part II – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Board Review” of our Annual Report, and other third-party service providers. Our business depends on our employees and third-party service providers to process a large number of increasingly complex transactions, and if any of our employees or third-party service providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with borrowers and investors, we could be liable for damages, be subject to repurchase obligations and subject to regulatory actions and penalties.

We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability. Because our subsidiary, LCA, is the general partner or investment manager for a series of private funds, we could be perceived as having a conflict of interest regarding access to loans versus other platform investors. We believe that we have controls and processes in place to mitigate any potential conflicts of interest.

Any of these occurrences could result in our diminished ability to operate our business, potential liability to borrowers and investors, inability to attract future borrowers and investors, reputational damage, regulatory intervention and financial harm, which could negatively impact our business, financial condition and results of operations.

If we fail to attract and retain our highly skilled employees needed to support our business, we may not be able to achieve our anticipated level of growth and our business could suffer.

We believe our success depends on the efforts and talents of our employees, including software engineers, financial personnel and marketing professionals. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled technical and financial personnel, particularly in the San Francisco Bay Area, is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

We experienced a number of changes in senior management during 2016, including the resignation of our former CEO and termination of certain senior managers. Further, in June 2016 we implemented a reduction in workforce and we experienced higher than usual attrition in the months since the reduction in workforce.

With any change in leadership and reduction in workforce, there is a risk to retention of employees, including other members of senior management, as well as the potential for disruption to business operations, initiatives, plans and strategies. In light of the circumstances surrounding these employee actions, we offered significant additional compensation to retain certain employees. The general structure of the special retention awards provided for compensation awards to be paid or vested no later than the first half of 2017. Following the final payments on these awards, we cannot predict whether we ultimately will be able to retain these or other employees in the future, or whether we will have to incur substantial additional cost to do so.

In addition to attracting and retaining highly skilled employees in general, our future performance depends, in part, on our ability to attract and retain key personnel, including our executive officers, senior management team and other key personnel, all of whom would be difficult to replace. The loss of the services of our executive officers or members of our senior management team, and the process to replace any of them, would involve significant time and expense and distraction that may significantly delay or prevent the achievement of our business objectives or impair our operations or results.

In addition, in light of these recent events and their potential overall effect on our business and stock price, key executive officers or senior management may opt to depart the company to pursue other opportunities, which could significantly delay or prevent the achievement of our business objectives or impair our operations or results.

Our credit facility provides our lenders with a first-priority lien against substantially all of our assets and contains certain affirmative and negative covenants and other restrictions on our actions, and it could therefore limit our operational flexibility or otherwise adversely affect our financial condition.

We have a senior secured revolving credit facility of $120.0 million, which the Company may draw upon from time to time. As of December 31, 2016, we had not drawn on the credit facility. The loan agreements for our credit facility contain restrictions on our ability to, among other things, pay dividends, incur indebtedness, place liens on assets, merge or consolidate, make investments, and enter into certain affiliate transactions. In addition, we are required to maintain a maximum total net leverage ratio (as defined in the credit agreement) of 4.00:1.00 initially, and decreasing over the term of the credit facility to 3.00:1.00 on and after June 30, 2018.

In addition, any debt financing we secure in the future, in addition to or in lieu of our credit facility, could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

If we fail to perform under the loan agreement by, for example, failing to make timely payments or failing to comply with the required total leverage ratio, our operations and financial condition could be adversely affected.

We previously identified a material weakness in our internal control over financial reporting, which has now been remediated. Any future failure to establish and maintain effective internal control over financial reporting could result in material misstatements in our financial statements.

During the second quarter of 2016, we identified a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weakness related to the aggregation of control deficiencies in the Company's “tone at the top” and manifested in three primary areas: (i) appropriate system controls, or review and oversight by other personnel, to detect and prevent sales of loans in direct contravention of a loan agreement, (ii) failure to identify related party transactions so as to ensure proper review and approval or disapproval by the Audit Committee or the board, and (iii) failure to appropriately document, authorize, communicate and monitor amendments to investor contracts.

While this material weakness has been remediated, we cannot assure you that we have identified all of our existing material weaknesses, or that we will not in the future have additional material weaknesses.

More generally, if we are unable to meet the demands that have been placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, we may be unable to accurately report our financial results in future periods, or report them within the timeframes required by law or stock exchange regulations. Failure to comply with the Sarbanes-Oxley Act, when and as applicable, could also potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Under such circumstances, we may be unable to implement the necessary internal controls in a timely manner, or at all, and future material weaknesses may exist or may be discovered. If we fail to implement the necessary improvements, or if material weaknesses or other deficiencies occur, our ability to accurately and timely report our financial position could be impaired, which could result in late filings of our annual and quarterly reports under the Exchange Act, restatements of our consolidated financial statements, a decline in our stock price, suspension or delisting of our common stock from the NYSE and could have a material adverse effect on our business, results of operations or financial condition. Even if we are able to report our financial statements accurately and in a timely manner, any failure in our efforts to implement the improvements or disclosure of material weaknesses in our future filings with the SEC could cause our reputation to be harmed and our stock price to decline significantly.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our operating and financial results have varied on a quarterly basis during our operating history and may continue to fluctuate significantly as a result of a variety of factors, including as a result of the risks set forth in this “Risk Factors” section. It is difficult for us to forecast the level or source of our revenues or earnings (loss) accurately. Accordingly, our quarterly results of operations, including the levels of our operating revenue and expenses, contribution margin and other key metrics, may vary significantly in the future and period-to-period comparisons of our operating results may not be meaningful. Fluctuation in quarterly results may adversely affect the price of our common stock.

Our ability to use our deferred tax assets to offset future taxable income may be subject to certain limitations that could subject our business to higher tax liabilities.

We may be limited in the portion of net operating loss carryforwards that we can use in the future to offset taxable income for U.S. federal and state income tax purposes. At December 31, 2016, we had federal and state net operating loss carryforwards (NOLs) of approximately $260.3 million and $178.0 million, respectively, to offset future taxable income. These federal and state net operating loss carryforwards will begin expiring in 2025 and 2028, respectively. A lack of future taxable income would adversely affect our ability to utilize these NOLs. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (Code), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Future changes in our stock ownership as well as other changes that may be outside of our control, could result in additional ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. Additionally, at December 31, 2016, we had federal and state research and development tax credit carryforwards of $1.1 million and $3.0 million, respectively. We assess the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets. On the basis of this evaluation, a full valuation allowance has historically been recorded to recognize only deferred tax assets that are more likely than not to be realized. Finally, changes to the federal or state tax laws that would reduce the corporate tax rate could operate to effectively reduce or eliminate the value of any deferred tax asset. Our deferred tax assets may expire unutilized or underutilized, which could prevent us from offsetting future taxable income.

We have incurred net losses in the past and may incur net losses in the future.

As of December 31, 2016, our accumulated deficit was $234.2 million. We anticipate that our operating expenses will continue to be elevated for the foreseeable future as we continue to enhance our compliance systems, reestablish the growth of our business, attract borrowers, investors and partners and further enhance and develop our loan products, marketplace and platform. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. We may incur additional net losses in the future and may not maintain profitability on a quarterly or annual basis.

We may have to constrain our business activities to avoid being deemed an investment company under the Investment Company Act of 1940.

In general, a company that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities may be deemed to be an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). The Investment Company Act contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. We believe we have conducted, and we intend to continue to conduct, our business in a manner that does not result in our company being characterized as an investment company. To avoid being deemed an investment company, we may decide not to broaden our offerings, which could require us to forego attractive opportunities. We may also apply for formal exemptive relief to provide additional clarity on our status under the Investment Company Act. We may not receive such relief on a timely basis, if at all, and such relief may require us to modify or curtail our operations. If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations.

If our registered investment advisor, LC Advisors, LLC (LCA), were found to have violated the Investment Advisers Act, our ability to raise sufficient investor commitments to meet borrower demand could be impaired.

Our subsidiary, LCA, acts as an advisor to certain private funds and accredited investors, including those that invest in managed accounts that rely on a third-party adviser or manager to manage their investment through our marketplace. Registered investment advisers are subject to a number of regulatory and legal requirements, including fiduciary duties, conflicts of interest, advertising restrictions and custody requirements.

The board review discovered that the investment parameters of one of the funds advised by LCA, specifically with respect to the allocation of 60-month loans held by the fund, was out of tolerance. Further, we reviewed the methodologies used to determine the net asset values and monthly return figures reported for six private investment funds managed by LCA and determined that adjustments were made to the valuation of the Fund’s assets that were not consistent with generally accepted accounting principles (GAAP). These adjustments affected the direction and the specific returns reported in monthly statements sent to limited partners. We are reimbursing limited partners who, during the life of any fund, entered or exited the funds and were adversely impacted by these adjustments. As previously disclosed, these matters were included in the board review of 2016, and such matters are being reviewed by the SEC and other state and federal regulatory agencies.

We believe we have conducted, and we intend to continue to conduct, the business of LCA in substantial compliance with the Investment Advisers Act of 1940, as amended (Investment Advisers Act) and applicable fiduciary duties. If, however, we are deemed to have breached any of our obligations under the Investment Advisers Act, the activities of LCA could be restricted, suspended or even terminated. If this were to occur, our ability to provide investors with the opportunity to invest through private funds and managed accounts could be severely curtailed, and we may not be able to sufficiently meet borrower and investor demand for loans, which could harm our business.

We have not reviewed our compliance with foreign laws regarding the participation of non-U.S. residents on our marketplace.

From time to time, non-U.S. residents invest in loans directly through our marketplace. Through December 31, 2016, the percentage of notes purchased (based upon dollar amounts) by such persons since inception was less than 1% of all loans issued. We are not experts with respect to all applicable laws in the various foreign jurisdictions from which an investor may be located, and we cannot be sure that we are complying with applicable foreign laws. Failure to comply with such laws could result in fines and penalties payable by us, which could reduce our profitability or cause us to modify or delay planned expansions and expenditures, including investments in our growth. In addition, any such fines and penalties could create negative publicity, result in additional regulatory oversight that could limit our operations and ability to succeed, or otherwise hinder our plans to expand our business internationally.

If we were required to register as a broker-dealer under federal or state law, our costs could significantly increase or our operations could be impaired.

The securities offered to investors are offered directly by us. We do not operate as a registered broker-dealer in any jurisdiction. Although we do not believe we are obligated to do so, if a regulatory body were to find that our activities require us to register as a broker-dealer or to sell the investment securities only through a registered broker-dealer, we could be subject to fines, rescission offers or other penalties, and our compliance costs and other costs of operation could increase significantly. Further, our ability to issue and distribute the securities could be significantly impaired or curtailed.

We and our issuing bank partners are subject to borrower protection laws and federal and state consumer protection laws.

We and our issuing bank partners must comply with regulatory regimes, including those applicable to consumer credit transactions, various aspects of which are untested as applied to our marketplace. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of loans facilitated through our marketplace. In particular, through our marketplace, we may be subject to laws, such as:

•
state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, credit reporting, debt servicing and collection and unfair or deceptive business practices;

•
the Truth-in-Lending Act and Regulation Z promulgated thereunder, and similar state laws, which require certain disclosures to borrowers regarding the terms and conditions of their loans and credit transactions;

•
Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which prohibits unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law;

•
the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act, which promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies;

•
the Fair Debt Collection Practices Act and similar state debt collection laws, which provide guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts;

•
the Gramm-Leach-Bliley Act, which includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information, and other privacy laws and regulations;

•	the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

•	the Servicemembers Civil Relief Act, which allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties;

•
the Electronic Fund Transfer Act and Regulation E promulgated thereunder, which provide disclosure requirements, guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts;

•
the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures; and

•	the Bank Secrecy Act, which relates to compliance with anti-money laundering, customer due diligence and record-keeping policies and procedures.

While we have developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance can be given that these policies and procedures will be effective in preventing violations of these laws and regulations.

In particular, the USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with FinCEN. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions and limit our ability to get regulatory approval of acquisitions. Recently several banking institutions have received large fines for non-compliance with these laws and regulations.

Failure to comply with these laws and regulatory requirements applicable to our business may, among other things, limit our or a collection agency’s ability to collect all or part of the principal of or interest on loans. As a result, we may not be able to collect our servicing fee with respect to the uncollected principal or interest, and investors may be discouraged from investing in loans. In addition, non-compliance could subject us to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, rescission rights held by investors in securities offerings and civil and criminal liability, which may harm our business and our ability to maintain our marketplace and may result in borrowers rescinding their loans.

Where applicable, we will seek to comply with state small loan, loan broker, servicing and similar statutes. In U.S. jurisdictions with licensing or other requirements that we believe may be applicable to us, we comply with the relevant requirements through the operation of our marketplace with issuing banks or we will be seeking to obtain required licenses. Nevertheless, if we are found to not have complied with applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions or penalties or be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate loans through our marketplace, perform our servicing obligations or make our marketplace available to borrowers in particular states, which may harm our business.

Our ability to offer our notes depends upon our compliance with requirements under federal or state securities laws.

All notes publicly offered through our marketplace are offered and sold pursuant to a registration statement filed with the SEC. We also qualify as a “well-known seasoned issuer,” which allows us to file automatically effective registration statements with the SEC. Under SEC rules, for certain material updates, we must file post-effective amendments, which, if we do not qualify as a “well-known seasoned issuer,” do not become effective until declared effective by the SEC. We may fail to maintain our “well-known seasoned issuer” status if we do not file SEC reports on a timely manner or for other reasons. In addition, if we fail to file our Annual Reports on Form 10-K or quarterly reports on Form 10-Q on a timely basis or are otherwise required to suspend use of a registration statement for the notes, we could be required to suspend offering of our notes until the deficiency is resolved. Because we offer notes on a continuous basis, securities law restrictions may also limit our ability to market or advertise to potential investors.

We are also currently required to register or qualify for an exemption in every state in which we offer securities. Qualification in a state can be a time-consuming process, often requiring periodic renewals. Failure to timely renew these registrations may require us to pay penalties, suspend further offerings until we regain compliance and make rescission offers in connection with previously completed investments.

Certain states in which we offer notes also impose special suitability standards and other conditions for operation in their states, restricting the persons and conditions under which we may make offerings in these states. We do not offer our notes in all states due to the restrictions of certain states. While we believe that we may now rely on federal preemption of state registration and qualification requirements, states may interpret federal law as applied to our notes differently, possibly requiring us to continue to make filings in or limit operations in those states. Regardless of any such registration, qualification or preemption, we are subject to both state and federal antifraud rules of each state in which we operate.

As a result of these requirements, actual or alleged non-compliance with federal or state laws or changes in federal or state law or regulatory policy or could limit our ability to offer notes in certain states, require us to pay fines or penalties, or curtail our operations.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The Dodd-Frank Act and other legislation and regulations relating to financial institutions and markets, including alternative asset management funds, has resulted in increased oversight and taxation. However, the recent presidential and congressional elections in the United States could result in significant changes in, and uncertainty with respect to, legislation, regulation and government policy.

There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management and may result in fines if any of our funds are deemed to have violated any regulations. The Dodd-Frank Act is extensive and significant legislation enacting changes that broadly affect most aspects of the financial services industry. The Dodd-Frank Act, among other things, contains a risk retention requirement for all asset-backed securities, which, if applied to our business, would change our business model.

Under these risk retention rules, sponsors of both public and private issuances of asset-backed securities are generally (subject to certain exceptions) required to retain, in one or more prescribed forms, at least 5% of the credit risk of the assets collateralizing such asset-backed securities. In some cases, this risk retention requirement may be retained by a majority-owned affiliate (as determined by GAAP) of the sponsor. These regulations generally prohibit the sponsor or its affiliate from directly or indirectly hedging or otherwise selling or transferring the retained interest for a specified period of time, depending on the type of asset that is securitized. All sponsors of issuances of asset-backed securities are required to comply with such rules beginning in December 2015, with respect to asset-backed securities collateralized by residential mortgages, and December 2016 with regard to all other classes of asset-backed securities.

These changes could impact our access to the asset-backed securities capital markets and, to the extent we issue, or act as the sponsor for issuances of, asset-backed securities ourselves, our financing programs could be less effective and we could be required to comply with these risk retention requirements. Compliance with such legislation or regulation may significantly increase our costs, limit our product offerings and operating flexibility, require significant adjustments in our internal business processes and potentially require us to maintain our regulatory capital at levels above historical practices.

RISKS RELATING TO THE NOTES AND THE CORRESPONDING LOANS ON WHICH THE NOTES ARE DEPENDENT

You may lose some or all of your initial purchase price for the Notes because the Notes are highly risky and speculative. Only investors who can bear the loss of their entire purchase price should purchase the Notes.

Notes are highly risky and speculative because payments on Notes depend entirely on payments to us of unsecured obligations of the borrower and contemporaneous payments on the Notes, which are special, limited obligations of Lending Club. Notes are suitable purchases only for investors of adequate financial means. If you cannot afford to lose all of the money you plan to invest in Notes, you should not purchase Notes.

Payments on each Note depend entirely on the payments, if any, we receive on the corresponding member loan. If a borrower fails to make any payments on the corresponding member loan, you will not receive any payments on your Note.

We will make payments pro rata on a series of Notes, net of our service fee, only if we receive the borrower’s payments on the corresponding member loan and such payments clear and therefore become available for distribution to investors. We will not pay to investors any unsuccessful payment fees, check processing fees, or collection fees we or our third-party collection agencies charge. If we do not receive payments on the corresponding member loan, you will not be entitled to any payments under the terms of the Notes, and you will not receive any payments. The failure of a borrower to repay a member loan is not an immediate event of default under the terms of the Notes.

Neither the Notes nor the related indenture restrict our ability to incur additional indebtedness. Any additional debt we incur may increase our risk of bankruptcy, which could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

If we incur additional debt after the Notes are issued, it may adversely affect our creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of Lending Club. As discussed above, the financial distress, insolvency or bankruptcy of Lending Club could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

Member loans are unsecured obligations and as such are not backed by any collateral or guaranteed nor are they insured by any third party, and you must rely on us and our designated third-party collection agencies to pursue collection against any borrower.

Member loans are unsecured obligations of borrowers. They are not secured by any collateral, not guaranteed or insured by any third party and not backed by any governmental authority in any way. We and our designated third-party collection agencies will, therefore, be limited in our ability to collect member loans.

Moreover, unsecured member loans are obligations of borrowers to us as assignee of the member loan’s promissory note from WebBank. Loans are not obligations to holders of Notes. Holders of Notes will have no recourse against borrowers and no ability to pursue borrowers to collect payments under the member loans. Holders of Notes may look only to us for payment of the Notes, and our obligation to pay the Notes is limited as described in this document. Furthermore, if a borrower fails to make any payments on the corresponding member loan, the holder of that Note will not receive any payments on that Note. The holder of that Note will not be able to obtain the identity of the borrower in order to contact the borrower about the defaulted member loan.

If payments on the corresponding member loan become overdue, it is likely you will not receive the full principal and interest payments that you expect due to collection fees and other costs, and you may not recover any of your original purchase price.

If the borrower fails to make a required payment on a member loan within 16 days of the due date, we will pursue reasonable collection efforts. We may handle delinquent member loan collection efforts ourselves, or we may refer a delinquent member loan to a collection agency. These efforts will be considered reasonable collection efforts. Once we refer a member loan to a collection agency, we will not make any further attempt to collect on that delinquent member loan ourselves while the member loan is placed with the collection agency.

If payment amounts on a delinquent member loan are received from a borrower more than 16 days after their due date, then we, or, if we have referred the delinquent member loan to an outside collection agency, that collection agency, may retain a percentage of any funds recovered from such borrower as a collection fee before any principal or interest becomes payable to you from recovered amounts in respect of Notes related to the corresponding member loan. Amounts equal to any recoveries we receive from the collection process are payable to Note and certificate investors on a pro rata basis, subject to our deduction of our 1.00% service fee, if applicable, and an additional collection fee. Amounts received from outside collection agents may be held for up to six business days before payments are made to investors.

We or the collection agency may be unable to recover some or all of the unpaid balance of a delinquent member loan. You must rely on the collection efforts from us and the designated collection agency, and you are not permitted to attempt to collect payments on the member loan in any manner.

Borrowers members may not view or treat their obligations to us as having the same significance as loans from traditional lending sources, such as bank loans and member loans may have a higher risk of default than loans of borrowers with similar credit scores to other lenders.

The investment return on the Notes depends on borrowers fulfilling their payment obligations in a timely manner under the corresponding member loan. Borrowers may not view member loans facilitated through our marketplace as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions. If a borrower neglects his or her payment obligations on a member loan upon which payment of the corresponding Note is dependent or chooses not to repay his or her member loan entirely, you may not be able to recover any portion of your investment in a Note.

Our Standard Program Loan grading algorithm is based upon historical credit performance of certain populations and as a result the actual performance of a Loan may not be consistent within or across loan grades and may result in an unanticipated loss of capital.

Our proprietary pricing algorithm for Standard Program Loans is based primarily upon the historical loan performance of actual borrowers that met the requirements of the algorithm, the assumed performance of applicants that would have been approved under the current algorithm but were declined by prior methodologies, and the exclusion of borrowers that were approved under prior methodologies but would have been declined under the new algorithm, in addition to other factors and assumptions. Because the algorithm is based upon these assumed performances and the assumptions of management which may change over time as the available data grows and our analysis continues to develop, the actual performance of a graded loan may differ materially versus previously issued, similarly graded loans or other grades and this may result in a greater loss of your investment capital than anticipated.

Credit information that we receive about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may cause you to lose part or all of the purchase price you pay for a Note.

We obtain borrower credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and assign one of 35 loan grades to Standard Program Loan requests, from A1 through G5, based on the reported credit score, other information reported by the consumer reporting agencies and the requested loan amount. A credit score or loan grade assigned to a borrower may not reflect that borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and we do not verify the information obtained from the borrower’s credit report. Additionally, there is a risk that, following the date of the credit report that we obtain and review, a borrower may have:

•	become delinquent in the payment of an outstanding obligation;

•	defaulted on a pre-existing debt obligation;

•	taken on additional debt; or

•	experienced other adverse financial events.

If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited and suspended or stopped. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans. The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by us in accounts “in trust for” the holders of Notes may potentially be at risk.

Under the terms of the Notes, we are obligated to pay principal and interest on each Note on a non-recourse basis only if and to the extent that we receive principal, interest or late fee payments from the borrower on the corresponding member loan, but the Notes become fully recourse to us if we fail to pay such obligation, which would include being prohibited from making such payments as a result of a bankruptcy or similar proceeding, or if we breach a covenant under the indenture governing the Notes.

If we were to become subject to a bankruptcy or similar proceeding due to a default under current or future indebtedness, an action for repurchase or rescission of securities or other event, there is uncertainty regarding whether a holder of a Note has any right of payment from our assets other than the corresponding loan.

A bankruptcy or similar proceeding of us may cause delays in borrower payments. Borrowers may delay payments to us on account of member loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of us, even if the borrowers have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the Notes corresponding to those member loans.

A bankruptcy or similar proceeding of us may cause delays in payments on Notes. The commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent us from making regular payments on the Notes, even if the funds to make such payments are available. Because a bankruptcy or similar proceeding may take months or years to complete, the suspension of payment may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.

Interest accruing upon and following a bankruptcy or similar proceeding of us may not be paid. In bankruptcy or similar proceeding of us, interest accruing on the Notes during the proceeding may not be part of the allowed claim of a holder of a Note. If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter. Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.

In a bankruptcy or similar proceeding of us there may be uncertainty regarding whether a holder of a Note has any priority right to payment from the corresponding member loan. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loan or the proceeds of the corresponding member loan. Accordingly, the holder of a Note may be required to share the proceeds of the corresponding member loan with any other creditor of ours that has rights in those proceeds. If such sharing of proceeds is deemed appropriate, those proceeds that are either held by us in the clearing account at the time of the bankruptcy or similar proceeding of ours, or not yet received by us from borrowers at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than those proceeds that are already held by us in the “in trust for,” or ITF, account at the time of the bankruptcy or similar proceeding. To the extent that proceeds of the corresponding member loan would be shared with other creditors of ours, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your Note.

In a bankruptcy or similar proceeding of us, there may be uncertainty regarding whether a holder of a Note has any right of payment from assets of ours other than the corresponding member loan. In a bankruptcy or similar proceeding of us, it is possible that a Note could be deemed to have a right of payment only from proceeds of the corresponding member loan and not from any other assets of us, in which case the holder of the Note may not be entitled to share the proceeds of such other assets of us with other creditors of ours, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the member loan corresponding to the Note. Alternatively, it is possible that a Note could be deemed to have a right of payment from both the corresponding member loan and from some or all of our other assets, for example, based upon the automatic acceleration of the principal obligations on the Note upon the commencement of a bankruptcy or similar proceeding, in which case the holder of the Note may be entitled to share the proceeds of such other assets of ours with other creditors of us, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the corresponding member loan. To the extent that proceeds of such other assets would be shared with other creditors of ours and our stockholders, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your Note.

In a bankruptcy or similar proceeding of us, there may be uncertainty regarding the rights of a holder of a Note, if any, to payment from funds in the clearing account. If a borrower has paid us on a corresponding member loan before a bankruptcy or similar proceeding of us is commenced, and those funds are held in the clearing account and have not been used by us to make payments on the Note as of the date the bankruptcy or similar proceeding is commenced, there can be no assurance that we will or will be able to use such funds to make payments on the Note. Other creditors of ours and our stockholders may be deemed to have, or actually have, rights to such funds that are equal to or greater than the rights of the holder of the Note.

In a bankruptcy or similar proceeding of us, there may be uncertainty regarding the rights of a holder of a Note, if any, to access funds in the ITF Account. If a borrower has paid us on a corresponding member loan before a bankruptcy or similar proceeding of us is commenced, and those funds have been used by us to make payments on the Note prior to the date the bankruptcy or similar proceeding is commenced, but the payments on the Note continue to be held by us in an ITF account, there can be no assurance that the holder of the Note will have immediate access to the funds constituting the payment or that the funds constituting the payment will ultimately be released to the holder of the Note. While the Trust Agreement states that funds in an ITF account are trust property and are not intended to be property of ours or subject to claims of our creditors generally, there can be no assurance that, if the matter were to be litigated, such litigation would not delay or prevent the holder of a Note from accessing the portion of those funds in which the holder has an interest.

In a bankruptcy or similar proceeding of us, there may be uncertainty regarding the rights of a holder of a Note, if any, to the return of the purchase price of a Note if the corresponding Loan has not been funded. If the purchase price of a Note is paid to us and a bankruptcy or similar proceeding of us is commenced, the holder of the Note may not be able to obtain a return of the funds constituting the purchase price, even if the Loan corresponding to the Note has not been funded as of the date that the bankruptcy or similar proceeding is commenced and even if the funds are held by us in the ITF Account.

In a bankruptcy or similar proceeding of us, the holder of a Note may be delayed or prevented from enforcing our repurchase obligations in cases of confirmed identity fraud. In a bankruptcy or similar proceeding of us, any right of a holder of Note to require us to repurchase the Note as a result of a confirmed identity fraud incident may not be specifically enforced, and such holder’s claim for such repurchase may be treated less favorably than a general unsecured obligation of ours as described and subject to the limitations in this “Risks Related to Our Business and Industry — If we were to become subject to a bankruptcy or similar proceeding” section.

In a bankruptcy or similar proceeding of us, the implementation of back-up servicing arrangements may be delayed or prevented. In a bankruptcy or similar proceeding of us, our ability to transfer servicing obligations to our back-up servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of Loan payments to the detriment of the Notes.

Information supplied by borrower applicants may be inaccurate or intentionally false and should generally not be relied upon.

Borrower applicants supply a variety of information that is included in the borrower loan listings on our website and in the listing supplements and sales supplements we file with the SEC. Other than as described below, we do not verify this information, and it may be inaccurate or incomplete. For example, we do not verify a borrower applicant’s stated tenure, job title, home ownership status or intention for the use of loan proceeds, and the information borrower applicants supply may be inaccurate or intentionally false. Except in the instances in which we perform income verification, and such verified income is within an acceptable range of stated income, or employment verification, member loans are made without obtaining any documentation of the borrower applicant’s ability to afford the loan. Where we are able to verify the borrower applicant’s income within an acceptable range of stated income, we denote that the borrower applicant’s income was verified with an asterisk on borrower loan listing. A borrower applicant’s stated income may differ from the amount we are able to verify. If a borrower applicant’s verified income is still sufficient to qualify for the loan, the loan may be approved. The decision to verify income or employment is made by our credit team and they do not verify information solely at the request of an investor. Although we may perform income verification, the platform's underwriting, credit and pricing decisioning may be based on stated borrower income, rather than the verified income. For example, we do not verify borrower applicant’s pay stubs, IRS Forms W-2, federal or state income tax returns, bank and savings account balances, retirement account balances, letters from employers, home ownership or rental records, car ownership records or any records related to past bankruptcy and legal proceedings.

In the limited cases in which we have selected borrowers for income or employment verification, for the year ended December 31, 2016, approximately 66% of requested borrower applicants provided us with satisfactory responses to verify their income or employment; approximately 5% of requested borrower applicants withdrew their applications for member loans, and approximately 29% of requested borrower applicants either failed to respond to our request in full or provided information that failed to verify their stated information, and we therefore removed those member loan postings. Although we may perform income verification, the platform's underwriting and credit decisioning, as well as the pricing of the member loan, are based on stated borrower income. The identity of borrowers is not revealed to investors, and investors also have no ability to obtain or verify borrower information either before or after they purchase a Note.

If you rely on false, misleading or unverified information supplied by borrower applicants in deciding to purchase Notes, you may lose part or the entire purchase price you pay for a Note. Loan posting and borrower information available on our website will be statements made in connection with the purchase and sale of securities, and therefore subject to Rule 10b-5 of the Exchange Act. Loan posting and borrower information filed in prospectus supplements will be subject to the liability provisions of the Securities Act. However, in each event, we are only providing information that was submitted to us by the borrower. In this document, we advise potential investors as to the limitations on the reliability of this information, and an investor’s recourse in the event this information is false will be extremely limited. Consequently, investors should rely on loan grade, which we determine based on third-party credit report information, and the size of the loan request, and should not rely on unverified information provided by borrowers.

You should not assume that a Note is appropriate for you as an investment vehicle just because it corresponds to a member loan listed on our marketplace or is included in a portfolio built based upon your investment criteria through any of the portfolio tools.

While we take precautions to prevent borrower identity fraud, it is possible that identity fraud may still occur and adversely affect your ability to receive the principal and interest payments that you expect to receive on Notes.

We use identity checks performed by a third-party provider to verify each borrower applicant’s identity and credit history. Notwithstanding our efforts, there is a risk that identity fraud may occur without our detecting it, and a member loan obtained by identity fraud may simply default. While we will repurchase Notes in limited identity fraud circumstances involving the corresponding member loan, we are not otherwise obligated to repurchase a Note from you for any other reason. During 2016, we repurchased Standard Program Loans for a total of $1.1 million relating to 74 corresponding member loan in which identity fraud occurred. Not all of these Standard Program Loans were funded through the proceeds from Notes. If we repurchase a Note based on identity fraud involving the corresponding member loan, you will only receive an amount equal to the outstanding principal balance of the Note.

We have the exclusive right to investigate claims of identity theft and determine, in our sole discretion, whether verifiable identity theft has occurred. As we are the sole entity with the ability to investigate and determine verifiable identity theft, which triggers our repurchase obligation, a conflict of interest exists as the denial of a claim under our identity theft guarantee would save us from the repurchase obligation.

Our performance data history about borrower performance on our Standard Program Loans is just under ten years old. Default and charge-off rates on member loans may increase.

Due to our limited operational and origination history, we have limited historical performance data regarding borrower performance on Standard Program Loans, and we do not yet know what the long-term loss experience may be. As of December 31, 2016, the annualized net charge-off rate for all Standard Program Loans was 8.0% of the principal balance of loans. These default and charge-off rates may increase in the future. As actual loss experience increases on our platform, we may change how loan interest rates are set, and investors who have purchased Notes prior to any such changes will not benefit from these changes.

Default rates on loans may increase as a result of economic conditions beyond our control and beyond the control of borrowers.

Loan default rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of the borrowers. In particular, default rates on Standard Program Loans on which the Notes are dependent may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors. Although the U.S. and global economies have shown improvement, the recovery remains modest and uncertain. Adverse economic conditions could reduce the number of individuals seeking to invest in loans facilitated on our marketplace, reduce the number of qualified borrowers seeking loans on our marketplace and result in borrowers being unable to make payments.

If you decide to invest through the marketplace and concentrate your investment in a single Note (or a small number of Notes), your entire return will be highly dependent on the performance of a single loan (or small number of loans).

Standard Program Loans facilitated through our marketplace have a wide range of credit grades, and we expect that some borrowers at all credit grades will default on their loan. If you decide to invest through the marketplace and concentrate your investment in a single Note (or a small number of Notes) your entire return will depend on the performance of that single member loan (or small number of member loans). For example, if you plan to purchase $100 of Notes, and choose to invest the entire $100 in a single Note instead of in four $25 Notes corresponding to the loan of four different borrowers, you would lose your entire $100 investment if that borrower defaulted. Failing to diversify your investment increases the risk of losing your entire investment due to a single borrower’s default, or a small number of borrower defaults. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected principal and interest payments on the Notes.

The Standard Program Loan on which the Notes are dependent do not restrict borrowers from incurring additional unsecured or secured debt, nor do they impose any financial restrictions on borrowers during the term of the Standard Program Loan, which may increase the likelihood that a borrower will default on their loan.

All Standard Program Loans are credit obligations of the borrowers. If a borrower incurs additional debt after obtaining a member loan through our platform, or if a borrower obtains another loan prior to or during the application process that is not disclosed to us, that additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower. This circumstance could ultimately impair the ability of that borrower to make payments on the borrower’s loan and your ability to receive the principal and interest payments that you expect to receive on Notes dependent on those corresponding member loans. To the extent that the borrower has or incurs other indebtedness and cannot pay all of their indebtedness, the borrower may choose to make payments to other creditors, rather than to us.

As to these Standard Program Loans, to the extent borrowers incur other indebtedness that is secured, such as mortgage, home equity or auto loans, the ability of the secured creditors to exercise remedies against the assets of the borrower may impair the borrower’s ability to repay the loan on which your Note is dependent for payment, or it may impair our ability to collect on the Loan if it goes unpaid. Borrowers may choose to repay obligations under secured indebtedness before repaying loans facilitated through our platform because the borrowers have no collateral at risk. An investor will not be made aware of any additional debt incurred by a borrower, or whether such debt is secured.

Our arrangements for backup servicing are untested. If we fail to maintain operations, you will experience a delay and increased cost in respect of your expected principal and interest payments on the Notes, and we may be unable to collect and process repayments from borrowers.

We have made arrangements for only limited backup servicing. If our platform were to fail or we became insolvent, we would attempt to transfer our Loan servicing obligations to our third-party back-up servicer. There can be no assurance that this back-up servicer will be able to adequately perform the servicing of the outstanding Loan. If this back-up servicer assumes the servicing of the Loan, the back-up servicer will impose additional servicing fees, reducing the amounts available for payments on the Notes. Additionally, transferring these servicing obligations to our back-up servicer may result in delays in the processing and recovery of information with respect to amounts owed on the Loan or, if our platform becomes inoperable, may prevent us from servicing the Loan and making principal and interest payments on the Notes. If our back-up servicer is not able to service the Loan effectively, investors’ ability to receive principal and interest payments on their Notes may be substantially impaired.

Standard Program Loans do not contain any cross-default or similar provisions. If borrowers default on their debt obligations other than the member loan, our ability to collect on the corresponding member loans on which the Notes are dependent may be substantially impaired.

Our member loan documents do not contain cross-default provisions. A cross-default provision makes a default under certain debt of a borrower an automatic default on other debt of that borrower. The effect of this can be to allow other creditors to move more quickly to claim any assets of the borrower. Because the member loans do not contain cross-default provisions, a member loan will not be placed automatically in default upon that borrower’s default on any of the borrower’s other debt obligations, unless there are independent grounds for a default on the member loan.

In addition, the member loan will not be referred to a third-party collection agency for collection because of a borrower’s default on debt obligations other than the member loan. If a borrower defaults on debt obligations owed to a third party and continues to satisfy payment obligations under the member loan, the third party may seize the borrower’s assets or pursue other legal action against the borrower before the borrower defaults on the member loan. Payments on Notes may be substantially reduced if the borrower subsequently defaults on the member loan and you may be unable to recoup some or all of your expected principal and interest payments on those Notes.

Borrowers may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of the Notes.

Borrowers may seek protection under federal bankruptcy law or similar laws. If a borrower files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions, on hold and prevent further collection action absent bankruptcy court approval. If we receive notice that a borrower has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower’s loan account into “bankruptcy status.” When we put a member loan into bankruptcy status, we terminate automatic monthly Automated Clearing House (ACH) debits and do not undertake collection activity without bankruptcy court approval. Whether any payment will ultimately be made or received on a Loan after a bankruptcy status is declared, depends on the borrower’s particular financial situation and the determination of the court. It is possible that the borrower’s liability on the Loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower with an unsecured member loan, unsecured creditors, including us as holders of the member loan, will receive only a fraction of any amount outstanding on their member loan, if anything.

If the loans originated through our marketplace were found to violate a state’s usury laws, and/or we were found to be the true lender (as opposed to our issuing bank(s)), your investment may lose substantial value and you may lose all of the interest due on your Note.

The interest rates that are charged to borrowers and that form the basis of payments to investors through our marketplace are enabled by legal principles including (i) the application of federal law to enable an issuing bank that originates the loan to export the interest rates of the jurisdiction where it is located, (ii) the application of common law “choice of law” principles based upon factors such as the loan document’s terms and where the loan transaction is completed to provide uniform rates to borrowers, or (iii) the application of principles that allow the transferee of a loan to continue to collect interest as provided in the loan document. WebBank, the primary issuing bank of the loans originated through our marketplace, is chartered in, and operates out of, Utah, which allows parties to generally agree by contract to any interest rate. Certain states, including Utah, have no statutory interest rate limitations on personal loans, while other jurisdictions have a maximum rate. In some jurisdictions, the maximum rate is less than the current maximum rate offered by WebBank through our platform. If the laws of such jurisdictions were found to govern the loans originated through our marketplace (in conflict with the principles described above), those loans could be in violation of such laws.

In May 2015, the U.S. Court of Appeals for the Second Circuit issued its decision in Madden v. Midland Funding, LLC that interpreted the scope of federal preemption under the National Bank Act and held that a nonbank assignee of a loan originated by a national bank was not entitled to the benefits of federal preemption of claims of usury. The Second Circuit denied the defendant’s (Midland Funding) motion to reconsider the decision and remanded the case to address choice of law matters. The Second Circuit’s decision is binding on federal courts located in Connecticut, New York, and Vermont, but the decision could also be adopted by other courts. The defendant petitioned the U.S. Supreme Court to review the decision and in March 2016, the Court invited the Solicitor General to file a brief expressing the views of the U.S. on the petition. The Solicitor General filed an amicus brief that stated the Second Circuit decision was incorrect, but that the case was not yet ready to be heard by the Supreme Court. In June 2016, the Supreme Court declined to hear the case. The Federal District Court is now hearing the case in regards to Midland’s alternative claim under a choice of law analysis, and application of state law. The outcome could create potential liability under state statutes such as usury and consumer protection statutes.

In April 2016, a putative class action lawsuit was filed against the Company, and certain of its current and former officers and directors in federal court in New York, alleging that persons received loans, through our platform, that exceeded states' usury limits in violation of state usury and consumer protection laws, and the federal RICO statute. The Company's motion to compel arbitration on an individual basis was granted in February 2017. There can be no assurance as to the timing or outcome of these matters.

If a borrower were to successfully bring claims against us for state usury law violations, and the rate on that borrower’s personal loan was greater than that allowed under applicable state law, we could be subject to fines and penalties, including the voiding of loans and repayment of principal and interest to borrowers and investors. We might decide to limit the maximum interest rate on certain loans originated through our marketplace, and we might decide to originate loans under state-specific licenses, where such a ruling is applicable. These actions could adversely impact our the returns on the corresponding member loans and Notes. Further, if we were unable to partner with another issuing bank, we would have to substantially modify our business operations from the manner currently contemplated and would be required to maintain state-specific licenses and only provide a limited range of interest rates for personal loans, all of which would substantially reduce our operating efficiency and attractiveness to investors and possibly result in a decline in our operating results.

There has been (and may continue to be) other litigation challenging lending arrangements where a bank or other third party has made a loan and then sells and assigns it to an entity that is engaged in assisting with the origination and servicing of a loan. For example, in a lawsuit filed in December 2013, the CFPB alleged that the defendants in Consumer Financial Protection Bureau v. CashCall, Inc., et al (C.D. Cal August 31, 2016) had engaged in deceptive acts and practices by servicing and collecting loans that state licensing and state usury laws had rendered partially or wholly uncollectible. The court in that case held that, to identify the true lender of a loan, the totality of the circumstances and a “predominant economic interest” test should be considered. Although the decision in that case is being appealed, if a similar test were applied in a case regarding our platform, there is no assurance the court would determine that our issuing bank partners have the predominant economic interest in loans facilitated through our platform. In January 2017, the Colorado Administrator of the Uniform Consumer Credit Code filed suit against Avant, Inc., an online consumer loan platform. The Administrator asserts that loans to Colorado residents facilitated on the Avant platform were required to comply with Colorado laws regarding interest rates and fees, and that those laws were not preempted by federal laws that apply to loans originated by our banking partner, WebBank, a federally regulated bank. In March 2017, WebBank filed its own lawsuit in federal district court for the District of Colorado seeking declaratory relief that loans originated by WebBank are “valid when made” and are subject to federal requirements that pre-empt Colorado state requirements. No assurance can be given as to the timing or outcome of these matters. Additional state consumer protection laws would be applicable to the loans facilitated through our marketplace if we were re-characterized as a lender, and the loans could be voidable or unenforceable. In addition, we could be subject to claims by borrowers, as well as enforcement actions by regulators.

Federal law entitles borrowers who enter active military service to an interest rate cap and certain other rights that may inhibit the ability to collect on loans and reduce the amount of interest paid on the corresponding Notes.

Federal law provides borrowers on active military service with rights that may reduce the return on your investment, as well as delay or impair our ability to collect on a corresponding member loan. The Service members Civil Relief Act (SCRA) requires that the interest rate on preexisting debts, such as member loans, be set at no more than 6% while the qualified service member or reservist is on active duty. A holder of a Note that is dependent on such corresponding member loan will not receive the difference between 6% and the original stated interest rate for the member loan during any such period.

This law also permits courts to stay proceedings and execution of judgments against service members and reservists on active duty, which may delay recovery on any member loan in default, and, accordingly, payments on Notes that are dependent on the corresponding member loans. If there are any amounts under such member loan still due and owing to us after the final maturity of the Notes that correspond to the member loan, we will have no further obligation to make payments on the Notes, even if we later receive payments after the final maturity of the Notes. We do not request our borrowersto confirm whether they are a qualified service member or reservist (within the meaning of the SCRA), nor do we take military service into account in assigning loan grades to borrower loan requests.

In addition, the Military Lending Act (MLA) restricts, among other things, the interest rate and other terms that can be offered to active military personnel and their dependents. The MLA caps the interest rate that may be offered to a covered borrower to a 36% military annual percentage rate, or “MAPR,” which includes certain fees such as application fees, participation fees and fees for add-on products. Prior to a recent amendment of the rules under the MLA, the MLA applied only to certain short-term loans. The rules amendment extends the 36% rate cap to most types of consumer credit. The MLA also requires certain disclosures and prohibits certain terms, such as mandatory arbitration if a dispute arises concerning the consumer credit product.

The death of a borrower may substantially impair your ability to recoup the full purchase price of Notes that are dependent on the loan to that borrower or to receive the interest payments that you expect to receive on the Notes.

If a borrower dies with a loan outstanding, we will generally seek to work with the executor of the estate of the borrower to obtain repayment of the loan. However, the borrower’s estate may not contain sufficient assets to repay the loan on which your Note is dependent. In addition, if a borrower dies near the end of the term of an unsecured loan, it is unlikely that any further payments will be made on the Notes corresponding to such loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

Our platform allows a borrower to prepay a member loan at any time without penalty. Member loan prepayments will extinguish or limit your ability to receive additional interest payments on your investment.

Loan prepayments occur when a borrower decides to pay some or all of the principal amount on a Loan earlier than originally scheduled. A borrower may decide to prepay all or a portion of the remaining principal amount at any time without penalty. Borrowers may decide to prepay some or all of the principal amount on a Loan earlier than originally scheduled due to a variety of factors, such as a borrower's particular financial circumstances, changes in prevailing interest rates, the availability of refinancing opportunities either through Lending Club or third parties, or as a result of programs or initiatives offered by Lending Club. In the event of a prepayment of the entire remaining unpaid principal amount of a loan on which the Notes are dependent, you will receive your share of such prepayment, net of our 1.00% service fee applicable to Notes, but further interest will not accrue after the date on which the payment is made. If a borrower prepays a portion of the remaining unpaid principal balance on a loan on which the Notes are dependent, we will reduce the outstanding principal amount and interest will cease to accrue on the prepaid portion.

This combination of reduced principal amount and the unchanged monthly payment will cause the effective term of the loan to decline. If a borrower prepays a loan in full or in part, you will not receive all of the interest payments that you originally expected to receive on Notes that are dependent on that loan, and you may not be able to find a similar rate of return on another investment at the time at which the loan is prepaid. Prepayments of loans passed onto Note holders are subject to our 1.00% service fee, even if the prepayment occurs immediately after issuance of your Note. However, if a borrower makes a prepayment during the first 12 months after loan issuance, then you will receive your pro rata share of the payment less the 1.00% servicing fee, charged as a percentage of the monthly scheduled contractual payment amount only, regardless of the borrower’s prepayment amount. The return on the Note may actually be negative if prepayment occurs within the first few months after issuance.

Prevailing interest rates may change during the term of the Loan on which your Note is dependent. If interest rates increase, you may receive less value from your purchase of the Note in comparison to other investment opportunities. If interest rates decrease, Borrowers may prepay their loan due to changes in interest rates, and you may not be able to redeploy the amounts you receive from prepayments in a way that offers you the return you expected to receive from the Notes.

The loan on which the Notes are dependent have an initial term of three or five years and bear fixed, not floating, rates of interest. If prevailing interest rates increase, the interest rates on Notes you purchased might be less than the current rate of return you could earn if you invested your purchase price in other investments. While you may still receive a return on your purchase price for the Notes through the receipt of amounts equal to the interest portion of a borrower’s payments on the loan, if prevailing interest rates exceed the rate of interest payable on the loan, the payments you receive during the term of the Note may not reflect the full opportunity cost to you when you take into account factors such as the time value of money.

Alternatively, if prevailing interest rates on consumer loans decrease, borrowers may choose to prepay their loans without penalty with money they borrow from other sources or other resources, and you may not receive the interest payments on Notes dependent on those loans that you expect to receive or be able to find an alternative use of your money to realize a similar rate of return at the time at which the Note is prepaid.

Investor funds in an investor account are held in a pooled deposit account that does not earn interest.

Your investor account that enables you to purchase Notes represents an interest in a pooled demand deposit account maintained by us “in trust for” investors that does not earn interest. Investor funds committed to purchase Notes represent binding commitments, and such committed funds may not be withdrawn from investor accounts (unless and until corresponding member loans included in the order are not funded, in which case the corresponding funds become available to the investor again). Funds committed to purchase Notes will not earn interest in the ITF Account, and interest will not begin to accrue on a Note until the corresponding Loan has closed and the Note is issued.

The pooled investor account has “pass through” deposit insurance through the FDIC, but only up to FDIC limits.

Investor funds in the ITF Account are maintained at an FDIC member financial institution, which is currently Wells Fargo. The ITF account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each individual investor’s balance is protected by FDIC insurance, up to the limits established by the FDIC (currently $250,000). Other funds an individual investor has on deposit with Wells Fargo for example, may count against any applicable FDIC insurance limits. In addition, in the unlikely event that FDIC coverage were not available on a pass-through basis, investors would have no significant FDIC insurance coverage on their deposits.

Investors may be unable to resell their investments at desired times or prices, if at all.

Note investors can only sell their Notes through the resale secondary trading platform operated by FOLIOfn. During 2015, it took an average of approximately four days to sell a note on FOLIOfn with an offer price at or below par. We cannot assure you that FOLIOfn will continue to maintain a market for the trading of Notes or that another market may arise. Given the limited liquidity for Notes, investors and potential investors may consider these investments to be less appealing and demand for these investments may decrease, which may adversely affect our business.

The Notes will not be listed on any securities exchange, will not be transferable except for Notes transferable through a third-party secondary trading platform operated by FOLIOfn, and must be held only by Lending Club investors. You should be prepared to hold the Notes you purchase until they mature.

The Notes will not be listed on any securities exchange. All Notes must be held by Lending Club investors. The Notes will not be transferable except through the secondary trading platform operated by Foliofn, which is not available to residents of all states. There can be no assurance that an active market for Notes will develop on the secondary trading platform, that there will be a buyer for any particular Notes listed for resale on the secondary trading platform or that the secondary trading platform will continue to operate. Therefore, investors must be prepared to hold their Notes to maturity.

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Notes, or instruments similar to the Notes, for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the Notes as our indebtedness for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding Loan. Further, a holder of a Note, other than a holder that is holding the Note in a tax deferred account such as an IRA, will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. This characterization is not binding on the IRS, and the IRS may take contrary positions.

Any differing treatment of the Notes for U.S. federal income tax purposes could significantly affect the amount, timing and character of income, gain or loss, or the deductibility of service fees and collection fees, in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Notes (including any possible differing treatments of the Notes).

Purchasers of Notes will have no control over us and will not be able to influence our corporate matters.

The Notes offered through our platform grant no equity interest in Lending Club to the purchaser nor grant the purchaser the ability to vote on or influence our corporate decisions. As a result, our stockholders will continue to exercise 100% voting control over all our corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding Lending Club, Lending Club borrowers, borrower applicants,, credit scoring, FICO scores, our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•	our ability to attract potential borrowers to our marketplace;

•	the degree to which potential borrowers apply for, are approved for and actually borrow via a loan;

•	the status of borrowers, the ability of borrowers to repay loans and the plans of borrowers;

•	interest rates and origination fees on loans charged by issuing banks;

•	our ability to retain WebBank or another third party banking institution as the issuer of loans facilitated through our platform;

•	expected rates of return for investors;

•	our ability to service loans and our ability, or the ability of third party collection agents, to pursue collection of delinquent and defaulted loans;

•	the available functionality of a secondary market trading program for Notes;

•	the effectiveness of our platform’s scoring models;

•	our ability to attract additional investors to the platform;

•	the potential impact of macro-economic developments that could impact the credit performance of our Notes and influence borrower and investor behavior;

•	our projected annualized net credit losses and projected returns;

•	transaction fee revenue we expect to recognize after loans are issued by our issuing bank partners;

•	our ability to prevent and detect identity theft;

•	investor, borrower, platform and loan performance-related factors that may affect our revenue;

•	our estimate of future consumer credit that would meet our standard or custom program credit terms.

•	our ability to develop and maintain effective internal controls;

•	our compliance with applicable local, state and federal laws;

•	our compliance with applicable regulations and regulatory developments affecting our marketplace; and

•	other risk factors listed from time to time in reports we file with the SEC.

We caution you that the foregoing list may not contain all of the forward-looking statements in this prospectus and the documents incorporated by reference herein. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from forward-looking statements contained in this prospectus. Forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, and the documents incorporated by reference herein completely and with the understanding that actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT THE PLATFORM AND MARKETPLACE

How Our Platform Operates

Borrower and Investor Registration

To apply for a loan, an applicant completes a short application that allows us to obtain a credit report from a credit bureau. The application and report data is then analyzed with our proprietary credit decisioning and scoring models to decide whether to approve the applicant based upon the issuing bank’s underwriting guidelines.

Borrowers on the platform:

•	must be U.S. citizens, permanent residents or be in the United States on valid long term visas;

•	must be at least 18 years old;

•	must have valid email accounts;

•	must meet the requirements of either the Standard Program or a Custom Program;

•	must have U.S. social security numbers; and

•	must have an account at a U.S. financial institution with a routing transit number.

An approved applicant then sees loan offers with a variety of amounts, terms and rates. After selecting an offer, the applicant completes one more page of information, submits bank account information and then is able to list the loan on our marketplace. While the loan is listed and attracting investment interest, we have verification processes and teams that may verify one or more of an applicant’s identity, income or employment. Once the verification and fraud checks are completed and sufficient investor commitments are received, the issuing bank issues the loan and pays us a transaction fee. We also service the loans and earn a management fee or a servicing fee.

The loan agreement addresses the application process and the role of investors’ commitments to invest in the corresponding member loan. For borrower applicants whose credit has been pre-screened, a minimum amount of the loan funding is guaranteed. If a loan is extended to the borrower applicant, they agree to be bound by the terms of a promissory note, the form of which is attached as an exhibit to the loan agreement. The borrower authorizes us to debit the borrower’s designated account by ACH transfer for each loan payment due under the promissory note, although a borrower can choose to pay by check. The loan agreement also describes the parties’ rights in regard to arbitration. The borrower agrees that WebBank may assign its right, title and interest in the loan agreement and the borrower’s promissory notes to others, including Lending Club, without notice, and that Lending Club may do the same without notice.

Investors must register on our website. During investor registration, potential investors must agree to a credit profile authorization statement for identification purposes, a tax withholding statement and the terms and conditions of the Lending Club website, and must enter into an investor agreement with Lending Club, which will govern all purchases of Notes the investor makes. See “Investor Agreement.” We may require a minimum initial deposit to open an investor account. Investors must be residents of certain states and meet minimum financial suitability requirements. The investor agreement is filed as an exhibit to the Registration Statement of which this prospectus forms a part.

New borrowers and investors must agree to the terms and conditions of our website, including agreeing to conduct transactions and receive disclosures and other communications electronically. We verify the identity of borrower applicants and investors by comparing supplied names, social security numbers, addresses and telephone numbers against the names, social security numbers, addresses and telephone numbers in the records of a consumer reporting agency, as well as other databases.

WebBank serves as the true creditor for all consumer loans facilitated through our marketplace. Borrower applicants enter into a credit profile authorization and a loan agreement with WebBank. The borrower applicant also grants us a limited power of attorney to complete on the borrower’s behalf, a promissory note in the amount and on the terms made to the borrower by WebBank. These agreements set forth the terms and conditions of the member loan and allow a borrower applicant to withdraw a loan request at any time before the Loan is funded. In the credit profile authorization, the borrower applicant authorizes us and WebBank to obtain and use a consumer report on the borrower applicant.

Consumer Loan Requests

Borrowers submit loan requests online through our website. Loan requests must be between $1,000 and $40,000. Each loan request is an application made to WebBank. WebBank lends to qualified borrowers and allows our platform to be available to borrowers on a uniform basis throughout the United States, excluding certain states where we do not conduct business. We allow borrowers to have up to two Lending Club consumer loans outstanding at any one time, if the borrower continues to meet the applicable credit criteria. In addition, to apply for a second Lending Club consumer loan, the borrower must have already made consecutive, timely payments for a specified period. Borrowers are limited to two concurrent consumer loans with a maximum combined initial loan amount of $50,000.

Borrowers supply a variety of unverified information that is included in the borrower loan listings on our website and in the listing supplements and sales supplements we file with the SEC for Standard Program Loans. Requested information also includes a borrower’s income or employment, which may be unverified. Procedures are in place to determine if verification is necessary. If we verify the borrower’s income, we will display an icon in the loan listing indicating that we have done so. Investors have no ability to verify borrower applicant’s information and we do not verify a borrower applicant’s income or employment solely at the request of an investor.

Standard Program Loan Listings and Borrower Information Available on our Website

Once a Standard Program Loan request is complete and we have assigned a loan grade and interest rate to the loan request, the request is listed on our website and becomes available for viewing by investors. Investors are then able to commit to invest in securities that will be dependent for their payments on that loan. Loan requests appear under member loan IDs, not actual borrowers’ names. Investors are able to view:

•	the loan amount;

•	loan grade (determined using the process described above) and interest rate;

•	term (three or five years);

•	the borrower’s self-reported income and job title and whether that income has been verified by us;

•	total amount of funding committed to such loans by investors; and

•	the borrower’s self-reported intended use of funds.

We do not verify or monitor a borrower’s actual use of funds.

Investors are also able to view the following information provided by borrowers, which we typically do not verify:

•	home ownership status;

•	length of employment with current employer; and

•
debt-to-income (DTI) ratio, as calculated by us based on (i) the total monthly debt payments, excluding mortgage and the requested loan amount; and (ii) the income reported by the borrower, which is not verified unless we display an icon in the loan listing indicating otherwise and not used in our underwriting or credit decisioning.

We also post the following credit history information from the consumer reporting agency report, and label the information as being provided by a credit bureau:

•	numerical range within which the borrower’s FICO score falls;

•	borrower applicant’s earliest credit line;

•	borrower applicant’s number of open credit lines;

•	borrower applicant’s total number of credit lines;

•	borrower applicant’s revolving credit balance;

•	borrower applicant’s revolving line utilization;

•	number of credit inquiries received by the consumer reporting agency with regard to the borrower applicant within the last six months;

•	number of reported delinquencies in the past two years and amount;

•	months since last derogatory;

•	public records and months since last public record; and

•	months since last delinquency.
A borrower applicant with a FICO score of 660+, our minimum credit score for Standard Program Loans, is considered by credit providers to be a “prime” borrower.

Loan and borrower information available on our website will be statements made in connection with the purchase and sale of securities, and therefore subject to Rule 10b-5 of the Exchange Act. Loan and borrower information filed in prospectus supplements will be subject to the liability provisions of the Securities Act. In this document, we advise potential investors in the Notes as to the limitations on the reliability of borrower-supplied information. An investor’s recourse in the event this information is false will be extremely limited.

Consumer loan requests remain open for up to 30 days, during which time investment commitments that will be dependent on the loans may be made by investors. The borrower may request that their loan request be re-listed on our platform for the unfunded amount of the initial application.

Only loans that conform to WebBank’s current Standard Program credit policy are available to Note investors.

Standard Program: Credit Decisioning and Scoring Process

Standard Program Loan grading is determined using an internally developed credit model and proprietary algorithm that was created in conjunction with WebBank, and may not be changed without WebBank’s consent. During the simple application process, our platform uses proprietary risk algorithms that leverage behavioral data, transactional data and employment information to supplement traditional risk assessment tools, such as FICO scores, to assess a borrower’s risk profile. Our verification processes and teams then verify the borrower’s identity, income or employment. This is accomplished by connecting to various data sources, directly or through third-party service providers, or by contacting the human resources department of the borrower’s stated employer, or request pay stub to determine whether to approve the loan request. Although we may verify a borrower applicant’s income, our underwriting and credit decisioning are based on stated income. Borrowers are then assigned one of 35 loan grades, from A1 through G5 based on this risk profile, loan term and loan amount. The platform then presents an approved borrower with various loan options, including term, rate and amount, for which they qualify. Once the borrower selects the desired loan terms, the rest of the application is completed.

Our marketplace's credit decisioning and scoring models are evaluated on a regular basis and the additional data on loan history experience, borrower behavior, economic factors and prepayment trends that we accumulate are used to continually improve the models. If the platform is unable to effectively evaluate borrowers’ credit worthiness and likelihood of default, borrowers and investors may lose confidence in our marketplace. Additionally, our ability to effectively segment borrowers into relative risk profiles impacts our ability to offer attractive interest rates for borrowers as well as our ability to offer investors solid risk-adjusted returns, both of which directly relate to our users’ confidence in our marketplace. Our marketplace’s credit decisioning and scoring models assign each loan offered on our marketplace a corresponding interest rate and origination fee. Our investors’ returns are a function of the assigned interest rates for each particular loan invested in less any defaults over the term of the applicable loan. We believe we have a history of effectively evaluating borrower’s credit worthiness and likelihood of defaults, as evidenced by the performance of various loan vintages facilitated through our marketplace. If our marketplace's credit decisioning and scoring models ultimately prove to be ineffective, or fail to appropriately account for a decline in the macroeconomic environment, investors may experience higher than expected losses and lose confidence in our marketplace.

Standard Program: Credit Criteria

To be approved for an individual Standard Program Loan, the borrower applicant must satisfy at least the following minimum credit criteria:

•	minimum FICO score of 660 (as reported by a consumer reporting agency);

•	debt-to-income ratio (excluding mortgage and the requested program loan amount) of below 40%;

•	debt-to-income ratio (including mortgage and the requested standard program loan amount) within an acceptable limit; and

•	credit report (as reported by a consumer reporting agency) reflecting:

•	at least two revolving accounts

•	five or fewer credit inquiries in the last 6 months (excluding mortgages and auto loans); and

•	a minimum credit history of 36 months.

In the case of joint application loans, the primary borrower applicant must satisfy the above credit criteria (except that the debt-to-income ratio for joint application loans is calculated using the combined debt-to-income ratio of the primary and secondary borrower without duplication of combined debt). The secondary borrower must also satisfy additional credit criteria, including a minimum

FICO score of 540 and six or fewer inquiries in the last six months (excluding mortgages and auto loans). Each borrower applicant is held jointly and severally liable for the obligations under the loan.

A FICO score is a numeric rating that ranges between 300 and 850 that rates a person’s credit risk based on past credit history and current credit situation. FICO scoring was developed by Fair Isaac Corporation. FICO scores reflect a mathematical formula that is based on information in a consumer’s credit report, compared to information on other consumers. Consumers with higher scores typically represent a lower risk of defaulting on their loans. There are three different FICO scores, each with a separate name, which correspond to each of the three main U.S. consumer reporting agencies. Equifax uses the “BEACON score”; Experian uses the “Experian/Fair Isaac Risk Model”; and TransUnion uses the “EMPIRICA score.” The score from each consumer reporting agency considers only the credit data available to that agency. Fair Isaac Corporation develops all three FICO scores and makes the scores as consistent as possible across the three consumer reporting agencies. Nevertheless, the three agencies sometimes have different information about a particular borrower, and that means the three FICO scores for that borrower will vary by agency. We obtain consumer credit information from several consumer reporting agencies.

The FICO scoring model takes into account only five categories of data: historical timeliness of bill payments; total outstanding debt and the total amount of credit the consumer has available; length of credit history; mix of credit; and new credit applications within the last year. Information such as: age; race; sex; job or length of employment; income; whether the consumer has been turned down for credit or information not contained in the consumer’s credit report are not taken into account in calculating a FICO score.

The above debt-to-income ratios above are calculated based on (a) the borrower applicant’s debt as reported by a consumer reporting agency, subject to the exclusions or inclusions described above, and (b) the income reported by the borrower applicant, which is not verified unless we display an icon in the loan listing indicating otherwise. As noted above, joint application loan, debt-to-income ratios are calculated using the combined debt-to-income ratio of the primary and secondary borrower applicant, without duplication of combined debt. The debt-to-income ratio requirement and calculation for individual borrower applicants remains the same.

The direct pay program allows the platform to reach borrower applicants who historically have not had an acceptable debt-to-income ratio to obtain a loan through Lending Club's platform, provided certain conditions are satisfied. This program requires the applicant to authorize up to 80% of the loan proceeds to be paid directly through the platform to current outstanding debt holders.

Consumer loans that are approved through the Standard Loan Program are offered to all investors on our marketplace. These loans must meet the minimum credit requirements described above. Consumer loans that do not meet the requirements in terms of credit criteria, maturity or longevity of track record might qualify as a Custom Program Loan. Custom Program Loans are offered to private investors only and are not made available to all investors on the marketplace. Custom Program Loans include new offerings, including small business, super prime, auto refinance, education and patient finance and loans that fall outside of the credit criteria of the Standard Loan Program.

If an applicant passes the initial credit criteria for a Standard Program Loan, the applicant is assessed by the Lending Club scoring model which can either decline the applicant or approve the applicant and provide them with a LC score. The LC score is based upon an internally developed algorithm that is based upon the historical performance of borrower applicants and takes into account an applicant’s FICO score and credit attributes. The LC score is between 1 through 25 and corresponds to a Base Risk Grade as follows:

LC Score	Base Risk Grade
1	A1
2	A2
3	A3
4	A4
5	A5
6	B1
7	B2
8	B3
9	B4
10	B5
11	C1
12	C2
13	C3
14	C4
15	C5
16	D1
17	D2
18	D3
19	D4
20	D5
21	E1
22	E2
23	E3
24	E4
25	E5

This Base Risk Grade can be further modified to arrive at the final applicable sub-grade and rate for the borrower applicant depending on the channel through which a borrower is sourced through, loan amount, term and other factors.

During the loan application process, we also automatically screen borrower applicant using the U.S. Department of the Treasury Office of Foreign Asset Control’s (OFAC) lists, as well as our fraud detection systems. See “Regulations and Compliance Framework” under Item 1 of our Annual Report on Form 10-K.

After submission of the application, we inform potential borrower applicants whether they qualify to post a loan request on our platform. Potential borrower applicants then must enter into a loan agreement with WebBank. This agreement sets forth the terms and conditions of the member loans and allow a borrower applicant to withdraw from a loan request at any time before the member loan is funded.

Relist on Partial Loan

Borrowers who receive only a partial loan amount can request, within 30 days of the original credit inquiry upon which the credit decision was made, to list a loan of up to the maximum amount Lending Club approved them for. Investors can use the filters provided to exclude borrowers they have previously invested in.

Verification of Borrower Information

We conduct income or employment verification based on proprietary verification models and our policies and procedures. During the year ended December 31, 2016, we requested employment or income verification on approximately 74.7% of listed applicants. In cases where we verify income, we will request documents such as recent paystubs, tax returns or bank statements. While we indicate verified income in the borrow loan listing with an asterisk (*) if the verified income is with an acceptable range of the stated income, the platform's pricing decisions are based on stated income. To verify employment and/or incomev, we may contact the employer or use other databases.

We may perform income and/or employment verification in situations such as:

•	if we believe there may be uncertainty about the borrower’s employment or future income;

•	if we detect conflicting or unusual information in the loan request;

•	if the loan amount is high;

•	if the borrower is highly leveraged;

•	if we suspect the borrower may have obligations not included in the borrower’s pre-loan or post loan debt level, such as wage garnishment collection accounts; or

•	if we suspect a fraudulent loan request.

From time to time, we may also randomly select listings to verify information for the purpose of testing our policies and procedures for statistical analysis.

If the borrower fails to provide satisfactory information in response to an income or employment verification inquiry, we will remove the borrower’s loan listing or request additional information from the borrower.

Investors should not rely on a borrower’s stated employment or income, except when such income has been verified as indicated on the loan details page, or on our ability to perform income and employment verifications. We cannot assure investors that we will continue performing income or employment verifications. See “Risk Factors — Information supplied by borrowers may be inaccurate or intentionally false.”

Our participation in funding member loans on the platform from time to time has had, and will continue to have, no effect on our income or employment verification process, the selection of loan requests verified or the frequency of income and employment verification.

Loan Interest Rates

The objective in setting rates is to offer competitive rates to borrowers relative to other unsecured credit options for the applicable borrower while also providing solid risk-adjusted returns to investors.

We consider the following factors when establishing rates:

•	general economic environment, taking into account economic slowdowns or expansions;

•	the balance of funds and demand for credit through our platform, taking into account whether borrowing requests exceed investor commitments or vice versa;

•	estimated default rates per loan type; and

•	competitive factors, taking into account the consumer credit rates set by other lending platforms and major financial institutions.

Set forth below is a chart describing the interest rates currently assigned to member loans for each of our loan grades:

Sub-Grade	Interest Rate
A1	5.32%
A2	7.07%
A3	7.21%
A4	7.35%
A5	7.97%
B1	9.44%
B2	9.93%
B3	10.42%
B4	10.91%
B5	11.99%
C1	12.62%
C2	13.59%
C3	14.08%
C4	15.05%
C5	16.02%
D1	17.09%
D2	18.06%
D3	19.03%
D4	20.00%
D5	21.46%
E1	22.91%
E2	23.88%
E3	24.85%
E4	25.82%
E5	26.30%
F1	28.72%
F2	29.69%
F3	30.17%
F4	30.65%
F5	30.75%
G1	30.79%
G2	30.84%
G3	30.89%
G4	30.94%
G5	30.99%

We have adjusted the Lending Club base rate from time to time in the past and will continue to do so by supplementing this prospectus.

Illustration of Servicing Fee and Annual Returns for Fully Performing Loans of Each Loan Grade

The following tables illustrate hypothetical annual return information with respect to our Notes, grouped by Lending Club grade and term. The information in these tables is not based on actual results for investors and is presented only to illustrate the effects of our 1.00% servicing fee by grade on hypothetical annual Note returns. By column, each table presents:

•	loan grades;

•	the annual stated interest rate;

•	the reduction in the annual return due to our 1.00% servicing fee on both interest and principal payments; and

•	the hypothetical annual returns on Notes, net of our 1.00%servicing fee.

Three Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After Lending Club's Servicing Fee
A1	5.32%	0.67%	4.65%
A2	7.07%	0.68%	6.39%
A3	7.21%	0.68%	6.53%
A4	7.35%	0.68%	6.67%
A5	7.97%	0.68%	7.29%
B1	9.44%	0.69%	8.75%
B2	9.93%	0.69%	9.24%
B3	10.42%	0.69%	9.73%
B4	10.91%	0.69%	10.22%
B5	11.99%	0.70%	11.29%
C1	12.62%	0.70%	11.92%
C2	13.59%	0.70%	12.89%
C3	14.08%	0.71%	13.37%
C4	15.05%	0.71%	14.34%
C5	16.02%	0.71%	15.31%
D1	17.09%	0.72%	16.37%
D2	18.06%	0.72%	17.34%
D3	19.03%	0.73%	18.30%
D4	20.00%	0.73%	19.27%
D5	21.46%	0.74%	20.72%
E1	22.91%	0.74%	22.17%
E2	23.88%	0.75%	23.13%
E3	24.85%	0.75%	24.10%
E4	25.82%	0.76%	25.06%
E5	26.30%	0.76%	25.54%
F1	28.72%	0.77%	27.95%
F2	29.69%	0.78%	28.91%
F3	30.17%	0.78%	29.39%
F4	30.65%	0.78%	29.87%
F5	30.75%	0.78%	29.97%
G1	30.79%	0.78%	30.01%
G2	30.84%	0.78%	30.06%
G3	30.89%	0.78%	30.11%
G4	30.94%	0.78%	30.16%
G5	30.99%	0.78%	30.21%

*
Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows. The hypothetical returns over the term of the loan could be materially lower in the event of charge-offs or prepayments.

Five Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After Lending Club's Servicing Fee
A1	5.32%	0.41%	4.91%
A2	7.07%	0.42%	6.65%
A3	7.21%	0.42%	6.79%
A4	7.35%	0.42%	6.93%
A5	7.97%	0.42%	7.55%
B1	9.44%	0.43%	9.01%
B2	9.93%	0.43%	9.50%
B3	10.42%	0.43%	9.99%
B4	10.91%	0.44%	10.47%
B5	11.99%	0.44%	11.55%
C1	12.62%	0.44%	12.18%
C2	13.59%	0.45%	13.14%
C3	14.08%	0.45%	13.63%
C4	15.05%	0.45%	14.60%
C5	16.02%	0.46%	15.56%
D1	17.09%	0.46%	16.63%
D2	18.06%	0.47%	17.59%
D3	19.03%	0.47%	18.56%
D4	20.00%	0.48%	19.52%
D5	21.46%	0.48%	20.97%
E1	22.91%	0.49%	22.42%
E2	23.88%	0.50%	23.38%
E3	24.85%	0.50%	24.35%
E4	25.82%	0.51%	25.31%
E5	26.30%	0.51%	25.79%
F1	28.72%	0.52%	28.20%
F2	29.69%	0.53%	29.16%
F3	30.17%	0.53%	29.64%
F4	30.65%	0.53%	30.12%
F5	30.75%	0.53%	30.22%
G1	30.79%	0.53%	30.26%
G2	30.84%	0.53%	30.31%
G3	30.89%	0.53%	30.36%
G4	30.94%	0.53%	30.41%
G5	30.99%	0.53%	30.46%

*
Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows. The hypothetical returns over the term of the loan could be materially lower in the event of charge-offs or prepayments.

Illustration of Service fee if Prepayment Occurs

The Lending Club platform allows a borrower to prepay a member loan at any time without penalty. Prepayments will reduce or eliminate the interest payments you expect to receive on a Note. If a borrower makes a prepayment during the first 12 months after loan issuance, then you will receive your pro rata share of the payment less the 1% servicing fee, charged as a percentage of the monthly scheduled contractual payment amount only, regardless of the borrower’s prepayment amount.

Thus, assume for example that an investor purchases a $100.00 Note corresponding to a member loan bearing interest at 10.00%. If the member loan is paid in full according to its terms over its full three year term, the investor will receive aggregate Note principal payments of $99.00, or $100.00 minus the 1.00% service fee, and aggregate Note interest payments of $15.80, or $15.96 minus the 1.00% service fee.

Assume, however, that the member loan corresponding to the Note is fully prepaid:

•
If the member loan is prepaid one month after issuance, the investor will receive a Note principal payment of $99.98, or $100.00 minus the 1.00% service fee, and aggregate Note interest payments of $0.77, or $0.78 minus the 1.00% service fee.

•
If the member loan is prepaid following the first six months of payment, the investor will receive aggregate Note principal payments of $99.85, or $100.00 minus the 1.00% service fee, and aggregate Note interest payments of $4.59, or $4.63 minus the 1.00% service fee.

•
If the member loan is prepaid following the first 12 months of payment, the investor will receive aggregate Note principal payments of $99.70, or $100.00 minus the 1.00% service fee, and aggregate Note interest payments of $8.47, or $8.56 minus the 1.00% service fee.

•
If the member loan is prepaid following the first 24 months of payment, the investor will receive aggregate Note principal payments of $99.00, or $100.00 minus the 1.00% service fee, and aggregate Note interest payments of $13.84, or $13.98 minus the 1.00% service fee.

For information about historical loan prepayment information, see “Statistical Information on our Standard Program Loan Portfolio.”

Standard Terms for Consumer Loans

Consumer loans are unsecured obligations of the borrower with a fixed interest rate and a maturity of three years or five years. Consumer loans have an amortizing, monthly repayment schedule and may be repaid in whole or in part at any time without prepayment penalty. In the case of a partial prepayment, we reduce the outstanding principal balance and the term of the consumer loan is effectively reduced as the monthly payment remains unchanged.

Borrowers pay an origination fee to WebBank upon the successful closing of the consumer loan, which is deducted from the loan proceeds. We receive a transaction fee from WebBank for our marketplace’s role in originating the loan. The consumer loan origination fee is determined by the term and credit grade of the Loan and ranges from 0% to 6.00% of the original principal amount.

Identity Fraud Reimbursement

We reimburse investors for the unpaid principal balance of a note dependent on a consumer loan obtained through identity fraud. We generally recognize the occurrence of identity fraud upon receipt of a police report regarding the identity fraud. This reimbursement for identity fraud only provides an assurance that our borrower identity verification is accurate. It is not a guarantee of a borrower’s self-reported information (beyond the borrower’s identity) or a borrower’s creditworthiness or any other attribute. We expect the incidence of identity fraud on our platform to be low because of our identity verification process. During 2016, we repurchased Standard Program Loans for a total of $1.1 million relating to 74 corresponding member loan in which identity fraud occurred. Not all of these Standard Program Loans were funded through the proceeds from Notes.

How the Investment Process Works

Through our marketplace, retail investors have the opportunity to browse a wide range of loans based on term and credit characteristics and purchase Notes corresponding to such loans. As borrowers make payments on their loans, investors receive payments corresponding to their pro rata share of such borrower payments. As a result, investors can receive monthly cash flow and solid risk-adjusted returns. For each approved loan investors are shown a proprietary credit grade and provided access to credit profile data as well as provided access to data on each listed loan and all of the historical performance data for every loan facilitated through our marketplace. The marketplace enables investors to build a diversified portfolio of Notes by allowing Note purchases in increments as small as $25.

We attract a wide range of investors, including retail investors, high-net-worth individuals and family offices, banks and finance companies, insurance companies, hedge funds, foundations, pension plans and university endowments. We provide these investors with access to a variety of tools and products that seek to meet their level of sophistication and desired level of interaction, which can range from low-touch self-directed accounts to high-touch funds and managed accounts. Not all of these investors will purchase Notes. For example, accredited investors and qualified purchasers may establish a relationship with LCA or another third-party advisor in order to indirectly invest in certificates, or they may directly purchase a certificate or a limited partnership interest in one of eight private funds that purchase certificates. Certain institutional investors, such as banks, seek to hold the actual loan on their balance sheet. To meet this need, we sell entire standard or custom program loans to these investors through purchase agreements.

Self-Directed Retail Accounts. Self-directed retail investors use tools provided on our website to help them conduct research and make ongoing investments:
•     Filters. The marketplace provides filters based on credit and application data, such as credit rating, interest rate, term, verified income, debt-to-income ratio and other data. These filters create a subset of loans that the investor can then further review for potential investment. Filters can be combined to create a custom, savable query that can be used repeatedly.
•     Portfolio Tool. This tool allows a Note investor to input a variety of individualized investment criteria, including aggregate amount to invest, amount per note, grade, term, debt-to-income ratio and other factors, which are used to quickly sort the marketplace’s available inventory and create a subset of available loans matching such criteria. After the list is generated, the Note investor can modify the list as the investor sees fit and then continue on to invest in Notes corresponding to loans matching their criteria.
•     Automated Investing. Note investors can enroll in automated investing, a free service that automatically invests any available cash in Notes according to investor-specified criteria and allocation targets. This service enables the Note investor to quickly reinvest cash flows without having to continually revisit the site. Note investors may update their investing criteria, pause or cancel this service at any time.

Loan Funding and Treatment of Investor Cash Balances

Note investors’ funds are held in a bank account maintained by us at Wells Fargo Bank. This account is a pooled non-interest bearing demand deposit account, titled in our name as trustee for investors, and is known as the “in trust for” (ITF) Account.

Individual investors have no direct relationship with Wells Fargo via the ITF Account; Lending Club initiates cash transfers into and out of the ITF Account in its role as account trustee. In addition to outlining the rights of investors, the trust agreement provides that we disclaim any economic interest in the assets in the ITF Account and also provides that each investor disclaims any right, title or interest in the assets of any other investor in the ITF Account.

Under the ITF Account, we maintain sub-accounts for each of the investors on our platform to track and report funds committed by investors to purchase Notes or loans, as well as payments received from borrowers that are paid on the related Note or loan. These record-keeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in the ITF Account.

The ITF account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each individual investor’s balance is protected by FDIC insurance, up to the limits established by the FDIC. Other funds that a specific investor has on deposit with Wells Fargo, may count against any applicable FDIC insurance limits for that investor.

Our monies are not commingled with the assets of investors held in the ITF Account.

Purchases of Notes and Loan Closings

An individual member loan generally closes the first business day after i) we receive Note funding commitments in an aggregate amount equal to the amount of the loan request, ii) the end of the listing period, which is at least 14 and up to 30 days, or iii) when the borrower applicant agrees to take a lesser amount equal to the amount of Note commitments received up to that time. Depending on the demand in our marketplace, it may take longer than expected to fulfill Note commitments.

Once an investor has decided to purchase one or more Notes that are dependent on member loans and prefunded their investor account with sufficient cash, we proceed with the purchase and sale of the Notes to the investor and facilitate the closing of the corresponding member loans. At a loan closing date, we will transfer the principal amount of the corresponding Note commitment from investors’ sub-accounts under the investor ITF Account maintained by us at Wells Fargo to another ITF account maintained by us at Wells Fargo dedicated to holding funds committed to purchase loans that have been issued by WebBank. WebBank will then typically hold the loan for two business days, which may be up to five calendar days where the first or second business day precedes a holiday weekend, before selling and transferring the loan to us without recourse, at which time the corresponding Notes will be issued to the investors and registered on our books and records. From the first month’s payment on the loan, WebBank will receive all interest accrued for the number of calendar days that WebBank held the loan. Lending Club, as servicer, will deduct the amount due to WebBank before transferring the balance of the payment to the ITF and custodial accounts and allocating amounts received on specific Notes to the appropriate investor’s sub-account.

The following offers an illustration of the effect of this reduction in the first month’s interest payment, assume for example that an investor purchases a $1,000 Note corresponding to a hypothetical member loan bearing interest at 10.00%. The table below illustrates the impact of the two-day hold process on the investor’s first month’s interest payment:

Number of calendar days loan is held by WebBank	Total first month’s interest payment on $1,000 Note	Amount of first month’s interest payment on $1,000 Note paid to WebBank	Amount of first month’s interest payment on $1,000 Note paid to investor	Amount of first month’s interest payment on $1,000 Note paid to LC (servicing fee)
2	$8.33	$0.55	$7.70	$0.08
3	$8.33	$0.83	$7.42	$0.08
4	$8.33	$1.11	$7.15	$0.07
5	$8.33	$1.39	$6.87	$0.07

The promissory note and the loan agreement contain customary agreements and covenants requiring the borrowers to repay their member loans and acknowledging our role as servicer for member loans. Investors do not know the actual names of borrowers. The actual names and mailing addresses of the borrowers are known only to us and WebBank. We maintain custody of the electronically-executed promissory notes in electronic form on our platform.

Borrowers pay an origination fee to the issuing bank upon the successful closing of the member loan. For our role in loan facilitation, we earn transaction fees from WebBank. This fee is determined by the loan grade of the loan and ranges from 0% to 6.00% of the aggregate principal amount.

Secondary Trading Platform

Investors cannot sell their Notes except through a third-party secondary trading platform operated by FOLIOfn. This internet-based secondary trading platform allows Lending Club investors who establish a brokerage relationship with FOLIOfn (who we refer to as subscribers) to offer their Notes for sale. Only previously issued Notes can be traded through the FOLIOfn secondary trading platform. The secondary trading platform does not handle any aspect of the initial offer and sale of Notes by us. Subscribers may post orders to sell their Notes on the secondary trading platform at prices established by the subscriber. Other subscribers have the opportunity to view these prices, along with historical information from the original loan posting for the loan corresponding to the Note, an updated credit score range of the borrower and the payment history of the Note.

Subscribers pay a 1% transaction fee charged by the registered broker-dealer when selling Notes. All Notes traded through the secondary trading platform will continue to be subject to Lending Club’s ongoing fees, including the ongoing service fee.

We are not a registered national securities exchange, securities information processor, clearing agency or broker-dealer. All securities services relating to the secondary trading platform are provided by FOLIOfn. Neither we nor FOLIOfn will make any recommendations with respect to transactions on the secondary trading platform. There is no assurance that investors will be able to establish a brokerage relationship with the registered broker-dealer. Furthermore, we cannot assure subscribers that they will be able to sell Notes they offer for resale through the secondary trading platform at the offered price or any other price nor can we offer any assurance that the secondary trading platform will continue to be available to subscribers. The secondary trading platform is not available to residents of all states. During 2016, it took an average of approximately four days to sell a Note on FOLIOfn with an offer price at or below par.

Participation in the Funding of Consumer Loans by Lending Club and Its Affiliates

We commit to purchase loans resulting from our direct marketing efforts if such loans are not otherwise invested in by investors on our platform. During 2016, we purchased $35.5 million principal amount of such loans.

Our executive officers, directors and 5% stockholders, also have funded portions of loans requests from time to time in the past, and may do so in the future. See “Transactions With Related Persons” in Item 13 of our Annual Report on Form 10-K. Additionally, we may, from time to time, use our capital for strategic business purposes such as investing in and holding loans on balance sheet for future sponsored securitization transactions, and investing in loans associated with the testing or initial launch of new or alternative loan terms, programs, or channels to establish a track record of performance prior to facilitating third-party investments in these loans.

Post-Closing Loan Servicing and Collection

We begin servicing loans immediately after they are originated by WebBank.

We assess investors a service fee in respect of their Notes. Our service fee is equal to 1.00% of the payments for principal, interest and late fees received by us from borrowers in respect of each corresponding Member Loan (in each case excluding any payments due to us on account of portions of the corresponding member loan, if any, funded by us).

Our procedures generally involve the automatic debiting of borrower bank accounts by ACH transfer for the scheduled monthly principal and interest payments due on the Member Loan. If a borrower chooses to make a loan payment by check, we may impose a $7.00 check processing fee per payment, subject to applicable law. We retain 100% of any check processing and other processing fees we receive to cover our costs.

Loan payments are transferred to a clearing account in our name where they remain for up to six business days. Thereafter, we make payments on the Notes by transferring the appropriate funds to the ITF and custodial accounts and allocating amounts received on specific member loans to the appropriate investor’s sub-account. We retain amounts due to us for servicing Notes and then periodically transfer such funds from the clearing account to another operating account of ours. An investor may transfer uncommitted funds out of the investor’s Lending Club sub-account in the ITF or custodial accounts by ACH or wire transfer to the investor’s designated bank account at any time, subject to normal execution times for such transfers (generally 1-3 days).

We disclose on our website to the relevant investors and report to consumer reporting agencies regarding borrower’s payment performance on our member loans. We have also made arrangements for collection procedures in the event of borrower default. When a member loan is past due and payment has not been received, we contact the borrower to request payment. 15-days after the due date, we may, in our discretion, assess a late payment fee. The amount of the late payment fee is the greater of 5.00% of the unpaid payment amount or $15.00, or such lesser amount as may be provided by applicable law. This fee may be charged only once per late payment. Amounts equal to any late payment fees we receive are paid to investors, net of our service fee, if applicable. We often choose not to assess a late payment fee when a borrower promises to return a delinquent loan to current status and fulfills that promise. We may also work with a borrower to structure a new short-term payment plan or temporary interest-only payments to accommodate unexpected hardships without the consent of any holder of the investors related to that member loan. Under the indenture for the Notes, we are required to use commercially reasonable efforts to service and collect member loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the member loans.

Each time a payment request is denied due to insufficient funds in the borrower’s account or for any other reason, we may assess an unsuccessful payment fee to the borrower in an amount of $15.00 per unsuccessful payment, or such lesser amount as may be provided by applicable law. We retain 100% of this unsuccessful payment fee to cover our costs incurred because of the denial of the payment.

The following table summarizes the fees that we charge and how these fees affect investors:

Description of Fee	Fee Amount	When Fee is Charged	Effect on Investors
Service fee on Notes
1.00% of the principal, interest and late fees received by Lending Club from borrowers on each corresponding loan (in each case excluding any payments due to Lending Club on account of portions of the corresponding loan, if any, funded by Lending Club itself)
		At the time of payments on the Notes, including Note payments resulting from prepayments or partial payments on corresponding loans	The service fee will reduce the effective yield on Notes.

Late payment fee
Assessed in our discretion; if assessed, the late fee is the greater of 5.00% of the unpaid installment amount, or $15.00, unless a lesser amount is required by law, and may be charged only once per late payment
		In our discretion, when a loan is past due and payment has not been received 15-days from the due date	Amounts equal to any late payment fees we receive are paid to holders of the Notes corresponding to the relevant loan, net of our 1.00% service fee

Loan unsuccessful payment fee	$15.00 per unsuccessful payment, unless a lesser amount is required by law	May be assessed for each failed attempt, up to three times for a single payment, due to insufficient funds in the borrower’s account or for any other reason	We retain 100% of this unsuccessful payment fee to cover our costs.

Loan collection fee	For pre- and post- charged off loans: Charged only if collection agency or Lending Club is able to collect payment; collection fee is up to 35%, excluding litigation	At the time of successful collection	Collection fees charged by us or a third-party collection agency may be charged to investors which will reduce payments and the effective yield on the related Notes.

Check processing fee	$7.00 per check processed for any payments made by check	May be assessed at the time a payment by check is processed	We retain 100% of this check processing fee to cover our costs.

If a loan becomes 16 days overdue, we identify the loan on our website as “Late (16-30 days)”; if a loan becomes 31 days overdue, we identify the loan on our website as “Late (31-120).” When a loan is overdue, we either refer the loan to an outside collection agent or to our in-house collections department. We generally use our in-house collections department as a first step when a borrower misses a loan payment. In the event that our initial in-house attempts to contact a borrower are unsuccessful, we generally refer the delinquent account to the outside collection agent. Amounts equal to any recoveries we receive from the collection process are payable to Note investors on a pro rata basis, subject to our deduction of our service fee, if applicable, and an additional collection fee. The investor is only charged the additional collection fee if we or the collection agency are able to collect a payment.

Investors are able to monitor the status of collections as the status of a loan switches from “Late (16-30 days)” to “Late (31-120 days)” to “current” for example, but cannot participate in or otherwise intervene in the collection process.

If a borrower dies while a loan is outstanding, we require a death certificate to be submitted to us. We may then file a claim against the borrower’s estate to attempt to recover the outstanding loan balance. Depending on the size of the estate, we may not be able to recover the outstanding amount of the loan. If the estate does not include sufficient assets to repay the outstanding loan in full, we will treat the unsatisfied portion of a loan as defaulted with zero value. In addition, if a borrower dies near the end of the final maturity of a loan, it is unlikely that any further payments will be made on any Notes corresponding to such loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

Our collection process changes in the event of a borrower bankruptcy filing. When we receive notice of the bankruptcy filing, as required by law, we cease all collection actions on the loan. The loan will be flagged as in bankruptcy, which the relevant investors may view. We next determine what we believe to be an appropriate approach to dealing with the borrower’s bankruptcy. If the proceeding seeks liquidation, we attempt to determine if the proceeding is a “no asset” proceeding, based on instructions we receive from the bankruptcy court. If the proceeding is a “no asset” proceeding, we take no further action and assume that no recovery will be made on the loan.

We may file a proof of claim involving the borrower when permitted or sell the debt in the case of Chapter 13 filings. The decision to pursue additional relief beyond the proof of claim in any specific matter involving a borrower will be entirely within our discretion and will depend upon certain factors including:

•	if the borrower used the proceeds of a loan in a way other than that which was described in the borrower’s application;

•	if the bankruptcy is a Chapter 13 proceeding, whether the proceeding was filed in good faith and if the proposed plan reflects a “best effort” on the borrower’s behalf; and

•	our view of the costs and benefits to us of any proposed action.

Customer Support

We provide customer support to our borrowers and investors. For most Lending Club members, their experience is entirely web-based. We include detailed frequently asked questions (FAQs) on our website. We also post detailed fee information and the full text of our member legal agreements.

We make additional customer support available to members by email and phone. Our customer support team is located at our headquarters in San Francisco, California.

USE OF PROCEEDS

We will use the proceeds of each series of Notes to fund a member loan through the Lending Club platform designated by the investors purchasing such series of Notes. See “About the Platform and Marketplace” for more information.

PLAN OF DISTRIBUTION

The Notes will be offered by Lending Club or through the efforts of brokers or dealers with whom we may enter into agreements with from time to time. In connection with such agreements, we may agree to indemnify these brokers or dealers for certain liabilities, including liabilities under the Securities Act, liabilities arising from breaches of representations and warranties contained in any agreement with such brokers or dealers, and, potentially, to contribute to payments that the brokers or dealers may be required to make for these liabilities. We will pay all commissions to brokers or dealers, or in certain circumstances we, at the request of the broker or dealer, will deliver any payment that would have been paid to the broker or dealer to a specified investor.

All purchases of Notes will be made by investors through our website.

All Notes will be offered to Lending Club investors at 100% of their principal amount, there will be no underwriters or underwriting discounts or commissions paid on the Notes.

Electronic Distribution

The information on any website maintained by any other third party is not part of the prospectus or the registration statement of which the prospectus forms a part, has not been approved and/or endorsed by us and should not be relied upon by any investor.

FINANCIAL SUITABILITY REQUIREMENTS

The Notes are highly risky and speculative. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment.

In addition, minimum financial suitability standards and maximum investment limits have been established for investors. These minimum suitability standards and maximum investment limits are as follows. Any additional or different requirements for residents of the state in which you reside will be added by prospectus supplement.

In states other than California, investors must either:

•	have an annual gross income of at least $70,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $70,000; or

•	have a net worth (determined with the same exclusions) of at least $250,000.

In California, investors:

•	must have an annual gross income of at least $85,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $85,000; or

•	must have a net worth (determined with the same exclusions) of at least $200,000.

If a California investor does not satisfy either of the above tests, the investor may still invest up to $2,500 in our Notes.
In addition, no investor may purchase Notes in an amount in excess of 10% of the investor’s net worth, determined exclusive of home, home furnishings and automobile.

Investors must represent in the investor agreement that they meet the applicable minimum suitability requirements.

DESCRIPTION OF THE NOTES

General

The Notes will be issued in series under an indenture, which we refer to as the indenture, dated October 10, 2008, as amended or supplemented, between Lending Club and Delaware Trust Company (formerly CSC Trust Company of Delaware), who replaced Wells Fargo as trustee, in November 2013.

Each series of Notes corresponds to one member loan. All Notes will be U.S. dollar denominated, fully amortizing and have a fixed rate of interest. The Notes of each series will have a stated interest rate that is the same as the interest rate for the corresponding member loan and an aggregate stated principal amount equal to the investors’ aggregate commitment to purchase Notes. The proceeds from the purchase of the Notes are designated to fund the corresponding member loan.

Notwithstanding the foregoing, we have no obligation to make any payments on the Notes unless, and then only to the extent that, Lending Club has received payments on the corresponding member loan, as described under “Payments on the Notes.” The Notes will also be subject to prepayment without penalty under certain circumstances as described under “Prepayments.”

Notes of each series will have an initial term of three or five years and six business days, which is six business days longer than the term of the corresponding member loan. The six business days allow us to assure the finality of the transfer of funds under the ACH rules after we receive payments from borrowers. If there are amounts owed to Lending Club from the corresponding member loan with a three-year term at the initial maturity of a Note, the term of the Note will be automatically extended to the fifth anniversary of initial issuance, which we refer to as the “final maturity,” to allow the holder to receive any payments that we receive on the corresponding member loan after the maturity of the corresponding member loan. Lending Club will not extend the term for any Note with a corresponding member loan with a five-year term.

The indenture does not limit the aggregate principal amount of Notes that we can issue under the indenture, but each series of Notes will be effectively limited to a maximum principal amount of $40,000, which is the largest possible initial principal amount of a member loan. If we decide to change the maximum amount of a permitted borrower loan request in the future, then the maximum aggregate principal amount of Notes per series would also increase. The aggregate principal amount of Notes of each series will equal the aggregate amount of funds to fund the corresponding member loan. When we directly fund some or all of a member loan, no Notes will be issued to us for the amounts of the member loan that we determine to fund.

We will use all proceeds we receive from purchases of the Notes to purchase the corresponding member loans from WebBank.

Ranking

The Notes will not be contractually senior or contractually subordinated to any other indebtedness of Lending Club. The Notes will be unsecured special, limited obligations of Lending Club. Lending Club will be obligated to pay principal and interest on each Note in a series only if and to the extent that we receive principal, interest or late fee payments from the borrowers on the corresponding member loan funded by the proceeds of that series. Borrower loan payments will be shared ratably among all Notes of the series after deduction of our 1.00% service fee and any payments due to us for portions of the member loan, if any, funded directly by us. In the event of a bankruptcy or similar proceeding of Lending Club, the relative rights of the holder of a Note as compared to the holders of common stock or other unsecured indebtedness of Lending Club with respect to payment from the proceeds of the member loan corresponding to that Note or other assets of Lending Club is uncertain. If Lending Club were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have an unsecured claim, equal to or senior in priority to Lending Club’s stockholders that may or may not be limited in recovery to the corresponding borrower loan payments.

The indenture does not contain any provisions that limit Lending Club’s ability to incur indebtedness in addition to the Notes.

Payments and Paying Agents

Subject to the limitations described under “Limitations on Payments,” Lending Club will make payments of principal and interest in accordance with the payment schedule for the corresponding member loans on the Notes within six business days of receiving (i) any payments or prepayments of principal and interest, (ii) any late fees and any amounts received by Lending Club upon collection efforts with respect to the corresponding member loan, but excluding fees received when our payment request is denied, (iii) any check processing fees, (iv) any collection fees imposed by us or our collection agencies, (v) and any payments due to us on account of portions of the corresponding member loan, if any, funded by Lending Club itself (the “Member Loan Payments”). Each Note will have a payment schedule providing for either 36 or 60 monthly payments on payment dates that fall six business days following the due date for each installment of principal and interest on the corresponding member loan. The extra six business days allow us to assure the finality of the transfer of funds under the ACH rules after we receive payments from borrowers.

The stated interest rate on each Note will be the same as the interest rate on the corresponding member loan and interest will be computed and will accrue on the Note in the same manner as the interest on the corresponding member loan is computed and accrues. The Service fee described below will reduce the effective yield on your Notes below their stated interest rate.

Lending Club will be the initial paying agent for the Notes. Lending Club will make all required payments on each Note to the Lending Club account of the holder in whose name the Note is registered on the record date for the relevant payment date. The record date for each payment date shall be the second business day prior to the actual payment date. If a payment date falls on a date that is not a business day, then such payment will be made on the next succeeding business day.

Limitations on Payments

Each holder of a Note’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the amounts, if any, equal to the Member Loan Payments from the corresponding member loan minus the applicable Service fee and the interest accrued, on a calendar day basis, from the date of closing of the corresponding loan to the original issue date of the Note (Holding Period Interest Charge). The “Service fee” is an amount equal to 1.00% of all Member Loan Payments, net of the Holding Period Interest Charge.

Lending Club may charge a $15.00 fee or such lesser amount permitted by law when Lending Club’s payment request is denied for any reason (Unsuccessful Payment Fee), including but not limited to, insufficient funds in the borrower’s bank account or the closing of that bank account.

To the extent that anticipated member loan payments from a borrower loan are not received by Lending Club, no payments will be due and payable by Lending Club on the Notes related to that member loan, and a holder of a Note will not have any rights against Lending Club, the borrower or the member loan corresponding to such holder’s Note.

Prepayments

To the extent that a borrower prepays a corresponding member loan, the prepayment amount will be a Member Loan Payment and holders of Notes related to that corresponding member loan will be entitled to receive their pro rata shares of the prepayment net of the applicable service fee described above. See “How Our Platform Operates — Illustration of Service fee if Prepayment Occurs.” In the case of a partial prepayment of a corresponding member loan, we automatically reduce the outstanding principal and the term of the loan is effectively reduced as the monthly payment amount remains unchanged.

Mandatory Redemption

Lending Club will redeem all of the Notes of the series corresponding to such member loan for 100% of the outstanding principal amount of such Notes when the corresponding member loan has been obtained as a result of identity theft or fraud on the part of the purported borrower. We may, in our discretion, require proof of the identity theft or fraud, such as a copy of the police report filed by the person whose identity was wrongfully used to obtain the corresponding member loan.

Servicing Covenant

We are obligated to use commercially reasonable efforts to service and collect the member loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the member loans. If we refer a delinquent member loan to a collection agency, that referral shall be deemed to constitute commercially reasonable servicing and collection efforts. Furthermore, we may, at any time and from time to time, amend or waive any term of a member loan, and may transfer, sell or cancel any member loan where any payment is more than 120 days delinquent without the consent of any holder of any Notes of the series corresponding to such member loan. In the event that we undertake such a modification, waiver, transfer, sale or cancellation, we will notify the relevant investor in the investor’s account. See “About the Platform and Marketplace – Post-Closing Loan Servicing and Collection” for a description of Lending Club’s imposition of late fees. Lending Club will also be obligated to use commercially reasonable efforts to maintain backup servicing arrangements providing for the servicing of the member loans.

The indenture contains no financial covenants or other covenants limiting our operations or activities, including the incurrence of indebtedness.

Consolidation, Merger, Sale of Assets

The indenture prohibits us from consolidating with or merging into another business entity or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•
the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and it expressly assumes our obligations with respect to the outstanding Notes by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default shall have occurred or be continuing; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Denominations, Form and Registration

Except as may be provided otherwise for a particular series of Notes, we will issue Notes in denominations of $25 and integral multiples of $25. The Notes will be issued only in registered form and only in electronic form. This means that each Note will be stored on our website. You can view your Notes online and print copies for your records, by visiting your secure, password-protected webpage in the “My Account” section of our website. We will not issue certificates for the Notes. Investors will be required to hold their Notes through Lending Club’s electronic Note register.

The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability of such persons to purchase Notes.

We reserve the right to issue certificated Notes only if we determine not to have the Notes held solely in electronic form.

We and the trustee will treat the investors in whose names the Notes are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the Notes.

Restrictions on Transfer

The Notes will not be listed on any securities exchange and must be held by a registered Note investor. The Notes generally will not be transferable except through the Note Secondary trading platform by FOLIOfn. Under the terms of the Notes, any transfer of a Note will be wrongful unless (1) the transfer is effected on a trading system that we approve as a resale trading system and (2) the Note has been presented by the registered holder to us or our agent for registration of transfer. The registrar for the Notes, which initially will be us, will not be obligated to recognize any purported transfer of a Note, except a transfer through the trading system or except as required by applicable law or court order. There can be no assurance, however, that an active market for Notes will develop on the trading system, that particular Notes will be resold or that the system will continue to operate. The secondary trading platform is not available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity. See “About the Platform and Marketplace – Secondary trading platform.”

Full Amortization; No Sinking Fund

The Notes are fully amortizing. There will be no sinking fund for the Notes.

Events of Default

Under the terms of the indenture, any of the following events will constitute an event of default for a series of Notes:

•	our failure to make required payments on the Notes for 30 days past the applicable due date;

•
our failure to perform, or the breach of, any other covenant for the benefit of the holders of the Notes of such series which continues for 90 days after written notice from the Trustee or holders of 25% of the outstanding principal amount of the debt securities of all series for which such default exists as provided in the indenture, subject to an additional 90 day cure period; or

•	specified events relating to our bankruptcy, insolvency or reorganization.

It is not a default or event of default under the terms of the indenture if we do not make payments when a borrower does not make payments to us on the member loan corresponding with the particular series of Notes. In that case, we are not required to make payments on Notes, so no default occurs. An event of default with respect to one series of Notes is not automatically an event of default for any other series.

If an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture then the stated principal amount of the Notes shall become due and payable immediately without any act by the trustee or any holder of Notes.

The holders of a majority in aggregate principal amount of the outstanding Notes of any series, by notice to the trustee (and without notice to any other holder of Notes), may on behalf of the holders of all such Notes, waive an existing default with respect to such Notes and its consequences except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the indenture that cannot be amended without the consent of each holder affected by such waiver. When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

A holder of any Note of any series may not institute a suit against us for enforcement of such holder’s rights under the indenture or pursue any other remedy with respect to the indenture or the Notes unless:

•	the holder gives to the trustee written notice stating that an event of default with respect to the Notes is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series make a written request to the trustee to pursue the remedy;

•	such holder or holders offer to the trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the trustee;

•	the trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the trustee a direction inconsistent with such request during such 60-day period.

The indenture requires us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of the Notes or a default with respect to the Notes that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of Notes if:

•	all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation; or

•
all of the Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one year and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes;

if in either case, we also pay or cause to be paid all other sums payable under the indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

The indenture does not contain any provisions for legal or covenant defeasance of the Notes.

Governing Law

The indenture and the Notes will be governed by the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

Information Concerning the Trustee

Delaware Trust Company is the trustee under the indenture. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

Investor Agreement

When registering on the platform, the investor enters into an investor agreement with us that governs the investor’s purchases of Notes from time to time through us, FOLIOfn or any other entity, person or platform. Under the agreement, we provide the investor the opportunity through our platform to review loan requests, purchase Notes and instruct us to apply the proceeds from the sale of each Note to the funding of a specific member loan the investor has designated.

Under the agreement, the investor must commit to purchase a Note to fund a member loan prior to the origination of that loan by our issuing bank. At the time the investor commits to purchase a Note the investor must have sufficient funds in their applicable investment account (either the investor’s Lending Club account or an account with the third-party entity, person or platform, as applicable) to complete the purchase, and the investor will not have access to those funds after making the purchase commitment unless and until we notify the investor (directly or indirectly) that the member loan will not be funded. This does not apply to Notes purchased through Foliofn as such member loans and corresponding Notes have already been funded. Once the investor makes a purchase commitment, it is irrevocable regardless of whether the full amount of the borrower applicant’s loan request is funded. If the member loan does not close, then we will inform the investor and release him or her from the purchase commitment.

After the member loan closes, the corresponding Note will be sold to the investor (directly or indirectly) immediately after we purchase the corresponding member loan. We typically purchase the corresponding member loan two business days after the corresponding member loan is issued by our issuing bank (this period may be up to five calendar days). As a result of this process, the investor (or the party the investor purchased the Note through on Foliofn will hold each Note purchased for less than one month before the first payment is due, making the first payment due to the investor (or the party in which the investor purchased the Note) slightly less than subsequent monthly payments.

The agreement describes our limited obligation to redeem Notes in the case of identity fraud, which is described above. The investor agrees that in such circumstances the investor will have no rights with respect to any such Notes except the crediting of the purchase price to the investor’s account.

The investor agrees that the investor has no right to make any attempt, directly or through any third party, to take any action to collect from the borrowers on the investor’s Notes or the corresponding member loans. The investor also agrees that any information provided to us, directly or indirectly, may be used in accordance with our privacy policy.

The investor acknowledges that the Notes are intended to be indebtedness of Lending Club for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the Notes for tax, accounting, or other purposes, unless required by law. The investor also acknowledges that the Notes will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended, as described under “Material U.S. Federal Income Tax Considerations — Taxation of Payments on the Notes.”

The investor acknowledges that the Notes are not transferable at this time and that the investor intends to hold the Notes until maturity and has no intention to distribute the Notes.

The investor acknowledges and agrees that the investor may not place an initial purchase order of Notes in the amount of $5,000,000 or more without the prior consent of Lending Club. In addition, if a subsequent addition of funds to an investor’s account(s) would bring the total aggregate value of the investor’s funds directly or indirectly allocated to the investor’s Lending Club account to an amount $5,000,000 or more, the investor may not place an additional purchase order for Notes or allocate additional funds directly or indirectly to the investor’s Lending Club account.

The agreement describes the limitations on payments on the Notes, which are described above. We expressly disclaim any representations as to a borrower’s ability to pay the corresponding member loan and do not act as a guarantor of any corresponding member loan payments by any borrower.

The parties make customary representations and warranties to each other, and the investor represents and warrants that the investor has not made a decision in connection with any loan requests on the Lending Club platform on any prohibited basis set forth in the Equal Credit Opportunity Act and Regulation B or any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination.

The investor acknowledges and agrees that the investor will not represent itself as a Lending Club affiliate, charge any borrower any fee in exchange for the investor’s agreement to purchase or recommend the borrow member’s loan, engage in any activities that require a license as a loan broker or violate any applicable federal, state or local laws.

The investor acknowledges and agrees that we assume no advisory or fiduciary responsibility in the investor’s favor in connection with the purchase and sale of the Notes and we have not provided the investor with any legal, accounting, regulatory or tax advice with respect to the Notes.

The investor represents and warrants that the investor meets minimum financial suitability standards and maximum investment limits. See “Financial Suitability Requirements.”

The agreement provides that neither party is liable to the other party for any lost profits, or special, exemplary, consequential or punitive damages.

The investor agrees to indemnify us against all claims, liabilities, actions, costs, damages, losses, demands and expenses resulting from any material breach of any obligation undertaken by the investor under the investor agreement, or resulting from the investor’s acts, omissions or representations relating to Lending Club.

The agreement provides that it is subject to binding arbitration. It also provides that the parties waive a jury trial in any litigation related to the agreement and any member loans or other agreements related to the investor agreement. The agreement will be governed by the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion constitutes the full opinion of our tax counsel, Fenwick & West LLP, regarding the material U.S. federal income tax considerations generally applicable to purchasers of Notes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated thereunder (Treasury Regulations), administrative pronouncements of the U.S. Internal Revenue Service (IRS) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the Notes. This discussion applies only to investors who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons holding Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

•	certain former citizens or residents of the United States;

•	Non-U.S. Holders (as defined below); or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of a Note that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by the partnership.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Classification of the Notes

No authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. In general, a taxpayer is bound by the form of a transaction for U.S. federal income tax purposes. In form, the Notes will be obligations of Lending Club. Accordingly, although the matter is not free from doubt, Lending Club will treat the Notes as indebtedness of Lending Club for U.S. federal income tax purposes.

The IRS may take contrary positions and, accordingly, no assurance can be given that the IRS or a court will agree with the tax characterizations and tax consequences described below. Where the form of a transaction does not reflect the economic realities of the transaction, the substance rather than the form should determine the tax consequences. Each series of Notes will correspond to a member loan, and Lending Club has no obligation to make any payments on the Notes unless, and then only to the extent that, Lending Club has received payments on the corresponding member loan. Accordingly, the IRS could determine that, in substance, each investor owns a proportionate interest in the corresponding member loan for U.S. federal income tax purposes. The IRS could also determine that the Notes are not indebtedness of Lending Club but another financial instrument (including an equity interest or a derivative financial instrument).

Any differing treatment of the Notes could significantly affect the amount, timing and character of income, gain or loss, or the deductibility of service fees and collection fees, in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Notes (including any possible differing treatments of the Notes).

The following discussion is based upon the assumption that each Note will be treated as a debt instrument of Lending Club for U.S. federal income tax purposes. Unless otherwise noted, the following discussion assumes that the Notes will not be subject to the rules governing contingent payment debt instruments.

Taxation of Payments on the Notes

The Notes will have original issue discount, or OID, for U.S. federal income tax purposes because the interest on the Notes is not unconditionally payable at least annually by Lending Club, but rather payments are made to the investors to the extent payments are received by Lending Club on the corresponding member loan. A U.S. Holder of a Note will be required to include such OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. Holder’s regular method of tax accounting. If a Note is paid in accordance with its payment schedule, which will be available on the holder’s account page at www.lendingclub.com, the amount of OID includible in income by a U.S. Holder is anticipated to be based on the yield of the Note determined net of the 1.00% service fee or collection fee, as described below, which yield will be lower than the stated interest rate on the Note. As a result, the holder will generally be required to include an amount of OID in income that is less than the amount of stated interest paid on the Note. On the other hand, if a payment on a Note is not made in accordance with such payment schedule, for example because the borrower did not make timely payment in respect of the corresponding member loan, a U.S. Holder will be required to include such amount of OID in taxable income as interest even though such interest has not been paid.

The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies generally may be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant. The determination of whether a single payment schedule is significantly more likely than not to occur, or whether a contingency is remote or incidental, is made for each Note individually.

The Notes provide for one or more alternative payment schedules because Lending Club is obligated to make payments on a Note only to the extent that Lending Club receives payments on the corresponding member loan. The payment schedule for each Note, which will be available on the holder’s account page at www.lendingclub.com, provides for payments of principal and interest on the Note in accordance with the payment schedule for the corresponding member loan. In addition to scheduled payments, Lending Club will prepay a Note to the extent that a borrower prepays the member loan corresponding to the Note, and late fees collected on the member loan corresponding to a Note will be paid to the holders of the Note. Notwithstanding such contingencies, Lending Club has determined to use the payment schedule of a Note to determine the amount and accrual of OID on the Note because Lending Club believes that a Note is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment, or late payment by the borrower on the member loan corresponding to such Note will be remote or incidental. If, in the future, Lending Club determines that the previous sentence does not apply to a Note, Lending Club anticipates that it will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and shall so notify U.S. Holders of the Note.

Lending Club’s determination is not binding on the IRS. If the IRS determines that the Notes are “contingent payment debt instruments” due to the contingencies described above (or in the future, if Lending Club so concludes with respect to a particular series of Notes), the Notes will be subject to special rules applicable to contingent payment debt instruments. Such rules generally require a holder to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be higher or lower than the stated interest rate on the Notes, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on the sale, exchange, or retirement of the debt instrument and treat any loss recognized on such a disposition as an ordinary loss to the extent of prior OID inclusions and as capital loss thereafter. This discussion assumes that the Notes are not subject to the contingent payment debt instrument rules.

The OID on a Note will equal the excess of the Note’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a Note includes all payments of principal and stated interest on the Note (net of the 1.00% service fee or collection fee) under the payment schedule of the Note. The issue price of the Notes will equal the principal amount of the Notes.

The amount of OID includible in a U.S. Holder’s income for a taxable year is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year in which the holder held the Note. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). The adjusted issue price of a Note at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note. A Note’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note (net of the 1.00% service fee or collection fee) under the payment schedule of the Note, produces an amount equal to the issue price of such Note.

Cash payments of interest and principal under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.

Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, retirement or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Note. In general, the U.S. Holder’s adjusted tax basis of the Note will equal the U.S. Holder’s cost for the Note, increased by the OID and market discount previously included in gross income by the holder, as discussed below, and reduced by any payments previously received by the holder in respect of the Note.

Except as described below with respect to any Note acquired at a market discount or, as discussed above, treated as a contingent payment debt instrument, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition, such Note has been held for more than one year. Certain non-corporate U.S. Holders, including individuals, may be eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Prepayments

As discussed above, Lending Club will prepay a Note to the extent that a borrower prepays the member loan corresponding to the Note. If Lending Club prepays a note in full, the Note will be treated as retired, and, as described above, a U.S. Holder generally will have gain or loss equal to the difference, if any, between the amount realized upon the retirement and the U.S. Holder’s adjusted tax basis in the Note. If Lending Club prepays a Note in part, a portion of the Note will be treated as retired. Generally, for purposes of determining (i) the gain or loss attributable to the portion of the Note retired and (ii) the OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, holder’s adjusted tax basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the Note that is treated as retired. The yield to maturity of a Note is not affected by a partial prepayment.

Market Discount

If a U.S. Holder purchases a Note on the secondary trading platform for an amount that is less than the adjusted issue price of the Note at the time of purchase, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount, as described in the Code. Under the market discount rules, a U.S. Holder generally will be required to treat any principal payments received in respect of the Note, and any gain derived from the sale, retirement or other disposition of the Note, as ordinary income to the extent of the market discount that has accrued on the Note but that has not previously been included in gross income by the U.S. Holder. Such market discount will accrue on the Note on a ratable basis over the remaining term of the Note unless the U.S. Holder elects to accrue market discount on a constant yield basis. In addition, a U.S. Holder may be required to defer until the maturity of the Note, or its earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred or continued to purchase or carry such Note.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described in the prior paragraph regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Investors should consult their own tax advisors before making this election.

Acquisition Premium

If a U.S. Holder purchases a Note on the secondary trading platform for an amount greater than the Note’s adjusted issue price but less than the sum of all amounts payable on the Note after the purchase date, the Note will be treated as acquired at an acquisition premium. For a Note acquired with an acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to such taxable year.

If a U.S. Holder purchases a Note on the secondary trading platform for an amount in excess of the sum of all amounts payable on the Note after the purchase date, the U.S. holder will not be required to include OID in income with respect to the Note.

Late Payments

As discussed above, late fees collected on the member loan corresponding to the Notes will be paid to the holders of the Notes. Lending Club anticipates that any late fees paid will be insignificant relative to the total expected amount of the remaining payments on the Note. In such case, any late fees paid to a U.S. Holder of Notes should be taxable as ordinary income at the time such fees are paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Member Loans Corresponding to Note — Automatic Extension

In the event that Lending Club does not make scheduled payments on a Note as a result of nonpayment by a borrower on the member loan corresponding to the Note, a U.S. Holder must continue to accrue and include OID on a Note in taxable income until the initial maturity date or, in the case of an automatic extension for a three (3) year term loan, the final maturity date, except as described below. Solely for purposes of the OID rules, the Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the Note may change. At the time of the deemed reissuance, due to nonpayment by the borrower, Lending Club may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the borrower on the member loan corresponding to such Note will be remote or incidental. Accordingly, the Note may become subject to the contingent payment debt instrument rules (which are discussed above) even if not subject to these rules at the time of original issuance. In addition, in the event that a three (3) year term Note’s maturity date is automatically extended because amounts remain due and payable on the initial maturity date by the borrower on the member loan corresponding to the Note, the Note may be treated as reissued and become subject to the contingent payment debt instrument rules. As discussed above, contingent payment debt instruments are subject to special rules. If Lending Club determines that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, it will notify the U.S. holders and provide the projected payment schedule and comparable yield.

If collection on a Note becomes doubtful, a U.S. Holder may be able to stop accruing OID on the Note. Under current IRS guidance, it is not clear whether a U.S. Holder may stop accruing OID if scheduled payments on a Note are not made. U.S. Holders should consult their own tax advisors regarding the accrual and inclusion of OID in income when collection on a Note becomes doubtful.

Losses as a Result of Worthlessness

In the event that a Note becomes wholly worthless, a U.S. Holder generally should be entitled to deduct the holder’s adjusted tax basis in the Note as a capital loss in the taxable year the Note becomes wholly worthless. The portion of the U.S. Holder’s adjusted tax basis attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. U.S. Holders should consult their own tax advisors regarding the character and timing of losses attributable to Notes that become worthless.

Backup Withholding and Information Reporting

In general, Lending Club will be required to provide information returns to non-corporate U.S. Holders, and corresponding returns to the IRS, with respect to (i) payments, and accruals of OID, on the Notes and (ii) payments with respect to proceeds from a sale, retirement or other taxable disposition of a Note. In addition, a non-corporate U.S. Holder may be subject to backup withholding

(currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

STATISTICAL INFORMATION ON OUR STANDARD PROGRAM LOAN PORTFOLIO

Statistical Information on the Standard Program Loan Portfolio

The tables and charts set forth below relate only to Standard Program Loans.

In regards to the following historical information, prior performance is no guarantee of future results or outcomes.

From inception to March 31, 2017, we facilitated Standard Program Loans with an average original principal amount of $14,747 and an aggregate original principal amount of $20.9 billion.

The following table presents aggregated information about Standard Program Loans issued for the period from inception to March 31, 2017, grouped by the loan grade assigned by us:
Standard Program Loans Issued from Inception to March 31, 2017 by Grade

Loan Grade	Number of Loans	Average Interest Rate	Total Amount Issued
A1	45,562	5.50%	$641,879,550
A2	35,707	6.54%	481,184,225
A3	35,844	7.15%	494,930,675
A4	51,926	7.51%	740,299,875
A5	64,991	8.19%	944,019,300
B1	75,625	8.73%	1,017,771,000
B2	77,015	9.86%	1,040,958,075
B3	86,940	10.68%	1,208,566,125
B4	90,181	11.46%	1,242,262,450
B5	88,080	11.92%	1,143,061,450
C1	93,687	12.70%	1,293,776,550
C2	85,142	13.36%	1,205,244,250
C3	81,421	13.95%	1,205,856,150
C4	81,193	14.61%	1,240,157,450
C5	70,315	15.47%	1,073,966,150
D1	55,834	16.28%	836,483,300
D2	46,959	17.16%	717,455,000
D3	40,243	17.80%	625,025,850
D4	37,429	18.40%	610,989,850
D5	30,296	19.07%	510,166,700
E1	27,470	19.74%	477,238,325
E2	23,195	20.12%	411,274,450
E3	19,968	20.85%	357,653,175
E4	16,942	21.72%	314,748,550
E5	13,995	22.54%	261,231,000
F1	10,789	23.53%	201,007,600
F2	7,908	24.18%	153,157,400
F3	6,400	24.85%	120,716,900
F4	5,028	25.43%	97,142,000
F5	3,993	26.01%	80,047,700
G1	2,801	26.51%	56,306,400
G2	2,143	26.86%	42,390,775
G3	1,554	27.20%	31,819,725
G4	1,092	27.25%	22,747,150
G5	958	27.61%	19,422,725
Total	1,418,626	13.58%	$20,920,957,850

The following table presents aggregated consumer reporting agency information for Standard Program Loans issued from our inception to March 31, 2017, grouped by the loan grade assigned by us. This information is reported in the table as of the time of the loan application. This information includes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. As used in this table, “Delinquencies in the Last Two Years” means the number of 30+ days past-due incidences of delinquency in the borrower’s credit file for the preceding two years from the date of loan application. We do not independently verify this information. All figures other than loan grade are agency reported at the time of application.

Consumer Reporting Agency Information for Standard Program Loans issued from Inception to March 31, 2017, grouped by Grade

Loan Grade	Average FICO	Average Open Credit Lines	Average Total Credit Lines	Average Revolving Credit Balance	Average Revolving Line Utilization	Average Inquiries in the Last Six Months	Average Delinquencies in the Last Two Years	Average Months Since Last Delinquency
A1	749	13	28	$19,692	31.28%	0	0	37
A2	735	12	27	19,277	37.34%	1	0	37
A3	727	12	27	19,276	40.51%	1	0	36
A4	720	12	26	18,899	43.61%	1	0	35
A5	715	12	26	19,146	46.31%	1	0	35
B1	704	12	26	17,614	48.66%	1	0	34
B2	701	12	25	17,146	50.96%	1	0	34
B3	699	12	25	17,180	52.29%	1	0	34
B4	697	11	25	16,657	53.43%	1	0	34
B5	692	11	24	15,829	54.62%	1	0	34
C1	691	11	24	16,168	55.29%	1	0	34
C2	690	11	24	16,337	56.31%	1	0	33
C3	690	12	25	16,677	56.70%	1	0	34
C4	688	12	25	16,445	57.54%	1	0	34
C5	688	12	25	16,452	57.46%	1	0	33
D1	685	12	24	15,670	58.65%	1	0	34
D2	685	12	24	15,907	58.76%	1	0	34
D3	685	12	24	15,528	58.75%	1	0	33
D4	685	12	25	16,219	59.89%	1	0	34
D5	685	12	25	16,538	60.03%	1	0	33
E1	684	12	25	16,368	59.58%	1	0	34
E2	684	12	25	16,442	60.41%	1	0	33
E3	684	12	25	16,625	60.36%	1	0	34
E4	683	12	25	16,849	60.64%	1	0	33
E5	683	12	25	16,943	60.82%	2	0	34
F1	682	12	25	16,672	60.75%	2	0	33
F2	682	12	25	16,426	60.59%	2	0	33
F3	681	12	25	16,035	61.14%	2	0	33
F4	680	12	25	15,901	61.02%	2	0	33
F5	681	12	25	15,822	60.56%	2	0	34
G1	680	12	25	15,970	60.26%	2	0	33
G2	679	12	25	16,439	60.89%	2	0	33
G3	678	12	25	16,629	60.78%	2	0	33
G4	679	13	26	17,298	60.43%	2	0	31
G5	678	13	26	19,399	60.63%	2	0	33
Average	697	12	25	$16,946	53.39%	1	0	34

The following table presents additional aggregated information about current and paid off Standard Program Loans, for Standard Program Loans issued from our inception to March 31, 2017, grouped by the loan grade assigned by us.

Loan Grade	Number of Current Loans	Current Loan Outstanding Principal ($)	Number of Loans Fully Paid	Fully Paid ($)	Fully Paid (%) of Originated Issued Loans	Number of All Issued Loans	Total Origination Amount for All Issued Loans
A1	31,763	$300,854,899	13,248	$172,160,750	26.82%	45,562	$641,879,550
A2	22,125	189,495,449	12,774	161,963,325	33.66%	35,707	481,184,225
A3	20,987	181,491,300	13,853	185,593,175	37.50%	35,844	494,930,675
A4	29,693	269,192,355	20,369	276,137,575	37.30%	51,926	740,299,875
A5	38,397	356,703,705	23,839	331,598,425	35.13%	64,991	944,019,300
B1	47,931	456,284,273	24,360	310,563,500	30.51%	75,625	1,017,771,000
B2	44,996	417,710,591	27,833	363,964,600	34.96%	77,015	1,040,958,075
B3	49,447	490,387,791	32,042	414,629,625	34.31%	86,940	1,208,566,125
B4	53,443	532,075,789	30,649	400,152,025	32.21%	90,181	1,242,262,450
B5	55,582	523,858,167	26,248	328,922,700	28.78%	88,080	1,143,061,450
C1	58,869	615,061,483	27,444	357,156,225	27.61%	93,687	1,293,776,550
C2	51,623	544,469,987	25,603	339,471,925	28.17%	85,142	1,205,244,250
C3	49,955	555,874,849	23,319	324,243,300	26.89%	81,421	1,205,856,150
C4	50,608	592,512,331	21,885	312,810,225	25.22%	81,193	1,240,157,450
C5	42,980	508,862,169	19,373	277,053,400	25.80%	70,315	1,073,966,150
D1	32,137	365,501,127	16,320	226,358,100	27.06%	55,834	836,483,300
D2	26,238	318,103,285	13,972	193,851,350	27.02%	46,959	717,455,000
D3	22,137	268,943,256	12,140	171,617,300	27.46%	40,243	625,025,850
D4	20,012	248,877,698	11,210	172,532,300	28.24%	37,429	610,989,850
D5	15,699	200,965,973	9,218	144,571,475	28.34%	30,296	510,166,700
E1	15,283	204,811,427	7334	122,956,800	25.76%	27,470	477,238,325
E2	11,875	157,425,049	6596	112,584,025	27.37%	23,195	411,274,450
E3	10,411	141,381,497	5443	95,552,925	26.72%	19,968	357,653,175
E4	8,704	126,222,005	4620	82,909,200	26.34%	16,942	314,748,550
E5	6,948	102,787,829	3863	69,554,675	26.63%	13,995	261,231,000
F1	5,307	78,440,550	3030	54,619,950	27.17%	10,789	201,007,600
F2	3,781	57,728,315	2137	40,589,350	26.50%	7,908	153,157,400
F3	2,899	43,464,492	1820	33,099,450	27.42%	6,400	120,716,900
F4	2,274	34,158,968	1341	25,395,050	26.14%	5,028	97,142,000
F5	1792	27,969,688	1024	21,227,775	26.52%	3,993	80,047,700
G1	1201	18,772,827	784	16,275,025	28.90%	2,801	56,306,400
G2	947	14,740,310	575	11,565,925	27.28%	2,143	42,390,775
G3	700	11,291,650	388	8,398,925	26.40%	1554	31,819,725
G4	464	7,871,172	308	6,428,775	28.26%	1092	22,747,150
G5	430	7,352,607	247	4,733,925	24.37%	958	19,422,725
Total	837,638	$8,971,644,863	445,209	$6,171,243,075	29.50%	1,418,626	$20,920,957,850

The following graph presents the dollar weighted average interest rate for Standard Program Loans issued from inception to March 31, 2017, by grade.

$ Wgt. Average Interest Rate for Standard Program Loans Issued Since Inception, by Year
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
A
B
C
D
E
F
G

The following tables presents outstanding Standard Program Loan balances in dollars, delinquent Standard Program Loan balances in dollars, principal amount of Standard Program Loans charged-off during the quarter indicated, delinquency rate and annualized charge-off rates for the quarter indicated. This information excludes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. Dollars presented below in thousands.

Outstanding Balances (1)
	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1	2015-Q4	2015-Q3	2015-Q2	2015-Q1	2014-Q4	2014-Q3	2014-Q2	2014-Q1
Total	9,239,250	9,283,953	9,155,781	9,031,743	8,576,618	7,611,397	6,614,078	5,699,806	4,931,431	4,212,639	3,590,850	3,118,618	2,630,409
Grade A	1,307,643	1,345,509	1,402,821	1,492,555	1,350,965	1,161,195	987,269	844,204	708,705	586,794	474,847	409,526	352,276
Grade B	2,460,079	2,471,185	2,412,907	2,339,859	2,188,073	1,910,699	1,618,982	1,384,521	1,209,979	1,043,274	909,138	829,946	741,021
Grade C	2,892,601	2,793,677	2,666,880	2,548,232	2,433,121	2,144,079	1,843,547	1,585,962	1,376,158	1,174,967	1,001,528	878,362	736,005
Grade D	1,466,787	1,502,085	1,457,608	1,422,297	1,393,630	1,290,456	1,162,344	1,025,644	909,064	785,068	668,561	548,745	423,880
Grade E	781,744	826,119	853,526	870,993	867,768	794,910	711,390	603,467	505,207	425,737	359,814	299,648	239,745
Grade F	263,773	276,678	290,866	287,622	279,258	249,854	232,286	201,140	172,853	153,347	137,223	121,781	110,870
Grade G	66,623	68,700	71,173	70,185	63,803	60,204	58,260	54,868	49,465	43,452	39,739	30,610	26,612

Outstanding Balances of Delinquent Loans (2)
	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1	2015-Q4	2015-Q3	2015-Q2	2015-Q1	2014-Q4	2014-Q3	2014-Q2	2014-Q1
Total	218,889	235,169	211,136	163,454	136,611	136,277	109,024	81,115	68,680	65,931	50,114	39,497	33,645
Grade A	7,714	8,504	6,613	5,550	4,498	4,489	3,498	3,087	2,534	1,964	1,639	1,275	1,290
Grade B	31,952	32,007	27,806	20,457	16,387	16,433	13,500	10,569	10,018	9,683	8,380	6,064	5,981
Grade C	61,882	65,030	56,282	43,752	35,775	34,472	28,579	20,985	17,837	16,543	12,804	10,197	7,894
Grade D	53,128	56,280	50,557	39,875	34,116	36,063	27,126	19,769	16,978	15,725	11,818	8,752	7,599
Grade E	40,635	46,846	43,903	33,523	28,792	27,928	22,278	16,252	12,802	12,699	8,539	7,275	5,938
Grade F	18,044	20,471	20,041	15,441	12,850	12,458	10,345	7,619	6,375	7,221	5,654	4,778	3,720
Grade G	5,534	6,031	5,934	4,856	4,193	4,434	3,698	2,834	2,136	2,096	1,280	1,156	1,223

Charge-off Amount (3)
	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1	2015-Q4	2015-Q3	2015-Q2	2015-Q1	2014-Q4	2014-Q3	2014-Q2	2014-Q1
Total	213,169	197,891	153,478	117,710	114,159	97,102	72,895	58,539	54,468	43,348	32,858	26,610	25,789
Grade A	7,845	6,612	5,576	3,972	3,882	3,118	2,815	1,921	1,655	1,422	1,117	1,005	1,052
Grade B	29,250	26,043	19,151	13,876	13,673	12,265	9,759	9,001	8,162	7,587	5,265	4,908	5,228
Grade C	59,004	52,683	40,963	31,017	28,954	25,258	19,116	15,386	13,757	10,948	8,933	6,422	6,639
Grade D	50,426	47,770	37,879	29,017	30,395	24,967	17,366	14,935	12,932	10,377	7,342	6,007	5,532
Grade E	42,599	40,560	31,507	25,012	23,080	19,153	14,970	10,681	10,580	7,342	5,743	4,554	4,066
Grade F	18,466	18,690	13,942	11,265	10,574	9,140	6,554	5,026	5,707	4,817	3,621	2,718	2,707
Grade G	5,579	5,533	4,460	3,551	3,601	3,201	2,315	1,589	1,675	855	837	996	565

Delinquent Rate (4)
	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1	2015-Q4	2015-Q3	2015-Q2	2015-Q1	2014-Q4	2014-Q3	2014-Q2	2014-Q1
Total	2.37%	2.53%	2.31%	1.81%	1.59%	1.79%	1.65%	1.42%	1.39%	1.57%	1.4%	1.27%	1.28%
Grade A	0.59%	0.63%	0.47%	0.37%	0.33%	0.39%	0.35%	0.37%	0.36%	0.33%	0.35%	0.31%	0.37%
Grade B	1.3%	1.3%	1.15%	0.87%	0.75%	0.86%	0.83%	0.76%	0.83%	0.93%	0.92%	0.73%	0.81%
Grade C	2.14%	2.33%	2.11%	1.72%	1.47%	1.61%	1.55%	1.32%	1.3%	1.41%	1.28%	1.16%	1.07%
Grade D	3.62%	3.75%	3.47%	2.8%	2.45%	2.79%	2.33%	1.93%	1.87%	2%	1.77%	1.59%	1.79%
Grade E	5.2%	5.67%	5.14%	3.85%	3.32%	3.51%	3.13%	2.69%	2.53%	2.98%	2.37%	2.43%	2.48%
Grade F	6.84%	7.4%	6.89%	5.37%	4.6%	4.99%	4.45%	3.79%	3.69%	4.71%	4.12%	3.92%	3.35%
Grade G	8.31%	8.78%	8.34%	6.92%	6.57%	7.37%	6.35%	5.16%	4.32%	4.82%	3.22%	3.78%	4.6%

Annualized Charge-off Rate (5)
	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1	2015-Q4	2015-Q3	2015-Q2	2015-Q1	2014-Q4	2014-Q3	2014-Q2	2014-Q1
Total	9.23%	8.53%	6.71%	5.21%	5.32%	5.1%	4.41%	4.11%	4.42%	4.12%	3.66%	3.41%	3.92%
Grade A	2.4%	1.97%	1.59%	1.06%	1.15%	1.07%	1.14%	0.91%	0.93%	0.97%	0.94%	0.98%	1.19%
Grade B	4.76%	4.22%	3.17%	2.37%	2.5%	2.57%	2.41%	2.6%	2.7%	2.91%	2.32%	2.37%	2.82%
Grade C	8.16%	7.54%	6.14%	4.87%	4.76%	4.71%	4.15%	3.88%	4%	3.73%	3.57%	2.92%	3.61%
Grade D	13.75%	12.72%	10.39%	8.16%	8.72%	7.74%	5.98%	5.82%	5.69%	5.29%	4.39%	4.38%	5.22%
Grade E	21.8%	19.64%	14.77%	11.49%	10.64%	9.64%	8.42%	7.08%	8.38%	6.9%	6.38%	6.08%	6.78%
Grade F	28%	27.02%	19.17%	15.67%	15.15%	14.63%	11.29%	10%	13.21%	12.57%	10.55%	8.93%	9.77%
Grade G	33.5%	32.21%	25.06%	20.24%	22.58%	21.27%	15.89%	11.59%	13.54%	7.87%	8.42%	13.02%	8.49%

(1)	Principal balance at quarter-end.

(2)	Principal balance as of quarter-end for Standard Program Loans that are “Late 31-120” or in Default status at quarter-end.

(3)	Principal balance charged off during the quarter.

(4)	Principal balance at quarter-end for Standard Program Loans that are “Late 31-120” or in Default status at quarter-end divided by Principal balance at quarter-end.

(5)	Principal balance charged off during the quarter multiplied by four then divided by Principal balance at quarter-end.

The following tables present dollars collected on delinquent Standard Program Loans and recoveries received on charged-off Standard Program Loans (which includes collection recoveries on charged-off Standard Program Loans and proceeds from the sale of charged-off Standard Program Loans), in the quarter indicated. This information excludes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. Dollars presented below in thousands.

Dollars Collected From Delinquent Loans (1)
	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1	2015-Q4	2015-Q3	2015-Q2	2015-Q1	2014-Q4	2014-Q3	2014-Q2	2014-Q1
Total	10,117	8,931	7,847	6,472	7,544	5,435	4,567	3,824	4,126	2,965	2,656	2,447	2,660
Grade A	574	447	368	275	429	245	185	201	175	134	120	128	165
Grade B	1,789	1,500	1,359	1,072	1,028	918	685	626	652	557	474	492	533
Grade C	2,996	2,496	2,405	1,679	2,023	1,513	1,135	1,169	1,087	879	684	575	588
Grade D	2,239	2,119	1,688	1,591	1,822	1,266	1,074	754	981	574	627	539	609
Grade E	1,668	1,494	1,106	1,135	1,448	941	818	569	757	438	374	402	397
Grade F	686	696	652	515	643	368	491	378	355	234	303	233	256
Grade G	165	179	269	205	151	184	179	127	119	149	74	78	112

Recoveries (2)
	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1	2015-Q4	2015-Q3	2015-Q2	2015-Q1	2014-Q4	2014-Q3	2014-Q2	2014-Q1
Total	15,467	14,088	12,471	11,340	14,118	11,487	12,397	7,151	4,657	2,623	2,636	2,566	1,733
Grade A	480	449	364	366	487	337	375	183	132	73	74	81	66
Grade B	1,990	1,859	1,483	1,271	1,902	1,396	1,733	1,017	664	405	405	462	377
Grade C	4,427	3,857	3,402	3,102	3,966	2,919	2,998	1,741	1,176	687	688	576	375
Grade D	3,688	3,375	3,131	2,911	3,532	2,874	3,014	1,799	1,083	568	575	533	369
Grade E	3,088	2,813	2,534	2,314	2,609	2,519	2,503	1,383	899	493	493	472	317
Grade F	1,441	1,291	1,140	1,028	1,230	1,078	1,302	791	544	303	307	355	199
Grade G	353	444	417	348	392	364	472	237	159	94	94	87	30

(1)	Principal and interest collected during the quarter for the Loans that are in “Late 31-120” or in Default status.

(2)	Represents total payments received from borrowers of charged-off Loans plus proceeds from sale of charged-off Loans.

The graph and corresponding tables below show the cumulative net lifetime charge-offs for Standard Program Loans with original terms of 36 months by grade and by annual vintage booked from January 1, 2008 through March 31, 2017, as a percentage of the aggregate principal amount of originations. This information excludes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. The charge-offs are tracked by annual vintage, meaning each line represents all 36 month Standard Program Loans originated in that year.

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months, Grade: All

Mo #	Y2008	Y2009	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.3%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.2%
6	0.0%	0.9%	0.3%	0.2%	0.3%	0.2%	0.2%	0.2%	0.3%
7	0.1%	1.3%	0.6%	0.4%	0.5%	0.4%	0.4%	0.4%	0.5%
8	0.4%	1.6%	0.9%	0.6%	0.8%	0.6%	0.6%	0.7%	0.8%
9	1.1%	2.2%	1.1%	0.8%	1.1%	0.8%	0.9%	1.0%	1.0%
10	1.6%	2.7%	1.4%	1.1%	1.5%	1.1%	1.2%	1.3%
11	2.6%	3.1%	1.8%	1.3%	1.8%	1.4%	1.5%	1.7%
12	3.0%	3.5%	2.2%	1.6%	2.2%	1.7%	1.8%	2.1%
13	3.2%	3.9%	2.5%	1.8%	2.6%	2.0%	2.1%	2.5%
14	3.7%	4.4%	2.9%	2.1%	3.0%	2.3%	2.4%	2.9%
15	4.8%	4.7%	3.2%	2.3%	3.4%	2.6%	2.8%	3.3%
16	5.6%	5.2%	3.4%	2.5%	3.8%	2.9%	3.1%	3.7%
17	6.5%	5.4%	3.7%	2.7%	4.1%	3.1%	3.5%	4.0%
18	7.0%	5.8%	3.9%	3.0%	4.4%	3.4%	3.8%	4.3%
19	8.0%	6.1%	4.1%	3.3%	4.7%	3.7%	4.1%	4.5%
20	8.8%	6.3%	4.3%	3.4%	4.9%	3.9%	4.3%	4.7%
21	10.1%	6.6%	4.4%	3.6%	5.2%	4.2%	4.6%
22	10.8%	6.8%	4.6%	3.8%	5.4%	4.4%	4.8%
23	11.7%	7.1%	4.8%	3.9%	5.7%	4.6%	5.1%
24	12.1%	7.4%	4.9%	4.1%	5.9%	4.8%	5.3%
25	12.4%	7.6%	5.1%	4.2%	6.0%	4.9%	5.4%
26	12.8%	7.8%	5.2%	4.4%	6.2%	5.1%	5.6%
27	13.1%	8.0%	5.3%	4.5%	6.4%	5.3%	5.8%
28	13.4%	8.2%	5.4%	4.6%	6.5%	5.4%	6.0%
29	13.7%	8.3%	5.5%	4.7%	6.6%	5.5%	6.1%
30	13.8%	8.4%	5.6%	4.8%	6.7%	5.6%	6.2%
31	13.9%	8.5%	5.7%	4.9%	6.8%	5.7%	6.3%
32	14.0%	8.5%	5.7%	4.9%	6.9%	5.7%	6.3%
33	14.1%	8.6%	5.8%	5.0%	6.9%	5.8%
34	14.3%	8.7%	5.9%	5.0%	7.0%	5.8%
35	14.4%	8.7%	5.9%	5.0%	7.1%	5.9%
36	14.4%	8.7%	6.0%	5.1%	7.1%	5.9%

Net Cumulative Lifetime Charge-off Rates All Loans - Term: 36
Grade: A
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36
Months on Book
Y2008
Y2009
Y2010
Y2011
Y2012
Y2013
Y2014
Y2015
Y2016
Y2017

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36, Months Grade: A

Mo #	Y2008	Y2009	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.0%	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%
6	0.0%	0.0%	0.0%	0.0%	0.2%	0.0%	0.0%	0.0%	0.1%
7	0.0%	0.0%	0.0%	0.2%	0.4%	0.1%	0.1%	0.1%	0.1%
8	0.1%	0.1%	0.0%	0.3%	0.6%	0.1%	0.1%	0.1%	0.2%
9	0.1%	0.1%	0.1%	0.4%	0.7%	0.2%	0.2%	0.2%	0.2%
10	0.1%	0.2%	0.2%	0.5%	0.8%	0.2%	0.3%	0.3%
11	0.1%	0.4%	0.2%	0.6%	1.0%	0.3%	0.4%	0.4%
12	0.6%	0.7%	0.4%	0.8%	1.2%	0.5%	0.5%	0.5%
13	0.6%	0.8%	0.5%	0.9%	1.4%	0.5%	0.5%	0.6%
14	0.6%	1.5%	0.6%	1.2%	1.6%	0.6%	0.6%	0.7%
15	0.7%	1.6%	0.6%	1.3%	1.8%	0.7%	0.8%	0.8%
16	1.1%	1.8%	0.8%	1.4%	2.0%	0.8%	0.9%	0.9%
17	1.1%	1.8%	0.9%	1.5%	2.1%	0.9%	1.0%	1.0%
18	1.1%	2.0%	0.9%	1.7%	2.3%	1.0%	1.1%	1.1%
19	1.7%	2.3%	1.0%	1.9%	2.4%	1.1%	1.2%	1.2%
20	1.9%	2.3%	1.2%	2.0%	2.5%	1.1%	1.3%	1.2%
21	1.9%	2.5%	1.3%	2.2%	2.6%	1.2%	1.4%
22	1.9%	2.5%	1.3%	2.3%	2.7%	1.3%	1.5%
23	2.0%	2.6%	1.4%	2.3%	2.8%	1.4%	1.6%
24	2.3%	2.7%	1.4%	2.3%	2.9%	1.5%	1.6%
25	2.3%	2.8%	1.4%	2.4%	3.0%	1.5%	1.7%
26	2.3%	3.0%	1.5%	2.4%	3.0%	1.6%	1.8%
27	2.5%	3.1%	1.5%	2.5%	3.1%	1.7%	1.9%
28	2.5%	3.3%	1.6%	2.6%	3.2%	1.7%	2.0%
29	2.7%	3.3%	1.6%	2.7%	3.3%	1.8%	2.0%
30	3.2%	3.4%	1.6%	2.7%	3.3%	1.8%	2.1%
31	3.2%	3.4%	1.7%	2.8%	3.3%	1.9%	2.1%
32	3.2%	3.5%	1.7%	2.8%	3.4%	1.9%	2.1%
33	3.3%	3.5%	1.7%	2.8%	3.4%	1.9%
34	3.3%	3.6%	1.8%	2.8%	3.5%	1.9%
35	3.3%	3.6%	1.8%	2.8%	3.5%	2.0%
36	3.3%	3.6%	1.8%	2.9%	3.5%	2.0%

Net Cumulative Lifetime Charge-off Rates All Loans - Term: 36
Grade: B
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
Months on Book
Y2008
Y2009
Y2010
Y2011
Y2012
Y2013
Y2014
Y2015
Y2016
Y2017

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months Grade: B

Mo #	Y2008	Y2009	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.2%	0.1%	0.0%	0.1%	0.0%	0.0%	0.0%	0.1%
6	0.0%	0.8%	0.2%	0.2%	0.2%	0.1%	0.1%	0.1%	0.2%
7	0.0%	1.2%	0.5%	0.4%	0.4%	0.2%	0.2%	0.2%	0.3%
8	0.3%	1.3%	0.7%	0.6%	0.6%	0.3%	0.4%	0.4%	0.4%
9	0.5%	1.6%	0.9%	0.8%	0.9%	0.5%	0.6%	0.6%	0.5%
10	0.6%	2.4%	1.1%	1.0%	1.2%	0.7%	0.7%	0.8%
11	1.2%	2.8%	1.3%	1.2%	1.5%	0.9%	0.9%	1.0%
12	1.6%	3.0%	1.8%	1.4%	1.9%	1.1%	1.2%	1.3%
13	1.6%	3.3%	2.0%	1.5%	2.1%	1.4%	1.4%	1.5%
14	2.1%	3.8%	2.6%	1.7%	2.5%	1.6%	1.6%	1.8%
15	2.7%	4.2%	2.7%	1.9%	2.8%	1.8%	1.8%	2.1%
16	2.9%	4.5%	2.9%	2.2%	3.2%	2.0%	2.0%	2.4%
17	3.9%	4.7%	3.0%	2.4%	3.5%	2.2%	2.3%	2.6%
18	4.1%	5.4%	3.1%	2.6%	3.8%	2.5%	2.5%	2.8%
19	4.9%	5.4%	3.1%	2.9%	4.0%	2.7%	2.7%	3.0%
20	6.3%	5.6%	3.4%	3.1%	4.3%	2.8%	3.0%	3.1%
21	7.3%	5.7%	3.5%	3.2%	4.5%	3.0%	3.2%
22	7.7%	5.9%	3.7%	3.4%	4.8%	3.2%	3.4%
23	8.1%	6.2%	3.8%	3.5%	5.0%	3.4%	3.6%
24	8.5%	6.5%	3.9%	3.7%	5.1%	3.6%	3.8%
25	8.9%	6.7%	4.0%	3.8%	5.3%	3.7%	3.9%
26	9.2%	6.9%	4.1%	3.9%	5.5%	3.9%	4.1%
27	9.4%	7.0%	4.1%	4.0%	5.6%	4.0%	4.2%
28	9.5%	7.1%	4.2%	4.2%	5.7%	4.1%	4.4%
29	9.8%	7.1%	4.3%	4.3%	5.8%	4.2%	4.5%
30	9.9%	7.3%	4.3%	4.4%	5.9%	4.3%	4.5%
31	10.0%	7.3%	4.4%	4.5%	6.0%	4.3%	4.6%
32	10.0%	7.4%	4.5%	4.5%	6.1%	4.4%	4.6%
33	10.0%	7.4%	4.6%	4.6%	6.1%	4.4%
34	10.1%	7.5%	4.6%	4.6%	6.2%	4.5%
35	10.2%	7.5%	4.7%	4.7%	6.2%	4.5%
36	10.3%	7.5%	4.8%	4.7%	6.3%	4.6%

Net Cumulative Lifetime Charge-off Rates All Loans - Term: 36
Grade: C
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
Months on Book
Y2008
Y2009
Y2010
Y2011
Y2012
Y2013
Y2014
Y2015
Y2016
Y2017

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months Grade: C

Mo #	Y2008	Y2009	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.2%	0.3%	0.4%	0.1%	0.1%	0.1%	0.1%	0.2%
6	0.2%	1.2%	0.4%	0.8%	0.3%	0.2%	0.3%	0.3%	0.4%
7	0.2%	1.9%	0.6%	0.9%	0.5%	0.4%	0.4%	0.5%	0.6%
8	0.2%	2.2%	0.9%	1.4%	0.9%	0.7%	0.7%	0.9%	0.9%
9	0.9%	3.1%	1.1%	1.7%	1.4%	1.0%	1.0%	1.2%	1.2%
10	1.6%	3.5%	1.4%	1.8%	1.8%	1.3%	1.4%	1.7%
11	1.9%	3.8%	2.0%	2.4%	2.2%	1.7%	1.8%	2.2%
12	2.2%	4.3%	2.4%	3.1%	2.7%	2.0%	2.2%	2.7%
13	2.4%	4.8%	2.7%	3.5%	3.2%	2.5%	2.6%	3.3%
14	3.5%	5.0%	3.3%	3.8%	3.7%	2.9%	3.1%	3.9%
15	4.1%	5.3%	3.6%	4.2%	4.2%	3.2%	3.5%	4.5%
16	4.8%	5.8%	3.9%	4.5%	4.6%	3.6%	4.0%	5.0%
17	6.1%	6.1%	4.4%	5.0%	5.0%	4.0%	4.4%	5.5%
18	7.3%	6.3%	4.7%	5.2%	5.5%	4.4%	4.8%	5.8%
19	8.0%	6.4%	5.0%	5.4%	5.8%	4.7%	5.2%	6.1%
20	8.4%	6.5%	5.1%	5.7%	6.2%	5.0%	5.5%	6.4%
21	9.8%	7.0%	5.3%	5.9%	6.4%	5.3%	5.9%
22	10.7%	7.3%	5.5%	6.3%	6.7%	5.6%	6.2%
23	11.6%	7.6%	5.7%	6.5%	7.0%	5.9%	6.5%
24	11.9%	7.8%	5.8%	6.7%	7.2%	6.1%	6.8%
25	12.1%	8.1%	6.0%	7.0%	7.4%	6.3%	7.0%
26	12.6%	8.2%	6.4%	7.1%	7.7%	6.6%	7.3%
27	12.7%	8.4%	6.5%	7.3%	7.9%	6.7%	7.5%
28	12.8%	8.6%	6.6%	7.4%	8.0%	6.9%	7.7%
29	13.3%	8.7%	6.8%	7.4%	8.2%	7.0%	7.9%
30	13.3%	8.9%	6.9%	7.5%	8.3%	7.1%	8.0%
31	13.6%	8.9%	7.0%	7.7%	8.4%	7.2%	8.1%
32	13.6%	9.1%	7.1%	7.8%	8.5%	7.3%	8.1%
33	13.8%	9.1%	7.2%	7.8%	8.6%	7.4%
34	13.9%	9.3%	7.2%	7.9%	8.7%	7.5%
35	13.9%	9.3%	7.2%	7.9%	8.8%	7.5%
36	13.9%	9.4%	7.2%	7.9%	8.8%	7.6%

Net Cumulative Lifetime Charge-off Rates All Loans - Term: 36
Grade: D
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
Months on Book
Y2008
Y2009
Y2010
Y2011
Y2012
Y2013
Y2014
Y2015
Y2016
Y2017

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months Grade: D

Mo #	Y2008	Y2009	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.5%	0.1%	0.2%	0.2%	0.2%	0.2%	0.2%	0.3%
6	0.0%	1.0%	0.5%	0.4%	0.4%	0.6%	0.5%	0.6%	0.7%
7	0.3%	1.3%	1.4%	0.8%	0.8%	1.0%	0.9%	1.2%	1.1%
8	0.6%	1.6%	2.1%	1.0%	1.2%	1.6%	1.4%	1.8%	1.7%
9	2.4%	2.7%	2.5%	1.4%	1.9%	2.0%	1.9%	2.5%	2.2%
10	2.7%	3.5%	3.1%	1.6%	2.4%	2.5%	2.6%	3.3%
11	4.2%	4.1%	3.5%	2.0%	3.0%	3.2%	3.2%	4.1%
12	4.4%	4.4%	4.2%	2.5%	3.7%	3.8%	3.8%	5.0%
13	5.2%	5.0%	4.4%	3.0%	4.2%	4.3%	4.4%	6.1%
14	5.2%	5.4%	5.0%	3.3%	4.8%	5.0%	5.1%	6.8%
15	7.7%	5.7%	5.2%	3.5%	5.4%	5.6%	5.7%	7.7%
16	8.3%	6.4%	5.6%	3.7%	6.0%	6.2%	6.4%	8.5%
17	9.3%	6.5%	6.1%	4.0%	6.4%	6.8%	7.0%	9.1%
18	9.4%	7.0%	6.3%	4.7%	6.9%	7.4%	7.6%	9.6%
19	10.6%	7.2%	6.5%	5.3%	7.4%	7.9%	8.1%	10.1%
20	11.6%	7.6%	6.9%	5.6%	7.8%	8.2%	8.5%	10.5%
21	12.9%	8.3%	7.4%	5.7%	8.3%	8.7%	8.9%
22	14.3%	8.7%	7.5%	6.1%	8.7%	9.0%	9.3%
23	16.0%	9.1%	7.9%	6.4%	9.1%	9.3%	9.7%
24	16.5%	9.4%	8.0%	6.6%	9.4%	9.7%	10.1%
25	16.9%	9.7%	8.2%	6.9%	9.7%	10.0%	10.4%
26	17.1%	9.9%	8.3%	7.5%	9.9%	10.3%	10.8%
27	17.8%	10.0%	8.5%	7.6%	10.2%	10.6%	11.1%
28	18.9%	10.1%	8.6%	7.9%	10.4%	10.8%	11.4%
29	19.0%	10.2%	8.8%	8.0%	10.5%	11.0%	11.6%
30	19.0%	10.3%	8.9%	8.0%	10.6%	11.1%	11.7%
31	19.2%	10.5%	9.0%	8.2%	10.7%	11.2%	11.8%
32	19.5%	10.5%	9.0%	8.2%	10.8%	11.3%	11.9%
33	19.6%	10.6%	9.1%	8.4%	10.9%	11.5%
34	19.7%	10.6%	9.3%	8.4%	11.0%	11.5%
35	19.8%	10.6%	9.4%	8.5%	11.1%	11.6%
36	19.8%	10.7%	9.5%	8.5%	11.2%	11.6%

Net Cumulative Lifetime Charge-off Rates All Loans - Term: 36
Grade: E
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
Months on Book
Y2008
Y2009
Y2010
Y2011
Y2012
Y2013
Y2014
Y2015
Y2016
Y2017

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months Grade: E

Mo #	Y2008	Y2009	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%
5	0.0%	0.7%	0.2%	0.1%	0.0%	0.5%	0.2%	0.3%	0.7%
6	0.0%	1.9%	0.4%	0.3%	0.5%	1.1%	0.7%	0.8%	1.3%
7	0.0%	2.2%	0.7%	0.8%	0.6%	1.4%	1.3%	1.6%	2.3%
8	0.1%	3.2%	1.0%	0.8%	1.4%	2.0%	2.0%	2.6%	3.4%
9	0.6%	3.8%	1.1%	1.3%	2.0%	2.8%	2.8%	3.7%	4.4%
10	1.1%	4.2%	1.2%	1.8%	2.4%	3.5%	3.9%	4.7%
11	3.6%	4.7%	1.8%	1.9%	3.3%	4.2%	4.6%	5.9%
12	4.5%	5.8%	2.2%	2.1%	4.0%	4.8%	5.4%	7.3%
13	4.7%	6.9%	3.4%	2.6%	5.2%	5.7%	6.5%	8.5%
14	4.7%	7.4%	4.1%	2.8%	5.9%	6.9%	7.5%	10.0%
15	5.5%	7.6%	5.7%	3.3%	6.7%	7.9%	8.7%	11.1%
16	7.2%	8.6%	6.0%	3.3%	6.9%	8.5%	9.5%	12.0%
17	7.8%	9.4%	6.4%	3.7%	7.2%	9.0%	10.2%	13.0%
18	8.0%	10.2%	7.3%	4.4%	8.0%	9.7%	10.8%	13.7%
19	8.8%	11.0%	8.0%	4.8%	8.2%	10.3%	11.4%	14.3%
20	9.5%	11.0%	8.3%	5.4%	8.8%	10.9%	11.9%	14.8%
21	10.5%	11.2%	8.5%	5.5%	8.9%	11.4%	12.6%
22	11.5%	11.5%	8.5%	5.9%	9.4%	11.8%	13.2%
23	12.0%	11.9%	8.5%	5.9%	9.9%	12.1%	13.5%
24	12.5%	11.9%	8.9%	6.1%	10.1%	12.3%	14.0%
25	12.7%	12.3%	9.2%	6.4%	10.6%	12.7%	14.3%
26	13.4%	12.7%	9.6%	7.2%	10.7%	13.0%	14.6%
27	13.4%	13.1%	9.6%	7.2%	11.0%	13.2%	14.9%
28	13.7%	13.2%	9.7%	7.3%	11.2%	13.5%	15.2%
29	14.1%	13.5%	9.8%	7.7%	11.4%	13.7%	15.5%
30	14.3%	13.7%	9.9%	7.8%	11.5%	13.9%	15.6%
31	14.3%	13.7%	10.1%	7.8%	11.6%	14.1%	15.8%
32	14.7%	13.7%	10.3%	7.8%	11.8%	14.2%	15.9%
33	14.9%	13.9%	10.3%	8.1%	12.0%	14.3%
34	15.2%	13.9%	10.3%	8.2%	12.1%	14.4%
35	15.2%	13.9%	10.8%	8.2%	12.1%	14.5%
36	19.8%	10.7%	9.5%	8.5%	11.2%	11.6%

Net Cumulative Lifetime Charge-off Rates All Loans - Term: 36
Grade: F+G
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
31
33
35
Months on Book
Y2008
Y2009
Y2010
Y2011
Y2012
Y2013
Y2014
Y2015
Y2016
Y2017

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months Grade: F+G

Mo #	Y2008	Y2009	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%	0.0%
5	0.0%	0.0%	0.0%	0.0%	0.2%	1.1%	0.4%	0.9%	0.9%
6	0.0%	1.2%	0.4%	1.1%	0.2%	2.7%	1.1%	1.9%	2.5%
7	0.0%	2.7%	3.6%	1.1%	0.5%	3.8%	2.1%	4.0%	4.1%
8	1.6%	3.5%	5.1%	1.1%	1.7%	5.1%	3.7%	5.7%	5.7%
9	2.6%	3.8%	5.8%	1.1%	3.5%	6.2%	4.9%	7.6%	6.8%
10	4.6%	5.1%	6.2%	6.8%	3.5%	7.0%	6.1%	9.4%
11	6.0%	5.7%	9.2%	6.8%	4.0%	7.5%	7.1%	11.3%
12	6.0%	6.4%	11.1%	6.8%	6.7%	9.0%	8.0%	13.7%
13	6.0%	6.8%	11.1%	6.8%	7.8%	9.6%	9.1%	15.2%
14	7.4%	7.6%	11.1%	10.1%	8.8%	10.7%	10.0%	16.4%
15	9.5%	9.5%	12.8%	10.1%	9.5%	11.1%	11.2%	17.5%
16	11.2%	9.8%	14.0%	10.1%	9.5%	11.3%	12.4%	19.0%
17	11.8%	9.8%	14.0%	10.1%	9.5%	12.1%	13.0%	20.1%
18	12.8%	10.3%	14.0%	10.6%	9.5%	14.1%	14.1%	21.1%
19	15.5%	11.8%	14.8%	10.8%	9.5%	14.3%	14.7%	21.4%
20	16.0%	12.4%	14.8%	10.8%	9.5%	14.9%	15.5%	22.3%
21	19.2%	13.4%	14.8%	10.8%	10.4%	16.1%	16.2%
22	19.3%	13.4%	16.6%	13.8%	10.4%	16.5%	16.7%
23	21.6%	13.8%	16.8%	13.8%	10.9%	16.7%	17.2%
24	21.6%	14.5%	17.3%	14.9%	11.1%	17.1%	17.5%
25	22.7%	15.9%	18.4%	14.9%	11.1%	17.3%	17.8%
26	23.3%	16.4%	18.7%	16.0%	11.6%	17.3%	18.4%
27	23.8%	17.6%	19.2%	16.0%	11.6%	17.4%	18.7%
28	23.8%	17.8%	19.3%	16.6%	11.6%	17.7%	18.9%
29	23.9%	17.8%	19.3%	16.6%	11.6%	17.8%	19.0%
30	23.9%	18.1%	19.3%	17.2%	11.8%	17.9%	19.3%
31	24.0%	18.1%	19.3%	17.2%	11.8%	18.0%	19.5%
32	24.1%	18.2%	19.6%	17.2%	11.8%	18.0%	19.5%
33	24.1%	18.8%	19.8%	17.2%	11.8%	18.2%
34	24.5%	18.8%	19.9%	17.2%	11.8%	18.2%
35	25.0%	18.8%	20.1%	17.3%	12.0%	18.3%
36	25.1%	18.8%	20.1%	17.3%	12.0%	18.3%

Cumulative Charge-off Rate — 60 Month Standard Program Loans

The graph and corresponding tables below show the cumulative net lifetime charge-offs for Standard Program Loans with original terms of 60 months by grade and by annual vintage booked from May 1, 2010 through March 31, 2017, as a percentage of the aggregate principal amount of originations. This information excludes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. The charge-offs are tracked by annual vintage, meaning each line represents all 60 month Standard Program Loans originated in that year.

Net Cumulative Lifetime Charge-off Rates All Loans - Term: 60
Grade: (All)
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59
Months on Book
Y2010
Y2011
Y2012
Y2013
Y2014
Y2015
Y2016
Y2017

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: All

Mo #	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.2%	0.1%	0.1%	0.1%	0.1%	0.1%
6	0.2%	0.5%	0.3%	0.3%	0.3%	0.3%	0.3%
7	0.4%	0.9%	0.8%	0.5%	0.5%	0.6%	0.6%
8	0.9%	1.3%	1.3%	0.8%	0.9%	1.1%	1.0%
9	1.2%	2.0%	1.9%	1.3%	1.3%	1.6%	1.3%
10	1.6%	2.6%	2.4%	1.8%	1.7%	2.2%
11	2.1%	3.3%	3.1%	2.2%	2.3%	2.8%
12	2.7%	3.7%	3.5%	2.7%	2.8%	3.4%
13	3.2%	4.4%	4.3%	3.3%	3.3%	4.1%
14	3.9%	4.9%	4.9%	3.9%	3.9%	4.8%
15	4.5%	5.5%	5.7%	4.5%	4.5%	5.5%
16	5.1%	6.0%	6.4%	5.1%	5.0%	6.2%
17	5.5%	6.6%	7.0%	5.6%	5.7%	6.8%
18	5.8%	7.2%	7.6%	6.1%	6.2%	7.3%
19	6.3%	7.7%	8.3%	6.6%	6.7%	7.7%
20	6.5%	8.3%	9.0%	7.1%	7.3%	8.1%
21	7.0%	8.7%	9.5%	7.6%	7.8%
22	7.3%	9.1%	10.0%	8.0%	8.3%
23	7.6%	9.5%	10.4%	8.5%	8.8%
24	7.9%	10.0%	10.9%	8.9%	9.3%
25	8.3%	10.4%	11.4%	9.4%	9.8%
26	8.8%	10.9%	11.8%	9.7%	10.2%
27	9.2%	11.2%	12.3%	10.2%	10.7%
28	9.6%	11.6%	12.8%	10.6%	11.1%
29	9.9%	11.9%	13.2%	10.9%	11.5%
30	10.2%	12.2%	13.6%	11.3%	11.8%
31	10.4%	12.4%	14.0%	11.5%	12.0%
32	10.7%	12.6%	14.3%	11.8%	12.2%
33	10.9%	12.8%	14.6%	12.1%
34	11.0%	13.0%	14.9%	12.4%
35	11.2%	13.1%	15.1%	12.7%
36	11.4%	13.2%	15.3%	12.9%
37	11.6%	13.4%	15.5%	13.1%
38	11.8%	13.5%	15.8%	13.3%
39	11.9%	13.7%	16.0%	13.5%
40	12.2%	13.9%	16.2%	13.7%
41	12.3%	14.1%	16.3%	13.9%
42	12.5%	14.3%	16.4%	14.0%
43	12.6%	14.4%	16.6%	14.1%
44	12.7%	14.5%	16.7%	14.2%
45	12.8%	14.6%	16.8%
46	12.9%	14.6%	16.9%
47	12.9%	14.7%	17.0%
48	13.0%	14.8%	17.1%
49	13.1%	14.9%	17.2%
50	13.1%	14.9%	17.3%
51	13.2%	15.0%	17.4%

52	13.2%	15.0%	17.4%
53	13.2%	15.1%	17.5%
54	13.2%	15.1%	17.5%
55	13.3%	15.2%	17.5%
56	13.3%	15.2%
57	13.4%	15.2%
58	13.4%	15.2%
59	13.4%	15.2%
60	13.4%	15.2%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: A

Mo #	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%
6	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%
7	0.0%	0.0%	1.1%	0.0%	0.2%	0.1%	0.2%
8	0.3%	0.0%	1.1%	0.1%	0.2%	0.2%	0.2%
9	0.3%	0.0%	1.1%	0.1%	0.2%	0.2%	0.3%
10	0.3%	0.0%	1.1%	0.3%	0.2%	0.3%
11	0.5%	0.0%	1.1%	0.5%	0.2%	0.4%
12	0.8%	0.0%	1.1%	0.8%	0.2%	0.5%
13	1.2%	0.6%	1.1%	0.8%	0.4%	0.5%
14	1.2%	0.6%	1.1%	1.2%	0.4%	0.6%
15	1.4%	0.6%	1.4%	1.4%	0.5%	0.7%
16	1.4%	0.6%	1.4%	1.5%	0.8%	0.8%
17	1.6%	0.6%	1.4%	1.5%	0.9%	0.9%
18	1.8%	0.6%	1.4%	1.5%	1.0%	1.0%
19	1.8%	0.6%	1.4%	1.7%	1.0%	1.1%
20	1.8%	1.2%	2.0%	1.8%	1.2%	1.1%
21	1.8%	1.7%	2.0%	1.9%	1.3%
22	1.8%	1.7%	2.0%	2.0%	1.3%
23	2.0%	2.2%	2.0%	2.1%	1.3%
24	2.0%	2.2%	2.0%	2.3%	1.3%
25	2.0%	2.2%	2.4%	2.6%	1.7%
26	2.0%	2.7%	2.4%	2.8%	1.7%
27	2.0%	2.9%	2.4%	3.1%	1.8%
28	2.0%	2.9%	3.2%	3.2%	1.8%
29	2.3%	2.9%	3.2%	3.4%	1.9%
30	2.3%	3.2%	3.2%	3.5%	1.9%
31	2.3%	3.7%	3.2%	3.6%	1.9%
32	2.4%	3.7%	3.2%	3.6%	1.9%
33	2.4%	3.7%	3.2%	3.7%
34	2.4%	3.7%	3.2%	3.7%
35	2.4%	3.7%	3.7%	3.7%
36	2.6%	4.5%	3.7%	3.8%
37	2.6%	4.5%	3.7%	3.9%
38	2.6%	4.5%	3.7%	4.0%
39	2.7%	4.8%	3.7%	4.2%
40	2.8%	4.8%	3.7%	4.3%
41	2.8%	4.8%	3.7%	4.4%
42	2.8%	4.8%	3.7%	4.4%
43	3.3%	4.8%	3.7%	4.4%
44	3.3%	5.1%	3.7%	4.5%
45	3.4%	5.1%	3.7%
46	3.4%	5.1%	3.7%
47	3.4%	5.1%	3.9%
48	3.4%	5.2%	3.9%
49	3.5%	5.2%	3.9%
50	3.5%	5.2%	3.9%
51	3.5%	5.4%	3.9%

52	3.5%	5.4%	3.9%
53	3.5%	5.4%	4.1%
54	3.5%	5.4%	4.1%
55	3.7%	5.4%	4.1%
56	3.7%	5.4%
57	3.7%	5.4%
58	3.7%	5.4%
59	3.7%	5.4%
60	3.7%	5.4%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: B

Mo #	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%
6	0.0%	0.2%	0.2%	0.1%	0.0%	0.1%	0.1%
7	0.1%	0.4%	0.4%	0.2%	0.1%	0.2%	0.2%
8	0.5%	0.6%	0.6%	0.4%	0.2%	0.3%	0.2%
9	1.0%	1.0%	1.0%	0.7%	0.3%	0.4%	0.3%
10	1.3%	1.4%	1.3%	0.8%	0.5%	0.6%
11	1.7%	1.7%	1.8%	1.0%	0.6%	0.7%
12	2.4%	1.9%	2.1%	1.3%	0.8%	0.9%
13	2.6%	2.2%	2.3%	1.5%	0.9%	1.2%
14	3.1%	2.4%	2.7%	1.6%	1.1%	1.4%
15	3.3%	2.7%	3.1%	1.9%	1.4%	1.7%
16	3.6%	3.0%	3.3%	2.1%	1.6%	2.0%
17	4.1%	3.4%	3.7%	2.4%	1.8%	2.2%
18	4.5%	3.6%	3.9%	2.7%	2.0%	2.4%
19	5.2%	3.7%	4.2%	3.0%	2.2%	2.6%
20	5.3%	4.0%	4.5%	3.2%	2.4%	2.7%
21	5.6%	4.1%	4.7%	3.3%	2.6%
22	6.1%	4.5%	5.0%	3.7%	2.8%
23	6.2%	5.0%	5.3%	3.9%	3.1%
24	6.4%	5.3%	5.5%	4.2%	3.4%
25	6.7%	5.5%	5.7%	4.3%	3.6%
26	7.2%	6.0%	5.8%	4.5%	3.9%
27	7.4%	6.2%	6.0%	4.7%	4.0%
28	7.4%	6.4%	6.3%	4.8%	4.3%
29	7.6%	6.6%	6.6%	5.0%	4.4%
30	8.0%	6.9%	6.9%	5.1%	4.5%
31	8.4%	7.1%	7.0%	5.4%	4.6%
32	8.5%	7.3%	7.4%	5.6%	4.7%
33	8.7%	7.4%	7.7%	5.8%
34	8.7%	7.6%	7.8%	5.9%
35	8.7%	7.7%	8.0%	6.1%
36	9.0%	7.8%	8.1%	6.3%
37	9.1%	7.9%	8.2%	6.4%
38	9.3%	7.9%	8.3%	6.5%
39	9.5%	8.0%	8.4%	6.7%
40	9.7%	8.2%	8.6%	6.7%
41	9.8%	8.3%	8.7%	6.8%
42	10.0%	8.4%	8.9%	7.0%
43	10.0%	8.5%	8.9%	7.0%
44	10.0%	8.6%	8.9%	7.1%
45	10.1%	8.7%	9.1%
46	10.2%	8.7%	9.2%
47	10.2%	8.7%	9.3%
48	10.3%	8.8%	9.3%
49	10.3%	8.8%	9.4%
50	10.3%	8.8%	9.5%
51	10.4%	8.9%	9.5%

52	10.5%	8.9%	9.5%
53	10.5%	9.0%	9.5%
54	10.5%	9.0%	9.5%
55	10.6%	9.0%	9.5%
56	10.6%	9.0%
57	10.6%	9.0%
58	10.6%	9.0%
59	10.6%	9.0%
60	10.6%	9.0%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: C

Mo #	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.3%	0.1%	0.0%	0.0%	0.1%	0.1%
6	0.0%	0.9%	0.3%	0.2%	0.1%	0.1%	0.2%
7	0.2%	1.3%	0.6%	0.3%	0.2%	0.3%	0.3%
8	0.8%	1.6%	1.0%	0.5%	0.4%	0.5%	0.5%
9	1.0%	2.3%	1.4%	0.7%	0.7%	0.8%	0.7%
10	1.3%	3.0%	1.9%	1.1%	0.9%	1.2%
11	2.2%	3.3%	2.5%	1.3%	1.2%	1.6%
12	2.6%	3.7%	2.8%	1.7%	1.5%	2.0%
13	3.1%	4.3%	3.2%	2.1%	1.8%	2.4%
14	3.7%	4.7%	3.5%	2.5%	2.2%	2.9%
15	4.3%	5.2%	4.2%	3.0%	2.6%	3.3%
16	4.9%	5.5%	4.7%	3.4%	3.0%	3.7%
17	5.1%	6.0%	5.1%	3.8%	3.4%	4.1%
18	5.4%	6.5%	5.7%	4.3%	3.8%	4.5%
19	5.8%	6.6%	6.3%	4.6%	4.2%	4.8%
20	5.9%	7.1%	6.8%	5.0%	4.6%	5.0%
21	6.2%	7.3%	7.2%	5.3%	4.9%
22	6.6%	7.7%	7.4%	5.7%	5.3%
23	6.7%	8.0%	7.9%	6.0%	5.7%
24	7.0%	8.6%	8.2%	6.4%	6.0%
25	7.6%	9.1%	8.4%	6.8%	6.4%
26	8.1%	9.3%	8.9%	7.1%	6.7%
27	8.5%	9.7%	9.1%	7.5%	7.1%
28	8.8%	10.1%	9.5%	7.8%	7.4%
29	9.1%	10.5%	9.7%	8.1%	7.7%
30	9.2%	10.8%	10.1%	8.5%	7.9%
31	9.3%	11.0%	10.2%	8.7%	8.1%
32	9.4%	11.1%	10.6%	9.0%	8.3%
33	9.5%	11.2%	10.8%	9.3%
34	9.6%	11.3%	11.0%	9.5%
35	10.0%	11.5%	11.2%	9.8%
36	10.2%	11.6%	11.3%	10.0%
37	10.5%	11.8%	11.5%	10.2%
38	10.7%	11.9%	11.7%	10.4%
39	10.8%	12.0%	11.9%	10.6%
40	10.8%	12.1%	12.0%	10.8%
41	10.9%	12.3%	12.1%	11.0%
42	11.0%	12.4%	12.2%	11.1%
43	11.2%	12.5%	12.4%	11.2%
44	11.2%	12.5%	12.5%	11.2%
45	11.2%	12.6%	12.6%
46	11.3%	12.7%	12.7%
47	11.3%	12.9%	12.8%
48	11.3%	12.9%	12.8%
49	11.5%	13.0%	12.9%
50	11.5%	13.1%	13.0%
51	11.5%	13.1%	13.1%

52	11.5%	13.2%	13.1%
53	11.5%	13.2%	13.1%
54	11.5%	13.3%	13.1%
55	11.5%	13.3%	13.2%
56	11.6%	13.3%
57	11.6%	13.3%
58	11.6%	13.4%
59	11.6%	13.4%
60	11.6%	13.4%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: D

Mo #	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.1%	0.1%	0.0%	0.1%	0.1%	0.1%
6	0.3%	0.4%	0.4%	0.3%	0.3%	0.3%	0.3%
7	0.8%	0.9%	0.8%	0.5%	0.5%	0.7%	0.6%
8	1.4%	1.5%	1.5%	0.9%	0.8%	1.1%	1.0%
9	1.8%	2.1%	2.2%	1.3%	1.2%	1.6%	1.3%
10	2.4%	3.0%	2.9%	1.8%	1.7%	2.3%
11	2.9%	4.0%	3.6%	2.3%	2.2%	3.1%
12	3.5%	4.4%	4.1%	2.8%	2.7%	3.7%
13	4.3%	5.1%	5.1%	3.4%	3.2%	4.5%
14	4.9%	5.6%	5.8%	4.1%	3.7%	5.3%
15	5.4%	6.2%	6.5%	4.7%	4.3%	6.1%
16	6.4%	7.0%	7.4%	5.3%	4.9%	6.8%
17	6.9%	7.8%	8.3%	6.0%	5.6%	7.5%
18	7.0%	8.4%	8.9%	6.5%	6.1%	8.1%
19	7.3%	9.3%	9.7%	7.1%	6.7%	8.6%
20	7.6%	9.8%	10.6%	7.5%	7.2%	9.0%
21	8.1%	10.3%	10.8%	8.0%	7.8%
22	8.2%	10.6%	11.5%	8.5%	8.3%
23	8.4%	11.2%	11.8%	9.1%	8.9%
24	9.1%	11.6%	12.1%	9.5%	9.4%
25	9.1%	12.1%	12.7%	10.2%	9.9%
26	9.6%	12.6%	13.3%	10.6%	10.4%
27	9.9%	12.8%	13.6%	11.0%	10.9%
28	10.6%	13.2%	14.1%	11.5%	11.4%
29	10.8%	13.6%	14.5%	11.9%	11.7%
30	11.0%	14.1%	15.0%	12.1%	12.1%
31	11.3%	14.3%	15.5%	12.4%	12.3%
32	11.6%	14.6%	15.8%	12.7%	12.6%
33	11.8%	14.9%	16.0%	13.0%
34	12.0%	15.1%	16.3%	13.2%
35	12.0%	15.2%	16.5%	13.4%
36	12.1%	15.5%	16.7%	13.7%
37	12.3%	15.8%	16.8%	13.9%
38	12.4%	15.9%	17.0%	14.1%
39	12.4%	16.0%	17.1%	14.3%
40	12.6%	16.4%	17.3%	14.6%
41	12.6%	16.5%	17.5%	14.7%
42	12.9%	16.6%	17.6%	14.8%
43	13.1%	16.7%	17.7%	14.8%
44	13.2%	16.8%	17.8%	14.9%
45	13.5%	16.9%	18.0%
46	13.5%	17.0%	18.1%
47	13.6%	17.0%	18.1%
48	13.6%	17.1%	18.2%
49	13.8%	17.3%	18.3%
50	13.9%	17.3%	18.3%
51	13.9%	17.4%	18.4%

52	14.0%	17.4%	18.5%
53	14.0%	17.5%	18.5%
54	14.1%	17.6%	18.5%
55	14.1%	17.6%	18.6%
56	14.1%	17.7%
57	14.2%	17.7%
58	14.2%	17.8%
59	14.2%	17.8%
60	14.2%	17.8%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: E

Mo #	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.5%	0.1%	0.1%	0.2%	0.2%	0.2%
6	0.0%	0.7%	0.3%	0.4%	0.4%	0.5%	0.6%
7	0.7%	1.3%	0.6%	0.6%	0.9%	1.0%	1.2%
8	1.3%	1.7%	1.3%	1.0%	1.4%	1.7%	1.8%
9	1.4%	2.5%	1.9%	1.6%	2.1%	2.5%	2.5%
10	1.4%	3.0%	2.4%	2.3%	2.8%	3.5%
11	2.0%	3.7%	2.9%	2.9%	3.6%	4.4%
12	2.9%	4.2%	3.6%	3.6%	4.4%	5.5%
13	3.6%	5.1%	4.4%	4.4%	5.2%	6.6%
14	4.9%	5.4%	5.2%	5.2%	6.3%	7.8%
15	5.6%	6.3%	6.2%	5.9%	7.2%	9.1%
16	6.8%	7.0%	7.0%	6.9%	8.0%	10.0%
17	7.2%	7.7%	7.7%	7.5%	8.8%	10.9%
18	7.6%	8.5%	8.4%	8.2%	9.6%	11.7%
19	8.1%	9.1%	9.3%	8.9%	10.4%	12.3%
20	8.4%	10.0%	10.2%	9.6%	11.2%	12.8%
21	9.1%	10.3%	10.8%	10.3%	11.9%
22	9.1%	10.8%	11.6%	10.8%	12.7%
23	9.7%	11.5%	12.0%	11.3%	13.4%
24	10.4%	11.9%	12.7%	11.8%	14.0%
25	10.9%	12.4%	13.5%	12.3%	14.7%
26	11.5%	12.9%	14.0%	12.9%	15.3%
27	12.2%	13.2%	14.7%	13.4%	15.9%
28	12.9%	13.7%	15.5%	14.0%	16.6%
29	13.2%	14.0%	15.9%	14.4%	17.1%
30	13.4%	14.2%	16.4%	14.7%	17.6%
31	13.6%	14.6%	16.9%	15.0%	17.9%
32	13.8%	14.7%	17.3%	15.4%	18.2%
33	14.1%	14.9%	17.8%	15.7%
34	14.3%	15.1%	18.1%	16.0%
35	14.8%	15.3%	18.4%	16.4%
36	14.9%	15.4%	18.7%	16.7%
37	14.9%	15.6%	19.0%	17.0%
38	15.4%	15.8%	19.3%	17.2%
39	15.4%	16.0%	19.6%	17.5%
40	15.9%	16.2%	19.8%	17.7%
41	16.1%	16.6%	19.9%	17.8%
42	16.5%	16.9%	20.0%	18.0%
43	16.6%	16.9%	20.2%	18.2%
44	16.7%	17.1%	20.3%	18.3%
45	16.7%	17.2%	20.4%
46	16.8%	17.3%	20.6%
47	17.0%	17.4%	20.7%
48	17.0%	17.4%	20.8%
49	17.0%	17.4%	20.9%
50	17.2%	17.5%	21.0%
51	17.2%	17.6%	21.1%

52	17.2%	17.6%	21.1%
53	17.2%	17.7%	21.2%
54	17.2%	17.7%	21.2%
55	17.4%	17.8%	21.2%
56	17.4%	17.9%
57	17.4%	17.9%
58	17.4%	17.9%
59	17.4%	17.9%
60	17.4%	17.9%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: F+G

Mo #	Y2010	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%
5	0.1%	0.2%	0.3%	0.2%	0.3%	0.3%	0.4%
6	0.7%	0.2%	0.6%	0.5%	0.8%	1.1%	1.2%
7	0.7%	0.7%	1.3%	1.2%	1.6%	2.1%	2.2%
8	0.7%	1.4%	1.9%	1.8%	2.6%	3.7%	3.6%
9	1.5%	2.3%	2.6%	2.7%	3.5%	5.2%	4.8%
10	2.2%	3.2%	3.6%	3.8%	4.6%	6.7%
11	2.2%	4.5%	4.5%	4.6%	6.2%	8.2%
12	2.8%	5.3%	5.1%	5.6%	7.4%	9.7%
13	3.2%	6.7%	6.3%	6.6%	8.6%	11.4%
14	4.8%	7.7%	7.3%	7.6%	9.8%	13.1%
15	5.7%	8.5%	8.5%	8.6%	10.9%	14.7%
16	6.1%	9.2%	9.4%	9.5%	11.9%	16.2%
17	6.1%	10.2%	10.1%	10.4%	13.3%	17.6%
18	6.8%	11.4%	10.7%	11.1%	14.2%	18.6%
19	7.3%	12.3%	11.5%	11.8%	15.2%	19.5%
20	8.2%	13.1%	12.2%	12.7%	16.2%	20.4%
21	8.9%	14.2%	13.2%	13.4%	17.3%
22	9.2%	14.7%	13.8%	14.2%	18.1%
23	9.9%	15.0%	14.4%	14.8%	18.8%
24	10.0%	15.8%	15.0%	15.3%	19.9%
25	10.7%	16.0%	15.7%	15.9%	20.5%
26	11.1%	16.8%	16.3%	16.5%	21.2%
27	12.0%	17.5%	16.8%	17.1%	21.8%
28	13.1%	17.8%	17.6%	17.6%	22.3%
29	13.6%	18.1%	18.1%	18.0%	22.7%
30	14.0%	18.4%	18.5%	18.7%	23.0%
31	14.3%	18.6%	19.0%	19.1%	23.3%
32	15.0%	18.7%	19.3%	19.5%	23.7%
33	15.6%	18.9%	19.5%	19.8%
34	16.0%	19.2%	19.9%	20.3%
35	16.1%	19.3%	20.2%	20.6%
36	16.4%	19.3%	20.5%	20.9%
37	16.8%	19.5%	20.8%	21.1%
38	17.2%	19.7%	21.1%	21.4%
39	17.5%	19.9%	21.5%	21.8%
40	18.0%	20.1%	21.7%	22.1%
41	18.0%	20.2%	21.9%	22.3%
42	18.2%	20.7%	22.1%	22.4%
43	18.3%	20.9%	22.3%	22.5%
44	18.7%	21.0%	22.5%	22.6%
45	18.8%	21.2%	22.7%
46	18.9%	21.3%	22.7%
47	19.0%	21.5%	22.9%
48	19.1%	21.5%	23.0%
49	19.1%	21.6%	23.1%
50	19.2%	21.6%	23.3%
51	19.3%	21.6%	23.4%

52	19.3%	21.7%	23.5%
53	19.3%	21.7%	23.6%
54	19.3%	21.7%	23.6%
55	19.3%	21.7%	23.6%
56	19.4%	21.7%
57	19.5%	21.8%
58	19.5%	21.8%
59	19.5%	21.8%
60	19.5%	21.8%

LEGAL MATTERS

Certain legal matters relating to the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. An investment fund affiliated with Fenwick & West LLP owns shares of our common stock representing less than 0.00003% of our outstanding common stock as of May 1, 2017.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from LendingClub Corporation’s Annual Report on Form 10-K and the effectiveness of LendingClub Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by LendingClub Corporation. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	$ *
Accountants’ fees and expenses	$ **
Legal fees and expenses	$ **
Blue Sky fees and expenses	$ **
Miscellaneous	$ **
Total Expenses	$ **

*	Excluded because the SEC registration fee is being deferred pursuant to Rule 456.

**
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (Securities Act).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock repurchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•
the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding indemnification. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

The Registrant maintains a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:
1. paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
6. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 22nd day of May 2017.

LendingClub Corporation

By:	/s/ Scott Sanborn
Scott Sanborn
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Sanborn and Thomas Casey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Sanborn	Chief Executive Officer and Director	May 22, 2017
Scott Sanborn	(Principal Executive Officer)

/s/ Thomas Casey	Chief Financial Officer	May 22, 2017
Thomas Casey	(Principal Financial Officer)

/s/ Bradley Coleman	Corporate Controller	May 22, 2017
Bradley Coleman	(Principal Accounting Officer)

/s/ Daniel Ciporin	Director	May 22, 2017
Daniel Ciporin

/s/ Jeffrey Crowe	Director	May 22, 2017
Jeffrey Crowe

/s/ John J. Mack	Director	May 22, 2017
John J. Mack

/s/ Timothy Mayopoulos	Director	May 22, 2017
Timothy Mayopoulos

/s/ Mary Meeker	Director	May 22, 2017
Mary Meeker

/s/ John C. (Hans) Morris	Director	May 22, 2017
John C. (Hans) Morris

/s/ Lawrence Summers	Director	May 22, 2017
Lawrence Summers

/s/ Simon Williams	Director	May 22, 2017
Simon Williams

Exhibit Index

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation of LendingClub Corporation	8-K	000-54752	3.1	December 16, 2014
3.2	Restated Bylaws of LendingClub Corporation	8-K	333-151827	3.2	December 16, 2014
4.1	Form of Three-Year Member Payment Dependent Note (included as Exhibit A to Exhibit 4.6)	S-1, Amendment No. 1	333-198393	4.6	October 20, 2014
4.2	Form of Five-Year Member Payment Dependent Note (included as Exhibit B to Exhibit 4.6)	S-1, Amendment No. 1	333-198393	4.6	October 20, 2014
4.3	Form of Indenture by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Amendment No. 3	333-151827	4.2	October 9, 2008
4.4	First Supplemental Indenture, dated as of July 10, 2009, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Post- Effective Amendment No. 3	333-151827	4.3	July 23, 2009
4.5	Second Supplemental Indenture, dated as of May 5, 2010, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Post- Effective Amendment No. 5	333-151827	4.5	May 6, 2010
4.6	Third Supplemental Indenture, dated as of October 3, 2014, by and between LendingClub Corporation and Wells Fargo Bank, National Association.	S-1, Amendment No. 1	333-198393	4.6	October 20, 2014
4.7	Form of Investor Agreement	10-Q	011-36771	10.5	August 5, 2015
5.1	Opinion of Fenwick & West LLP					X
8.1	Tax Opinion of Fenwick & West LLP					X
23.1	Consent of Deloitte & Touche, LLP					X
23.2	Consent of Fenwick & West, LLP (incorporated by reference from Exhibit 5.1 and Exhibit 8.1)					X
24.1	Power of Attorney (included on signature page)					X
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture Note					X

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